098888\0048\00067\959MAQA5.AGR



098888\0048\00067\959MAQA5.AGR
                                                   CONFORMED COPY









AMENDED AND RESTATED CREDIT AGREEMENT



Dated as of September 29, 1995


among


ANNTAYLOR, INC.,
as Borrower


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION

FLEET BANK, NATIONAL ASSOCIATION,
as Co-Agents


THE FINANCIAL INSTITUTIONS
FROM TIME TO TIME PARTY HERETO

BA SECURITIES, INC.
as Arranger

and


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Agent


$150,000,000






                       TABLE OF CONTENTS



ARTICLE I

                          Definitions                           1

     1.01.     Certain Defined Terms                            1
     1.02.     Computation of Time Periods                     23
     1.03.     Accounting Terms                                23
     1.04.     Other Definitional Provisions                   23

ARTICLE II

                   Amounts and Terms of Loans                  23

     2.01.  The Term Loan Facility                             23

          (a)  Amount of the Term Loan                         23
          (b)  Notice of Borrowing                             24
          (c)  Making of Loans                                 24
          (d)  Amount of Term Loans                            24
          (e)  Loan Accounts; Term Notes                       25
          (f)  Repayment of Term Loans                         25
          (g)  No Change of Term Loan Provisions               25

     2.02.     The Revolving Loan Facility                     25

          (a)  Availability                                    25
          (b)  Notice of Borrowing                             26
          (c)  Making of Loans                                 27
          (d)  Loan Accounts                                   27
          (e)  Termination or Reduction of Revolving Loan
Commitments     27
          (f)  Extension of Revolving Loan Commitments         28
          (g)  Repayment of Revolving Loans                    28

     2.03.     Interest on the Loans                           28

          (a)  Rate of Interest                                28
          (b)  Interest Payments                               30
          (c)  Conversion or Continuation                      30
          (d)  Default Interest                                31
          (e)  Computation of Interest                         31
          (f)  Changes; Legal Restrictions                     31

     2.04.     Fees                                            32

          (a)  Fees to Bank of America                         32
          (b)  Commitment Fee                                  32
          (c)  Agency Fee                                      33
          (d)  Letter of Credit Fees                           33
          (e)  Amendment Fee                                   33
          (f)  Payment of Fees                                 33

     2.05.     Prepayments                                     34

          (a)  Voluntary Prepayments                           34
          (b)  Mandatory Commitment Reductions; Mandatory
Prepayments     34
          (c)  Treatment of Term Loans                         35

     2.06.     Payments                                        36

          (a)  Manner and Time of Payment                      36
          (b)  Apportionment of Payments                       36
          (c)  Payments on Non-Business Days                   37
          (d)  Payments by Lenders to the Agent                38

     2.07.     Interest Periods                                38
     2.08.     Special Provisions Governing Eurodollar Rate
               Loans                                           39

          (a)  Determination of Interest Rate                  39
          (b)  Interest Rate Unascertainable, Inadequate or
Unfair     39
          (c)  Illegality                                      39
          (d)  Compensation                                    40
          (e)  Quotation of Eurodollar Rate                    41
          (f)  Booking of Eurodollar Rate Loans                41

     2.09.     Taxes                                           41
     2.10.     Increased Capital                               44
     2.11.     Use of Proceeds of the Loans                    45
     2.12.     Authorized Officers of the Borrower             45
     2.13.     Replacement of Lender in Event of Adverse
               Condition                                       45

ARTICLE III

                       Letters of Credit                       46

     3.01.     Obligation to Issue                             46
     3.02.     Types and Amounts                               46
     3.03.     Conditions                                      47
     3.04.     Issuance of Letters of Credit                   47
     3.05.     Reimbursement Obligations; Duties of the
               Issuing Bank                                    49
     3.06.     Participations                                  51
     3.07.     Payment of Reimbursement Obligations            52
     3.08.     Compensation for Letters of Credit              53

          (a)  Letter of Credit Fees                           53
          (b)  Issuing Bank Charges                            54

     3.09.     Indemnification; Exoneration                    54

ARTICLE IV

           Conditions To Loans and Letters of Credit           55

     4.01.     Conditions Precedent to the Initial Funding     55

          (a)  Certain Documents and Other Items               55
          (b)  Fees and Expenses Paid                          57

     4.02.     Conditions Precedent to all Loans and Letters
               of Credit                                       57

          (a)  Notice of Borrowing                             57
          (b)  Additional Matters                              57
          (c)  Supplemental Documentation                      58

ARTICLE V

                 Representations and Warranties                58

     5.01.     Representations and Warranties on the Initial
               Funding Date                                    58

          (a)  Organization; Corporate Powers                  58
          (b)  Authority                                       59
          (c)  No Conflict                                     59
          (d)  Governmental Consents                           60
          (e)  Governmental Regulation                         60
          (f)  Financial Position                              60
          (g)  Permitted Indebtedness                          60
          (h)  Litigation; Adverse Effects                     60
          (i)  No Material Adverse Change                      61
          (j)  Payment of Taxes                                61
          (k)  Material Adverse Agreements                     61
          (l)  Securities Activities                           61
          (m)  Disclosure                                      61
          (n)  Patents, Trademarks, Permits, Etc               62
          (o)  Environmental Matters                           62
          (p)  ERISA                                           62
          (q)  Net Worth                                       63

     5.02.     Subsequent Funding Representations and
               Warranties                                      63

ARTICLE VI

                      Reporting Covenants                      63

     6.01.     Financial Statements                            63

ARTICLE VII

                     Affirmative Covenants                     66

     7.01.     Corporate Existence, Etc                        66
     7.02.     Corporate Powers, Etc                           67
     7.03.     Compliance with Laws                            67
     7.04.     Payment of Taxes and Claims                     67
     7.05.     Maintenance of Properties; Insurance            67
     7.06.     Inspection of Property; Books and Records;
               Discussions                                     67
     7.07.     Labor Matters                                   68
     7.08.     Maintenance of Permits                          68
     7.09.     ERISA                                           68
     7.10.     Distribution Center Financing; Lease
               Financing                                       68
     7.11.     UCC Searches                                    69

ARTICLE VIII

                       Negative Covenants                      69

     8.01.     Indebtedness                                    69
     8.02.     Sales of Assets; Liens                          70

          (a)  Sales                                           70
          (b)  Liens                                           71

     8.03.     Investments                                     71
     8.04.     Accommodation Obligations                       72
     8.05.     Restricted Payments                             73
     8.06.     Conduct of Business                             73
     8.07.     Transactions with Affiliates                    74
     8.08.     Restriction on Fundamental Changes              74
     8.09.     ERISA                                           74
     8.10.     Sales and Leasebacks                            75
     8.11.     Subordinated Indebtedness                       75

          (a)  No Change                                       75
          (b)  Notices                                         76

     8.12.     Margin Regulations                              76
     8.13.     Change of Fiscal Year                           76
     8.14.     Subsidiaries                                    76
     8.15.     Capital Expenditures                            76

ARTICLE IX

                      Financial Covenants                      77

     9.01.     Minimum Net Worth                               77
     9.02.     Funded Debt to Total Capitalization Ratio       78
     9.03.     Minimum Fixed Charge Coverage Ratio             78

ARTICLE X

             Events of Default; Right and Remedies             78

     10.01.    Events of Default                               78

          (a)  Failure to Make Payments When Due               78
          (b)  Breach of Certain Covenants                     78
          (c)  Breach of Representation or Warranty            79
          (d)  Other Defaults                                  79
          (e)  Default as to Other Indebtedness                79
          (f)  Involuntary Bankruptcy; Appointment of Receiver,
Etc   79
          (g)  Voluntary Bankruptcy; Appointment of Receiver, Etc
80
          (h)  Judgments and Attachments                       80
          (i)  Dissolution                                     80
          (j)  Collateral Documents; Failure of Security or
Subordination   80
          (k)  Change in Control                               81
          (l)  ERISA Liabilities                               81

     10.02.    Rights and Remedies                             81

          (a)  Acceleration                                    81
          (b)  Deposit for Letters of Credit                   81
          (c)  Rescission                                      82

ARTICLE XI

                           The Agent                           82

     11.01.    Appointment and Authorization                   82
     11.02.    Delegation of Duties                            83
     11.03.    Liability of Agent                              83
     11.04.    Reliance by Agent                               83
     11.05.    Notice of Default                               84
     11.06.    Credit Decision                                 84
     11.07.    Indemnification                                 85
     11.08.    Agent in Individual Capacity                    85
     11.09.    Successor Agent                                 86
     11.10.    The Arranger                                    86
     11.11.    Co-Agents                                       86
     11.12.    Collateral Matters                              86
     11.13.    Relations Among Lenders                         87

ARTICLE XII

                         Miscellaneous                         87

     12.01.    Assignments and Participations                  87
     12.02.    Assignments to Federal Reserve Banks            91
     12.03.    Expenses                                        92

          (a)  Generally                                       92
          (b)  After Default                                   92

     12.04.    Indemnity                                       92
     12.05.    Change in Accounting Principles                 93
     12.06.    Setoff                                          94
     12.07.    Ratable Sharing                                 94
     12.08.    Amendments and Waivers                          95
     12.09.    Independence of Covenants                       96
     12.10.    Notices                                         96
     12.11.    Survival of Warranties and Agreements           97
     12.12.    Failure or Indulgence Not Waiver; Remedies
               Cumulative                                      97
     12.13.    Marshalling; Recourse to Security; Payments
               Set Aside                                       97
     12.14.    Severability                                    97
     12.15.    Headings                                        97
     12.16.    Governing Law                                   97
     12.17.    Successors and Assigns                          97
     12.18.    Consent to Jurisdiction and Service of
               Process; Waiver of Jury Trial                   98
     12.19.    Effect of Amendment and Restatement             98
     12.20.    Counterparts; Effectiveness; Inconsistencies    99

                            EXHIBITS


Exhibit 2.01             --   Form of Notice of Borrowing

Exhibit 2.01(e)          --   Form of Term Note

Exhibit 2.03             --   Form of Notice of Conversion/
                              Continuation

Exhibit 4.01(a)(iii) (A) --   Form of Borrower Pledge Agreement

Exhibit 4.01(a)(iii)(B)  --   Form of Trademark Assignment

Exhibit 4.01(a)(iv)      --   Form of ATSC Guaranty

Exhibit 4.01(a)(v)       --   Form of ATSC Pledge Agreement

Exhibit 4.01(a)(x)       --   Form of Opinion of Skadden, Arps,
Slate, Meagher & Flom

Exhibit 6.01(d)(i)       --   Form of Compliance Certificate

Exhibit 6.01(d)(ii)      --   Form of Pricing Ratio Certificate

Exhibit 12.01            --   Form of Assignment and Acceptance


                           SCHEDULES


Schedule 1.01(a)         --        Lending Offices

Schedule 1.01(b)         --        Commitments

Schedule 3.01            --        Existing Letters of Credit

Schedule 4.01            --        UCC Filing Jurisdictions

Schedule 8.02(b)         --        Permitted Existing Liens




             AMENDED AND RESTATED CREDIT AGREEMENT


          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 29, 1995 (as amended, supplemented or modified from time to time, this "Agreement"), among ANNTAYLOR, INC., a Delaware corporation (the "Borrower"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and FLEET BANK, NATIONAL ASSOCIATION, as Co-Agents (the "Co-Agents") and each other Person signatory hereto as a Lender or which from time to time becomes a Lender party hereto in accordance with Section 12.01(a) (together with its respective successors and assigns, individually, a "Lender" and, collectively, the "Lenders"), BA SECURITIES, INC., as Arranger (the "Arranger") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION in its separate capacity as administrative agent for the Lenders hereunder (in such capacity, the "Agent").

                      W I T N E S S E T H:

          WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement;

          NOW, THEREFORE, the parties hereto hereby agree that on the Initial Funding Date, the Existing Credit Agreement will be amended and restated in its entirety as follows:


                           ARTICLE I

                          Definitions


     1.01.   Certain Defined Terms.

     The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

          "Accommodation Obligation", as applied to any Person, shall mean any contractual obligation, contingent or otherwise, of that Person with respect to any Indebtedness or other obligation or liability of another, including any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

          "Affiliate", as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with), as applied to any Person, means the possession, directly or indirectly, of the power to vote 5% or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise; provided that no financial institution, mutual fund or investment banking firm shall be an Affiliate of the Borrower unless it owns, directly or indirectly, at least 20% of such Securities of the Borrower.

          "Agent" shall have the meaning ascribed to such term in the preamble and shall include any successor Agent appointed pursuant to Section 11.09.

          "Agent-Related Person" shall mean Bank of America and any successor agent pursuant to Section 11.09, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's Payment Office" shall mean the address for payments set forth on the signature page hereto relating to the Agent or such other address as the Agent may from time to time specify in accordance with Section 12.10.

          "Agreement" shall have the meaning ascribed to such term in the preamble hereto.

          "Applicable Lending Office" shall mean, with respect to each Lender, such Lender's Domestic Lending Office, in the case of a Base Rate Loan, and such Lender's Eurodollar Lending Office, in the case of a Eurodollar Rate Loan.

          "Arranger" shall have the meaning ascribed to such term in the preamble.

          "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit 12.01 (with blanks appropri ately filled in) delivered to the Agent and the Borrower in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.01.

          "ATSC" shall mean AnnTaylor Stores Corporation, a
Delaware corporation.

          "ATSC Guaranty" shall mean the Amended and Restated Guaranty dated as of the Initial Funding Date substantially in the form of, and on the terms set forth in, Exhibit 4.01(a)(iv), as the same may be amended, supplemented or otherwise modified from time to time.

          "ATSC Pledge Agreement" shall mean the Amended and Restated Security and Pledge Agreement dated as of the Initial Funding Date substantially in the form of, and on the terms set forth in, Exhibit 4.01(a)(v), as the same may be amended, modified or otherwise modified from time to time.

          "Bank of America" shall mean Bank of America National
Trust and Savings Association, a national banking association.

          "Bankruptcy Code" shall mean Title 11 of the United
States Code (11 U.S.C 101 et seq.), as amended from time to time, or any successor statute.

          "Base Rate" shall mean, for any day a fluctuating interest rate per annum equal to the higher of (a) the Reference
Rate in effect on such day and (b) the sum of the Federal Funds
Rate plus 0.50%.

          "Base Rate Loans" shall mean all Loans outstanding which bear interest at a rate determined by reference to the Base
Rate as provided in Section 2.03.

          "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer
Plan) in respect of which the Borrower or an ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

          "Borrower" shall have the meaning ascribed to such term in the preamble hereto.

          "Borrower Pledge Agreement" shall mean the Amended and Restated Security and Pledge Agreement dated as of the Initial Funding Date substantially in the form of, and on the terms set forth in, Exhibit 4.01(iii)(A), as the same may be amended, supplemented or otherwise modified from time to time.

          "Borrowing" shall mean, except as otherwise provided in
Section 2.08(c)(ii), a borrowing consisting of Loans of the same type, having the same Interest Period and made on the same day by the Revolving Loan Lenders or the Term Loan Lenders, as the case may be.

          "Business Day" shall mean (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of California, or is a day on which banking institutions located in either of those states are required or authorized by law or other governmental action to close and (b) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in the London interbank market.

          "Capital Expenditures" shall mean, for any period, on a consolidated basis for the Borrower and its Restricted Subsidiaries, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Leases (except any capitalized interest) which is capitalized on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries) made by the Borrower or any Restricted Subsidiary during such period that, in conformity with GAAP, are required to be included in or reflected by property, plant or equipment, licenses and permits, or other similar fixed asset accounts as reflected in such balance sheet (including expenditures for equipment purchased simultaneously with the tradein of existing equipment owned by the Borrower or any such Restricted Subsidiary to the extent the gross amount of such purchase price exceeds the book value of the equipment being traded in, but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds or condemnation awards).

          "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal, or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Cash Equivalents" shall mean (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Requisite Lenders) and not listed in Credit Watch published by S&P; (c) commercial paper, other than commercial paper issued by the Borrower or any Subsidiary of the Borrower or any of their Affiliates, maturing no more than 90 days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then the highest rating from other nationally recognized rating services acceptable to the Requisite Lenders); and (d) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within 90 days after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000.

          "Cash Interest Expense" shall mean, for any period, all Interest Expense for such period payable in cash.

          "CAT Joint Venture" shall mean the joint venture entered into between the Borrower, Cygne Designs, Inc., Cygne
Design F.E., Limited, CAT US Inc. and C.A.T. (Far East) Ltd. in accordance with the CAT Joint Venture Agreement.

          "CAT Joint Venture Agreement" shall mean (a) the agreement dated July 13, 1993 among the Borrower, Cygne Designs, Inc., Cygne Design F.E., Limited, CAT US Inc. and C.A.T. (Far
East) Ltd., as from time to time amended or modified and (b) any agreement related to the CAT Joint Venture replacing the agreement referred to in clause (a).

          "Change in Control" shall have the meaning ascribed to such term in the Subordinated Note Indenture.

          "Claim" shall mean any claim or demand, by any Person, of whatsoever kind or nature for any actual or alleged
Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

          "Cleandown Period" shall have the meaning ascribed to such term in Section 2.02(a)(v).

          "Cleandown" shall have the meaning ascribed to such term in Section 2.02(a)(v).

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall mean all property and interests in property now owned or hereafter acquired in or upon which a security interest, pledge, lien or mortgage is granted or of which a collateral assignment is made under the Collateral Documents.

          "Collateral Documents" shall mean the ATSC Guaranty, the ATSC Pledge Agreement, the Borrower Pledge Agreement and the Trademark Assignment, any mortgage delivered pursuant to Section 7.10, and any other document creating in favor of the Agent a security interest in any property as security for the Obligations, as any of the foregoing may be amended, supplemented or otherwise modified from time to time.

          "Commercial Letter of Credit" shall mean any Letter of Credit which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower in the ordinary course of its business.

          "Commission" shall mean the Securities and Exchange
Commission.

          "Commitment" shall mean, with respect to each Lender as the context may require, (a) the amount set out opposite such Lender's name under the heading "Total Commitment" in Schedule 1.01(b) or assigned to it in accordance with Section 12.01(a), as such amount may be reduced or otherwise adjusted from time to time pursuant to the terms of this Agreement or (b) the obligation of such Lender to make Loans hereunder and participate in Letters of Credit up to the amount specified in the immediately preceding clause (a), and "Commitments" shall mean the aggregate amount of the Commitments of all Lenders.

          "Commitment Letter" shall mean the letter dated
September 19, 1995 from Bank of America and the Arranger to the Borrower.

          "Common Stock" shall mean the common stock of ATSC the par value of which is set forth in ATSC Certificate of Incorpora tion, as such certificate may be amended, restated or otherwise modified from time to time.

          "Compliance Certificate" shall mean a certificate in substantially the form of Exhibit 6.01(d)(i) delivered to the Agent by Borrower pursuant to Section 6.01(d)(i) and covering the Borrower's compliance with the covenants contained in Article IX and certain of the covenants contained in Article VIII.

          "Contaminant" shall mean any pollutant, hazardous substance, hazardous chemical, toxic substance, hazardous waste or special waste, as those terms are defined in federal, state or local laws and regulations, radioactive material, petroleum, including crude oil or any petroleum-derived substance, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including polychlorinated biphenyls and asbestos.

          "Contractual Obligation", as applied to any Person, shall mean any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including any restrictive covenant affecting such Person or any of its properties).

          "Credit Facility" shall mean the loan and letter of credit facility provided to the Borrower pursuant to this Agreement.

          "Current Assets" shall mean, as at any date of determination, the consolidated assets of the Borrower and its Restricted Subsidiaries which may properly be classified as current assets in conformity with GAAP.

          "Current Liabilities" shall mean, as at any date of determination, the consolidated liabilities of the Borrower and its Restricted Subsidiaries which may properly be classified as current liabilities in conformity with GAAP.

          "Customary Permitted Liens" shall mean

          (a) Liens (other than Environmental Liens and any Lien imposed under ERISA) for claims, taxes, assessments or charges of any Governmental Authority not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (b) statutory Liens of landlords, bankers, carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA or any Environmental Lien) imposed by law, arising in the ordinary course of business and for amounts which (i) are not yet due, (ii) are not more than 30 days past due as long as no notice of default has been given or other action taken to enforce such Liens, or (iii)(A) are not more than 30 days past due and a notice of default has been given or other action taken to enforce such Liens, or (B) are more than 30 days past due, and, in the case of clause (A) or (B), are being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure of such Liens and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (c) Liens (other than any Lien imposed under ERISA or any Environmental Lien) incurred or deposits made in the ordinary course of business (including surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of employment benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

          (d) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, rights of landlords, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property, which do not materially interfere with the ordinary conduct of the business of the Borrower; and

          (e) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

          "Distribution Center" shall mean the new distribution center, fulfillment facility and related systems and equipment, to be built, purchased or leased by the Borrower for the purpose of replacing the Borrower's existing distribution facilities.

          "Distribution Center Financing" shall mean a financing transaction in which the Borrower or any Restricted Subsidiary shall incur Indebtedness secured by a mortgage on the Distribution Center and shall receive at least $5,000,000 in cash proceeds of such Indebtedness.

          "DOL" shall mean the United States Department of Labor and any successor department or agency.

          "Dollars" and "$" shall mean the lawful money of the United States of America.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" in Schedule 1.01(a) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "EBITDA" shall mean, for any period, the sum of the amounts for such period, of (a) Net Income, plus (b) to the extent Net Income is reduced thereby (i) all charges for amortization of intangibles and depreciation, (ii) Interest Expense, (iii) income tax expense and (iv) extraordinary losses, minus (c) extraordinary gains (net of taxes).

          "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States of America; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender,
(ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; and (d) any Person that in the ordinary course of business extends credit or purchases loans of a character substantially similar to the Loans.

          "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (a) any liability of the Borrower or any Subsidiary of the Borrower under federal or state environmental laws or regulations, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate" shall mean any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Borrower or any of its Subsidiaries, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with the Borrower or any of its Subsidiaries, and (c) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as the Borrower or any of its Subsidiaries, any corporation described in clause (a) above or any partnership or trade or business described in clause (b) above.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" in Schedule 1.01(a) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify by written notice to the Borrower and the Agent.

          "Eurodollar Rate" shall mean, with respect to any Interest Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum obtained by dividing (a) the rate of interest notified to the Agent by the Reference Bank at which deposits in Dollars for such Interest Period would be offered by the Reference Bank to major banks in the London eurodollar interbank market at approximately 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period, by (b) a percentage equal to 1 minus the Eurodollar Reserve Percentage.

          "Eurodollar Rate Loans" shall mean those Loans outstanding which bear interest at a rate determined by reference to the Eurodollar Rate as provided in Section 2.03.

          "Eurodollar Reserve Percentage" shall mean with respect to any Interest Period for any Eurodollar Rate Loan, that percent age (expressed as a decimal rounded upwards to the nearest 1/100%) which is in effect on the date the Eurodollar Rate for such Interest Period is determined as prescribed by the Federal Reserve Board, for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System with deposits exceeding $5,000,000,000 in respect of "Eurocurrency liabilities" having a term equal to such Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

          "Event of Default" shall mean any of the occurrences set forth in Section 10.01 after the expiration of any applicable grace period expressly provided therein.

          "Existing Credit Agreement" means the Credit Agreement dated as of July 29, 1994 among AnnTaylor, Inc., Bank of America and Fleet Bank, National Association, as Co-Agents, BA
Securities, Inc., as Arranger, Bank of America, as Agent, and the financial institutions party thereto, as amended.

          "Existing Letter of Credit" shall mean each Letter of Credit identified in Schedule 3.01.

          "FDIC" shall mean the Federal Deposit Insurance
Corporation or any successor thereto.

          "Federal Funds Rate" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Federal Reserve Board" shall mean the Board of Gover nors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

          "Fee Letter" shall mean the fee letter dated
September 19, 1995 between the Borrower and Bank of America.

          "Final Maturity Date" shall mean July 29, 1998, as such date may be extended pursuant to Section 2.02(f).

          "Fiscal Year" shall mean the fiscal year of the Borrower, which shall be the twelve-month period ending on the Saturday closest to January 31 in each year or such other period as the Borrower may designate and the Requisite Lenders may approve in writing. A Fiscal Year ending in January or February, as the case may be, of any calendar year shall have the numerical designation of the prior calendar year.

          "Fixed Charge Coverage Ratio" shall mean, for any period, the quotient obtained by dividing (a) EBITDA by (b) the sum of (i) Capital Expenditures paid or payable during such period, plus (ii) scheduled payments made during such period for principal on Indebtedness excluding any payment made upon termination of a Receivables Transaction plus (iii) Cash Interest Expense during such period plus (iv) income tax expense during such period.

          "Funded Debt" shall mean, as at any date of determina tion, all Indebtedness then outstanding (a) for the principal of Loans under this Agreement and (b) for money borrowed or under any debt Securities issued by ATSC, the Borrower or any Restricted Subsidiary (whether or not subordinated, and specifically including the Subordinated Notes).

          "Funding Date" shall mean the date of borrowing any Loan.

          "GAAP" shall mean generally accepted accounting princi ples set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" shall mean any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Indebtedness", as applied to any Person, shall mean any obligation for the payment of money which is a Contractual Obligation, and shall include, but without duplication, (a) all indebtedness, obligations or other liabilities of such Person for borrowed money or under any debt Securities, whether or not subordinated, (b) all obligations with respect to redeemable stock and redemption or repurchase obligations under any equity securities or profit payment agreements, (c) all reimbursement obligations and other liabilities of such Person with respect to letters of credit issued for such Person's account, (d) all obligations of such Person to pay the purchase price of property or services, except trade payables incurred by such Person in the ordinary course of business as presently conducted, (e) all obligations in respect of Capital Leases of such Person, (f) all Accommodation Obligations of such Person, (g) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by or are a personal liability of such Person, all as of such time, and (h) all indebtedness, obligations or other liabilities in respect of Interest Rate Contracts and foreign currency exchange agreements.

          "Initial Funding" shall mean the funding of Loans on the Initial Funding Date.

          "Initial Funding Date" shall mean the date (on or before October 15, 1995) on which all conditions precedent set forth in Section 4.01 have been satisfied or waived.

          "Initial Loans" shall have the meaning ascribed to such term in Section 4.01.

          "Interest Expense" shall mean, for any period for ATSC, the Borrower and its Restricted Subsidiaries on a consolidated basis, total consolidated interest expense, whether paid or accrued (including any amortization of discount and the interest component of Capital Leases), for such period, including to the extent included in interest expense, all commissions, discounts and other fees and charges owed with respect to the letters of credit, the fees payable under this Agreement and net costs under Interest Rate Contracts, all as determined in conformity with GAAP, plus (without duplication) all capitalized interest.

          "Interest Payment Date" shall mean with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of an Interest Period of six months or longer, "Interest Payment Date" shall also include each date that is a three-month anniversary of the first day of such Interest Period.

          "Interest Period" shall have the meaning ascribed to such term in Section 2.07.

          "Interest Rate Contracts" shall mean interest rate exchange, collar, cap or similar agreements providing interest rate protection, entered into by the Borrower or ATSC.

          "Investment" shall mean, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Indebtedness and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to that Person in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.

          "Investor Group" shall mean Merrill Lynch Capital
Partners, Inc. and its Affiliates.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time hereafter, and any successor statute.

          "IRS" shall mean the Internal Revenue Service of the United States or any Governmental Authority succeeding to the functions thereof.

          "Issuing Bank" shall mean Bank of America, BankAmerica
International or any other Lender mutually acceptable to the Agent and the Borrower.

          "Lease Financing" shall mean one or more financing transactions (including sales and leasebacks) in which the Borrower or any Restricted Subsidiary shall incur Indebtedness secured by materials handling equipment, computer equipment and/or store furniture and fixtures.

          "Lender" shall have the meaning ascribed to such term in the preamble and shall include Bank of America, in its individual capacity, the Issuing Bank and each Person which at any time becomes a Lender pursuant to Section 12.01(a).

          "Letter of Credit" shall mean any Commercial Letter of Credit or any Standby Letter of Credit issued by the Issuing Bank for the account of the Borrower pursuant to Article III and includes each Existing Letter of Credit.

          "Letter of Credit Fee" shall have the meaning ascribed to such term in Section 2.04(d).

          "Letter of Credit Obligations" shall mean, at any particular time, the sum of (a) Reimbursement Obligations and (b) the aggregate maximum amount then available for drawing under the Letters of Credit.

          "Level I Status" exists at any date if the Pricing
Ratio on such date is less than 2.00 to 1.00.

          "Level II Status" exists at any date if the Pricing
Ratio on such date is greater than or equal to 2.00 to 1.00 but less than 3.00 to 1.00.

          "Level III Status" exists at any date if the Pricing
Ratio on such date is greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00.

          "Level IV Status" exists at any date if the Pricing
Ratio on such date is greater than or equal to 3.50 to 1.00 but less than 4.25 to 1.00.

          "Level V Status" exists at any date if the Pricing
Ratio on such date is greater than or equal to 4.25 to 1.00.

          "Liabilities and Costs" shall mean all liabilities, claims, obligations, responsibilities, losses, damages, punitive damages, consequential damages, treble damages, charges, costs and expenses (including attorney's, expert's and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), Environmental Lien, security agreement or transfer intended as security, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than a financing statement filed pursuant to Section 9-408 of the Uniform Commercial Code not intended as security).

          "Loan Documents" shall mean this Agreement, the Collateral Documents and the Letters of Credit and all other agreements delivered to the Agent, the Issuing Bank or any Lender by or on behalf of the Borrower in satisfaction of the requirements of this Agreement.

          "Loans" shall mean, collectively, the Term Loans and the Revolving Loans.

          "Margin Stock" shall have the meaning ascribed to such term in Regulation G and Regulation U.

          "Material Adverse Effect" shall mean, with respect to the Borrower or ATSC, a material adverse effect upon the business, assets or other properties, liabilities or condition (financial or otherwise), results of operations or prospects of the Borrower and its Restricted Subsidiaries taken as a whole or ATSC and its Subsidiaries taken as a whole, as the case may be, upon the ability of the Borrower to repay the Loans, or upon the benefits provided to the Agent or the Lenders under the Collateral Documents.

          "Maximum Revolving Loan Amount" shall mean, at any time, (a) the Revolving Loan Commitments at such time (as reduced pursuant to Section 2.02(e) and 2.05) less (b) the sum of (i) the then aggregate outstanding Letter of Credit Obligations and (ii) if applicable, the amount of any Cleandown.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six years was, contributed to by either the Borrower or any ERISA Affiliate.

          "Net Income" shall mean, for any period on a consolidated basis for ATSC, the Borrower and its Restricted Subsidiaries, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries for such period taken as a single accounting period, after adding or deducting the amount of any extraordinary gain and extraordinary loss net of taxes, determined in conformity with GAAP.

          "Net Worth" shall mean, as at any date of determi nation, the amount by which (a) the total consolidated assets of ATSC, the Borrower and its Restricted Subsidiaries exceed (b) the total consolidated liabilities of ATSC, the Borrower and its Restricted Subsidiaries, as determined in conformity with GAAP but excluding, for purposes of this definition, unrealized foreign exchange translation gains and losses from Investments in foreign Subsidiaries.

          "Non-U.S. Lender" shall have the meaning ascribed to such term in Section 2.09(e).

          "Notice of Borrowing" shall mean, with respect to a proposed Borrowing pursuant to Section 2.01(b) or 2.02(b), a notice substantially in the form of Exhibit 2.01.

          "Notice of Conversion/Continuation" shall mean, with respect to a proposed conversion or continuation of a Loan pursuant to Section 2.03(c), a notice substantially in the form of Exhibit 2.03.

          "Obligations" shall mean the principal of and all interest on all Loans and Reimbursement Obligations, all fees, expense reimbursements, taxes, compensation and indemnities payable by the Borrower to the Agent, the Issuing Bank, or any Lender pursuant to this Agreement and all other present and future Indebtedness and other liabilities of the Borrower owing to the Agent, the Issuing Bank, any Lender, or any Person entitled to indemnification pursuant to Section 12.04, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement, any other Loan Document, or any Interest Rate Contract, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however arising.

          "Operating Lease" shall mean, as applied to any Person, any lease of any Property by that Person as lessee which is not a Capital Lease.

          "Other Taxes" shall have the meaning ascribed to such term in Section 2.09(b).

          "PBGC" shall mean the Pension Benefit Guaranty Corpora tion and any Person succeeding to the functions thereof.

          "Permits" shall mean any permit, approval, consent, authorization, license, variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Existing Liens" shall mean the Liens on any Property, other than any Environmental Liens, reflected on
Schedule 8.02(b).

          "Person" shall mean any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

          "Plan" shall mean an employee benefit plan defined in
Section 3(3) of ERISA in respect of which either the Borrower or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

          "Potential Event of Default" shall mean an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

          "Prepayment Acceptance Amount" shall mean, with respect to each Term Loan Lender in connection with any Specified Prepayment Event, the maximum principal amount of such Lender's Term Loan that such Lender wishes to be subject to prepayment, as indicated in the applicable Prepayment Offer Response Notice of such Lender.

          "Prepayment Amount" shall mean, with respect to any Specified Prepayment Event, the amount of net proceeds allocated pursuant to Section 2.05(a) or 2.05(b) to the prepayment of Term
Loans in connection with such Specified Prepayment Event.

          "Prepayment Offer Notice" shall mean a written notice
(i) offering to prepay, on a specified date no less than 10 nor more than 14 days after the date thereof (the "Specified Prepayment Date"), the Term Loans in an aggregate amount equal to the Prepayment Amount, (ii) requesting each Term Loan Lender to respond to such offer by delivering to the Agent and the Borrower a Prepayment Offer Response Notice no later than four Business Days prior to the Specified Prepayment Date, and (iii) informing each such Lender that the failure by such Lender to deliver a Prepayment Offer Response Notice on or before the fourth Business Day prior to the Specified Prepayment Date shall be deemed to be a rejection of such offer by such Lender.

          "Prepayment Offer Response Notice" shall mean a written notice to the Agent and the Borrower in response to a Prepayment Offer Notice, pursuant to which the Term Loan Lender delivering such notice states whether such Lender accepts or rejects the Borrower's offer to prepay Term Loans contained in such Prepayment Offer Notice, and, if such offer is accepted, states the maximum principal amount of such Lender's Term Loan which such Lender wishes to be subject to prepayment.

          "Prepayment Pro Rata Amount" shall mean, with respect to each Term Loan Lender in connection with any Specified
Prepayment Event, such Lender's Pro Rata Term Loan Share of the associated Prepayment Amount.

          "Prepayment Share" shall mean, with respect to each Term Loan Lender in connection with any Specified Prepayment
Event, the lesser of its Prepayment Acceptance Amount and its Prepayment Pro Rata Amount.

          "Pricing Ratio" shall mean, during any fiscal quarter, the ratio of (i) Funded Debt as of the last day of the immediately preceding fiscal quarter to (ii) EBITDA for the four consecutive fiscal quarters ending with such immediately preceding fiscal quarter. Changes in the Pricing Ratio indicated by a Pricing Ratio Certificate shall become effective on the first day of the fiscal quarter following the fiscal quarter in respect of which such Pricing Ratio Certificate is delivered; provided, however, that (a) if any payment of interest, commitment fee or Letter of Credit Fee is made during the period between the first day of a fiscal quarter and the date which is five Business Days after the date of delivery of the Pricing Ratio Certificate for the immediately preceding fiscal quarter, such payment shall be tentatively calculated on the basis of the Pricing Ratio in effect during such immediately preceding fiscal quarter until the Pricing Ratio is adjusted upon delivery of such Pricing Ratio Certificate and (b) in the event that no Pricing Ratio Certificate has been delivered for a fiscal quarter prior to the last day of the next succeeding fiscal quarter, Level V Status shall be presumed to exist until delivery of such Pricing Ratio Certificate. Changes in the rates of calculation of interest, commitment fee or Letter of Credit Fee resulting from the operation of either of clauses (a) or (b) above for any fiscal quarter shall be given effect through adjustments to the next payments to be made of interest, commitment fee or Letter of Credit Fee, as the case may be, so as to give effect to such changes retroactively to the beginning of such fiscal quarter.

          "Pricing Ratio Certificate" shall have the meaning given to such term in Section 6.01(d)(ii).

          "Property" shall mean with respect to any Person, any real or personal property, plant, building, facility, structure, equipment or unit, or other asset (tangible or intangible) owned, leased or operated by such Person.

          "Pro Rata Revolving Loan Share" shall mean, at any particular time and with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the then amount of such Lender's Revolving Loan Commitment (or, if the Revolving Loan Commitments have been terminated, such Lender's Revolving Loan Commitment as in effect immediately prior to such termination) and the denominator of which shall be the then aggregate amount of all Revolving Loan Commitments (or, if the Revolving Loan Commitments have been terminated, the aggregate amount of all Revolving Loan Commitments as in effect immediately prior to such termination).

          "Pro Rata Share" shall mean, at any particular time and with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the then amount of such Lender's Commitment (or, if the Commitments have been terminated, such Lender's Commitment as in effect immediately prior to such termination) and the denominator of which shall be the then aggregate amount of all Commitments (or, if the Commitments have been terminated, the aggregate amount of all Commitments as in effect immediately prior to such termination).

          "Pro Rata Term Loan Share" shall mean, at any particular time and with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the then amount of such Lender's Term Loan Commitment (or, if the Term Loans have been made, the outstanding principal amount of such Lender's Term Loan) and the denominator of which shall be the then aggregate amount of all Term Loan Commitments (or, if the Term Loans have been made, the aggregate outstanding principal amount of all Term Loans).

          "Receivables" shall mean and include all of the Borrower's presently existing and hereafter arising or acquired right, title and interest in and to (a) any rights to payment (the "Pool Receivables") from any Person (an "Obligor") whether constituting an account, chattel paper, instrument or a general intangible, arising under revolving credit card accounts established pursuant to contracts (the "Contracts") between the Borrower and each Obligor pursuant to which indebtedness may arise for the purchase of goods, including rights to payment of any interest or finance charges and other obligations of such Obligors with respect thereto, (b) all rights to, but not obligations under, all Contracts, (c) all rights in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to any Pool Receivable, (d) all other security interests or liens and property subject thereto from time to time purporting to secure payment of a Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise, (e) all UCC financing statements covering any collateral securing payment of any Pool Receivables, (f) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Pool Receivable whether pursuant to the contract related to such Pool Receivable or otherwise, (g) all monies due or to become due with respect thereto, (h) all books and records related to any of the foregoing, and (i) all proceeds thereof (as defined in the Uniform Commercial Code) including funds received from or on behalf of the Obligors in payment of any amounts owed (including finance charges, interest and all other charges) in respect of the Pool Receivables or are applied to such amounts owed by the Obligors (including insurance payments to be applied to amounts owed in respect of any Pool Receivable).

          "Receivables Transaction" shall mean (a) the transaction contemplated by that certain Receivables Financing Agreement, dated as of January 27, 1994 among AnnTaylor Funding, Inc., the Borrower, Clipper Receivables Corporation, State Street Boston Capital Corporation and PNC Bank, National Association and the other documents relating thereto (the "1994 Receivables Transaction") and (b) any other similar transaction replacing the 1994 Receivables Transaction; provided the terms and conditions of such other transaction are on substantially the same terms as the transaction described in clause (a) or are satisfactory to the Requisite Lenders (whose approval shall not be unreasonably withheld or delayed).

          "Reference Bank" shall mean Bank of America.

          "Reference Rate" shall mean the rate of interest publicly announced from time to time by Bank of America in San Francisco, California, as its reference rate. It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate shall take effect at the opening of business on the date specified in the public announcement of such change.

          "Register" shall have the meaning ascribed to such term in Section 12.01(e).

          "Regulation D", "Regulation G", "Regulation T",
"Regulation U" and "Regulation X" shall mean Regulation D,
Regulation G, Regulation T, Regulation U and Regulation X, respectively, of the Federal Reserve Board as in effect from time to time.

          "Reimbursement Obligations" shall mean the reimburse ment or repayment obligations of the Borrower to the Issuing Bank with respect to Letters of Credit, for amounts paid out thereunder.

          "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration from any Property into the environment, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

          "Remedial Action" shall mean any action required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent a Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform preremedial studies and investigations and post-remedial monitoring and care.

          "Reportable Event" shall mean the events described in
Section 4043 of ERISA with respect to which the 30-day notice requirement is not waived.

          "Requirements of Law" shall mean, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including the Securities Act, the Securities Exchange Act, Regulation G, Regulation T, Regulation U and Regulation X, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

          "Requisite Lenders" shall mean Lenders whose Pro Rata
Shares, in the aggregate, are more than 50%.

          "Responsible Officer" shall mean, as to ATSC or the Borrower, its Chief Financial Officer, its Treasurer or its Vice
President-Finance.

          "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of ATSC or the Borrower or any of its Subsidiaries now or hereafter outstanding, including the Common Stock, except a distribution of stock as part of a stock split and except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of ATSC or the Borrower or any of its Subsidiaries now or hereafter outstanding, (c) any payment or prepayment of principal of, premium, if any, or interest on, and any redemption, purchase, retirement or defeasance of, or sinking fund or similar payment with respect to, the Subordinated Notes or any consideration paid to any Person for the purpose of any of the foregoing, and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of ATSC or the Borrower or any of the Borrower's Subsidiaries now or hereafter outstanding.

          "Restricted Subsidiary" shall mean any Subsidiary of the Borrower which is not an Unrestricted Subsidiary. Whether or not a Restricted Subsidiary is a "wholly-owned Restricted
Subsidiary" shall be determined without taking into account any directors' qualifying shares.

          "Revolving Loan" shall have the meaning ascribed to such term in Section 2.02(a).

          "Revolving Loan Commitment" shall mean, with respect to each Lender as the context may require, (a) the principal amount set out opposite such Lender's name under the heading "Revolving Loan Commitment" in Schedule 1.01(b) or assigned to it in accordance with Section 12.01(a), as such amount may be reduced or otherwise adjusted from time to time pursuant to the terms of this Agreement or (b) the obligation of such Lender to make Revolving Loans hereunder in the amount specified in the immediately preceding clause (a), and "Revolving Loan Commitments" shall mean the aggregate amount of the Revolving Loan Commitments of all Lenders.

          "Revolving Loan Lender" shall mean each Lender having a Revolving Loan Commitment.

          "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

          "Securities Act" shall mean the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Securities Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Specified Prepayment Date" shall have the meaning ascribed to such term in the definition of Prepayment Offer
Notice in Section 1.01.

          "Specified Prepayment Event" shall mean any voluntary or mandatory prepayment by the Borrower in respect of the Term
Loans pursuant to Section 2.05.

          "Specified Stated Prepayment Date" shall have the meaning ascribed to such term in Section 2.05(c).

          "Standby Letter of Credit" shall mean any Letter of Credit which is not a Commercial Letter of Credit.

          "Subordinated Note Indenture" shall mean the indenture dated as of June 15, 1993 between the Borrower and Fleet Bank, N.A., as trustee pursuant to which the Subordinated Notes were issued.

          "Subordinated Notes" shall mean the 8 3/4% Subordinated
Notes due 2000 issued pursuant to the Subordinated Note
Indenture.

          "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, trust or other entity of which a majority of the stock (or equivalent ownership or controlling interest) having voting power to elect a majority of the Board of Directors (if a corporation) or to select the trustee or equivalent controlling interest is directly or indirectly owned or controlled by such Person or one or more of the other Subsidiaries of such Person or any combination thereof; provided, however, that for purposes of this Agreement the charitable foundation permitted to be established pursuant to Section 8.02(a)(viii) shall not be deemed to be a Subsidiary of the Borrower.

          "Taxes" shall have the meaning ascribed to such term in
Section 2.09.

          "Term Loan" shall have the meaning ascribed to such term in Section 2.01(a).

          "Term Loan Commitment" shall mean, with respect to each Lender as the context may require (a) the principal amount set out opposite such Lender's name under the heading "Term Loan Commitment" in Schedule 1.01(b) or assigned to it in accordance with Section 12.01(a), as such amount may be reduced pursuant to the terms of this Agreement or (b) the obligation of such Lender to make Term Loans hereunder in the amount specified in the immediately preceding clause (a), and "Term Loan Commitments" shall mean the aggregate principal amount of the Term Loan Commitments of all Lenders.

          "Term Loan Lender" shall mean any Lender having a Term
Loan Commitment.

          "Term Note" shall have the meaning ascribed to such term in Section 2.01(e).

          "Termination Date" shall mean the earlier to occur of
(a) the Final Maturity Date and (b) the date of termination of the Commitments pursuant to Section 10.02(a).

          "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substan tial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Borrower and its ERISA Affiliates; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under
Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which constitutes grounds under Section 4042 of ERISA (excluding Section 4042(a)(4)) for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

          "Total Capitalization" means, as of any date of determination, the sum of Funded Debt plus obligations in respect of Capital Leases plus ATSC shareholders equity.

          "Trademark Assignment" shall mean a Trademark Security
Agreement substantially in the form of, and on the terms set forth in, Exhibit 4.01(a)(iii)(B), as the same may be amended, supplemented or otherwise modified from time to time.

          "Transaction Costs" shall mean the fees, costs and expenses payable by the Borrower or any of its Subsidiaries or ATSC pursuant hereto or in connection herewith or in respect hereof.

          "Unrestricted Subsidiary" shall mean a Subsidiary of the Borrower which has been designated as such by resolution duly adopted by the board of directors of the Borrower, which at the time of such designation had assets of $1,000 or less and which does not own or hold any Securities of, or any Lien on any Property of, ATSC, the Borrower or any Restricted Subsidiary provided no Subsidiary of the Borrower shall be (or if already an Unrestricted Subsidiary shall immediately cease to be) an Unrestricted Subsidiary if, at any time, ATSC, the Borrower or any other Restricted Subsidiary of the Borrower shall create, incur, issue, assume, guarantee or in any other manner whatsoever be or become liable with respect to any Claim against or any Contractual Obligation or Indebtedness of, such Subsidiary.

     1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

     1.03. Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

     1.04. Other Definitional Provisions. References to "Articles", "Sections", "subsections", "Schedules", "Exhibits" and "the preamble" shall be to Articles, Sections, subsections, Schedules, Exhibits and the preamble, respectively, of this Agreement unless otherwise specifically provided. The words "include" and "including" when used herein are not intended to be exclusive and mean "include, without limitation" and "including, without limitation."


                           ARTICLE II

                   Amounts and Terms of Loans

          2.01.  The Term Loan Facility.

          (a) Amount of the Term Loan. (i) Subject to the terms and conditions set forth in this Agreement, each Term Loan Lender hereby severally and not jointly agrees to make to the Borrower on the Initial Funding Date a term loan (the term loan of each Lender, a "Term Loan", and the term loans of all Lenders, the "Term Loans") in the amount requested by the Borrower which shall not exceed such Lender's Term Loan Commitment.

            (ii) On the date of, and after giving effect, to the borrowing of the Term Loans, the Term Loan Commitments shall be automatically reduced by the unborrowed amount thereof. After the date of borrowing of the Term Loans, the Term Loan Commitments shall be further permanently reduced by the amount of any voluntary or mandatory prepayment pursuant to paragraphs (a) and (b) of Section 2.05, subject to Section 2.05(c).

             (iii)   Any principal amount of the Term Loans
borrowed pursuant to this Section 2.01 which is repaid or prepaid may not be reborrowed.

              (iv) The Term Loans shall be made by the Term Loan Lenders simultaneously and proportionately to their respec tive Pro Rata Term Loan Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Term Loan hereunder and that the Term Loan Commitment of any Lender shall not be increased or decreased without the prior written consent of such Lender as a result of the failure by any other Lender to perform its obliga tion to make a Term Loan hereunder.

          (b) Notice of Borrowing. When the Borrower desires to borrow under this Section 2.01 it shall deliver to the Agent a Notice of Borrowing no later than 12:00 noon (New York time) (i) at least one Business Day in advance of the proposed Funding Date, in the case of a Borrowing of Base Rate Loans, and (ii) at least three Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans; provided, however, that in the case of a Borrowing of Base Rate Loans on the Initial Funding Date, the Notice of Borrowing may be delivered not later than 10:00 a.m. (New York time) on the date of such Borrowing. The Notice of Borrowing shall specify (A) the Funding Date, (B) the aggregate principal amount of Term Loans to be funded on such date, (C) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans; and (D) in the case of Eurodollar Rate Loans, the requested Interest Period. In lieu of delivering the above-described Notice of Borrowing and only with the consent of the Agent in its sole discretion at such time, the Borrower may give the Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.01(b); provided that, in the event the Agent so consents, such notice shall be confirmed immediately by delivery to the Agent of a Notice of Borrowing by facsimile. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to this
Section 2.01(b) shall be irrevocable.

          (c) Making of Loans. Promptly after receipt of a Notice of Borrowing under Section 2.01(b) (or telephonic notice in lieu thereof if the Agent consents to such telephonic notice immediately confirmed by facsimile), the Agent shall notify each Term Loan Lender by facsimile, or other similar form of tele transmission, of the proposed Borrowing. Each Term Loan Lender shall make the amount of its Term Loan available to the Agent at the Agent's Payment Office in Dollars and in immediately available funds, not later than (i) 1:00 p.m. (New York time) on the Funding Date, in the case of a Borrowing of Base Rate Loans and (ii) 11:00 a.m. (New York time) on the Funding Date, in the case of a Borrowing of Eurodollar Rate Loans. After the Agent's receipt of the proceeds of such Loans, the Agent shall make the proceeds of such Loans available to the Borrower on such Funding Date in Dollars and in immediately available funds to an account of the Borrower, designated in writing by the Borrower in the Notice of Borrowing.

          (d) Amount of Term Loans. Any Term Loans made shall be in the aggregate minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof.

          (e) Loan Accounts; Term Notes. The Term Loans made by each Lender shall be evidenced by one or more loan accounts maintained by such Lender in the ordinary course of business.
The loan accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Term Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Term Loans. Notwithstanding the foregoing, the Borrower agrees that, upon request to the Agent by any Lender, in order to evidence such Lender's Term Loan, the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit 2.01(e) (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Term Note"), with appropriate insertions therein as to payee, date and principal amount. Each Term Note shall (i) be dated the Initial Funding Date, (ii) be payable as provided in
Section 2.01(f) and (iii) provide for the payment of interest in accordance with Section 2.03.

          (f) Repayment of Term Loans. Subject to the earlier prepayment thereof pursuant to Section 2.05, the principal amount of the Term Loans shall be repaid by the Borrower on the third anniversary of the Initial Funding Date, and the Borrower hereby promises to make such payment on such date.


          (g)   No Change of Term Loan Provisions.
Notwithstanding any other provision of this Agreement, without the written consent of each Term Loan Lender affected thereby, no modification of this Agreement shall increase any Term Loan Commitment, extend the maturity date of the Term Loans, reduce the principal of, or rate of interest on, the Term Loans or change the provisions of Section 2.01 or 2.05(c).

     2.02.   The Revolving Loan Facility.

          (a) Availability. (i) Subject to the terms and conditions set forth in this Agreement, each Revolving Loan Lender hereby severally and not jointly agrees to make to the Borrower from time to time during the period from the Initial Funding Date to the Termination Date, revolving loans (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans"), in an amount which shall not exceed, in the aggregate at any time outstanding, such Lender's Commitment; provided that the aggregate principal amount of all Revolving Loans outstanding at any one time shall not exceed the then Maximum Revolving Loan Amount.

             (ii) All Revolving Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Revolving Loan Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder and that the Revolving Loan Commitment of any Lender shall not be increased or decreased without the prior written consent of such Lender as a result of the failure by any other Lender to perform its obligation to make a Revolving Loan. The failure of any Lender to make available to the Agent any Borrowing of the Revolving Loan Commitments shall not relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Revolving Loan Share of any Borrowing of the Revolving Loan Commitments on the date such funds are to be made available pursuant to the terms of this Agreement.

             (iii)  Revolving Loans may be prepaid pursuant to
Section 2.05, and, subject to the provisions of this Agreement, any amounts so prepaid may be reborrowed, up to the amount available under this Section 2.02(a) at the time of such Borrowing, until the Business Day immediately preceding the Final Maturity Date. Each Lender's Revolving Loan Commitment shall expire, and each Revolving Loan then outstanding shall mature and be repaid by the Borrower, without further action on the part of the Lenders, on the Final Maturity Date.

             (iv) Revolving Loans made on any Funding Date shall be in the aggregate minimum amount of $1,000,000 and in integral multiples of $1,000,000 in excess thereof.

             (v) The Borrower shall from time to time effect a prepayment of the outstanding Revolving Loans (such amount, a "Cleandown") so as to cause the aggregate outstanding principal amount of the Revolving Loans to be not more than (A) $85,000,000, for at least 15 consecutive days in the Fiscal Year beginning on January 29, 1995 and (B) $50,000,000, for at least 30 consecutive days in each Fiscal Year thereafter (each such period, a "Cleandown Period"). Promptly after the end of any Cleandown Period, the Borrower shall notify the Agent that a Cleandown Period has occurred and the Agent shall notify the Lenders.

          (b) Notice of Borrowing. Whenever the Borrower desires to borrow under this Section 2.02, the Borrower shall deliver to the Agent a Notice of Borrowing (i) no later than 11:00 a.m. (New York time) on the proposed Funding Date, in the case of a Borrowing of Base Rate Loans, and (ii) not later than 11:00 a.m. (New York time) at least three Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans. The Notice of Borrowing shall specify
(A) the Funding Date (which shall be a Business Day), (B) the amount of the proposed Borrowing, (C) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, and (D) in the case of Eurodollar Rate Loans, the requested Interest Period. In lieu of delivering the above-described Notice of Borrowing and only with the consent of the Agent in its sole discretion at such time, the Borrower may give the Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.02(b); provided that, in the event the Agent so consents, such notice shall be confirmed immediately by delivery to the Agent of a Notice of Borrowing by facsimile. Any Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to this Section 2.02(b) shall be irrevocable.

          (c) Making of Loans. Promptly after receipt of a Notice of Borrowing under Section 2.02(b) (or telephonic notice in lieu thereof if the Agent consents to such telephonic notice, immediately confirmed by facsimile), the Agent shall notify each Revolving Loan Lender by facsimile or other similar form of teletransmission, of the proposed Borrowing. Each Revolving Loan Lender shall make the amount of its Revolving Loan available to the Agent at the Agent's Payment Office in Dollars and in immediately available funds, not later than (i) 1:00 p.m. (New York time) on the Funding Date, in the case of a Borrowing of Base Rate Loans and (ii) 11:00 a.m. (New York time) on the Funding Date, in the case of a Borrowing of Eurodollar Rate Loans. After the Agent's receipt of the proceeds of such Loans, the Agent shall make the proceeds of such Loans available to the Borrower on such Funding Date in Dollars and in immediately available funds to an account of the Borrower, designated in writing by the Borrower in the Notice of Borrowing.

          (d) Loan Accounts. The Revolving Loans made by each Lender shall be evidenced by one or more loan accounts maintained by the Agent and such Lender in the ordinary course of business. The loan accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Revolving Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Revolving Loans. In case of a discrepancy between the entries in the Agent's books and any Lender's books, such Lender's books shall constitute prima facie evidence of the accuracy of the information so recorded.

          (e) Termination or Reduction of Revolving Loan Commitments. The Borrower shall have the right, at any time and from time to time, (a) to terminate the Revolving Loan Commitments in whole, without premium or penalty, if no Revolving Loans or Letter of Credit Obligations are then outstanding, or
(b) permanently to reduce in part, without premium or penalty, the Revolving Loan Commitments by an amount of up to (i) the then maximum amount of the Revolving Loan Commitments, less (ii) the aggregate principal amount of Revolving Loans and Letter of Credit Obligations then outstanding. The Borrower shall give not less than three Business Days' prior irrevocable written notice (not later than 11:00 a.m. (New York time) on such day) to the Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or reduction, the Agent shall notify each Lender of the proposed termination or reduction. Such termination or partial reduction of the Revolving Loan Commitments shall be effective on the date specified in the Borrower's notice and shall reduce the Revolving Loan Commitment of each Revolving Loan Lender proportionately in accordance with its Pro Rata Revolving Loan Share. Any such partial reduction of the Commitments shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount.

          (f)   Extension of Revolving Loan Commitments.

             (i) Upon the written request of the Borrower, received by the Agent not earlier than May 31, 1997 and not later than June 15, 1997, and subject to the consent of each Revolving Loan Lender willing to grant such request, the Final Maturity Date shall be extended for an additional one-year period commencing on the then current Final Maturity Date. The Agent shall promptly transmit such request to each Revolving Loan Lender. The Revolving Loan Lenders shall respond through the Agent to any such request of the Borrower not later than June 30, 1997. Any Revolving Loan Lender not responding by such time shall be deemed to have declined the request.

             (ii) At the option of the Borrower, the Revolving Loan Commitment of any Lender not consenting to the Borrower's request to extend such Lender's Revolving Loan Commitment may be assumed, in whole or in part, by one or more existing Revolving Loan Lenders or other Persons meeting the qualifications of Eligible Assignee acceptable to the Borrower and the Agent and consenting to such assumption, upon compliance with Section 12.01; provided, however, that unless otherwise agreed by the assuming Lender or bank, the Borrower shall pay the processing and recordation fee required by Section 12.01(a) and any breakfunding fee required pursuant to Section 2.08(d).

             (iii) If the Revolving Loan Commitment of any Lender which has declined the request to extend its Revolving Loan Commitment has not subsequently so consented and is not replaced within six months after the first or second anniversary of the Initial Funding Date, as the case may be, then the Revolving Loan Commitments shall terminate on the then current Final Maturity Date.

          (g) Repayment of Revolving Loans. The Borrower hereby promises to pay on the Final Maturity Date the then outstanding principal amount of Revolving Loans.

     2.03.   Interest on the Loans.

          (a) Rate of Interest. The Borrower promises to pay interest on the unpaid principal amount of all Loans from the date made until paid in full at a fluctuating rate determined from time to time by reference to the Base Rate or the Eurodollar Rate. The applicable basis for determining the rate of interest shall be selected by the Borrower at the time a Notice of Borrowing is given by the Borrower pursuant to Section 2.01(b) or 2.02(b) or at the time a Notice of Conversion/Continuation is delivered by the Borrower pursuant to Section 2.03(c); provided that the Borrower may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on a Loan if at the time of such selection an Event of Default has occurred and is continuing. If on any day a Loan is outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for each such day such Loan shall be a Base Rate Loan. Interest accrued and unpaid on loans under the Existing Credit Agreement for the period prior to the Initial Funding Date shall be payable as provided in the Existing Credit Agreement; and from and after the Initial Funding Date, the Loans shall bear interest, subject to Section 2.03(d), as follows:

             (i) Revolving Loans shall bear interest from the Initial Funding Date until the first day of the third full fiscal quarter after the Initial Funding Date at a rate per annum which is (A) in the case of Base Rate Loans, equal to the Base Rate plus .75% and (B) in the case of Eurodollar Rate Loans, equal to the Eurodollar Rate determined for the applicable Interest Period plus 1.75%; thereafter, Revolving Loans shall bear interest as follows:

                1) if a Base Rate Loan, then at a rate per annum for each day equal to the sum of (x) the Base Rate as in effect from time to time as interest accrues and (y) the applicable margin set forth below opposite the Pricing Ratio in effect on such day:

          Pricing Ratio            Applicable Margin

          Level I Status                         0%
          Level II Status                        0%
          Level III Status                     .50%
          Level IV Status                      .75%
          Level V Status                      1.25%

                2) if a Eurodollar Rate Loan, then at a rate per annum for each day equal to the sum of (x) the Eurodollar Rate determined for the applicable Interest Period and (y) the applicable margin set forth below opposite the Pricing Ratio in effect on such day:

          Pricing Ratio            Applicable Margin

          Level I Status                 .75%
          Level II Status               1.00%
          Level III Status              1.50%
          Level IV Status               1.75%
          Level V Status                2.25%

             (ii) Term Loans shall bear interest at a rate per annum which is (A) in the case of Base Rate Loans, equal to the Base Rate plus 1.50% and (B) in the case of Eurodollar Rate Loans, equal to the Eurodollar Rate determined for the applicable Interest Period plus 2.50%; provided, that Bank of America may, at the time of any sale by it of all or any portion of the Term Loans, by written notice to the Agent and the Borrower, increase the interest rate margins applicable to the Term Loans by up to 1% per annum, and if such notice is given, such interest rate margins will so increase effective on the date of such sale.

          (b)   Interest Payments.  Subject to Section 2.03(d),
(i) interest accrued on each Base Rate Loan shall be payable in arrears (A) on the 15th day of each January, April, July and October, for the three-month period ending on such date, commencing on the first such day following the making of such Base Rate Loan, (B) upon the prepayment thereof on the amount prepaid, (C) upon conversion thereof to a Eurodollar Rate Loan and (D) at maturity; and (ii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on each Interest Payment Date applicable to such Eurodollar Rate Loan, (B) upon the prepayment thereof on the amount prepaid and (C) at maturity.

          (c) Conversion or Continuation. (i) Subject to the provisions of Sections 2.07 and 2.08, the Borrower shall have the option (A) to convert at any time all or any part of outstanding Loans which comprise part of the same Borrowing and which, in the aggregate, equal $1,000,000 or an integral multiple of $1,000,000 in excess of such amount from Base Rate Loans to Eurodollar Rate Loans; or (B) to convert all or any part of outstanding Loans which, in the aggregate, equal $1,000,000 or an integral multiple of $1,000,000 in excess of that amount from Eurodollar Rate Loans to Base Rate Loans on the expiration date of any Interest Period applicable thereto, provided the remaining amount of Eurodollar Rate Loans with the same interest period shall not be less than $1,000,000; or (C) upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Rate Loans, to continue all or any portion of such Loans equal to $1,000,000 or an integral multiple of $1,000,000 in excess of such amount as Eurodollar Rate Loans, and the succeeding Interest Period of such continued Loans shall commence on the expiration date of the Interest Period applicable thereto; provided that no outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Event of Default has occurred and is continuing.

             (ii) In the event the Borrower shall elect to convert or continue a Loan under this Section 2.03(c), the Borrower shall deliver an irrevocable Notice of Conversion/Continuation to the Agent no later than 11:00 a.m. (New York time) at least three Business Days in advance of the proposed conversion date or date of continuation. A Notice of Conversion/Continuation shall specify (w) the proposed conversion/continuation date (which shall be a Business Day), (x) the amount of the Loan to be converted/continued, (y) the nature of the proposed conversion/continuation, and (z) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period. In lieu of delivering the above-described Notice of Conversion/Continuation, the Borrower may give the Agent telephonic notice of any proposed conversion/continuation by the time required under this Section 2.03(c); provided that such notice shall be confirmed immediately by delivery to the Agent by facsimile of a Notice of Conversion/Continuation. No failure of the Borrower to confirm any telephonic notice by facsimile shall impair or in any way limit the Borrower's obligations with respect to such Loans. Promptly after receipt of a Notice of Conversion/Continuation under this Section 2.03(c) (or telephonic notice in lieu thereof immediately confirmed by facsimile), the Agent shall notify each Lender of the proposed conversion/continuation.

             (iii) Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable and the Borrower shall be bound to convert or continue in accordance therewith.

          (d) Default Interest. Notwithstanding the rates of interest specified in Section 2.03(a) and the payment dates specified in Section 2.03(b), effective immediately upon the occurrence of any Event of Default of the type specified in
Section 10.01(a) or upon acceleration of maturity pursuant to
Section 10.02(a) and for so long thereafter as any such Event of Default or acceleration shall be continuing, the principal balance of all Loans and Reimbursement Obligations then due and payable (including all amounts due and payable pursuant to Section 10.02(a)) and any interest payments on the Loans not paid when due, shall bear interest payable upon demand at a rate which is 2 per cent per annum in excess of the rate of interest otherwise payable under this Agreement.

          (e) Computation of Interest. Interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 365 or 366 days, as applicable. Interest on Eurodollar Rate Loans shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

          (f) Changes; Legal Restrictions. In the event that after the date hereof (a) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority, or (b) compliance by any Lender with any request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over banks or financial institutions generally, does impose, modify, or hold applicable, in the determination of a Lender, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, Commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office of such Lender (except
(a) with respect to Base Rate Loans, so long as the Base Rate in effect at the time is determined under clause (a) in the definition of "Base Rate", (b) with respect to Base Rate Loans, to the extent that the reserve and FDIC insurance requirements are reflected in the definition of "Base Rate" and (c) with respect to Eurodollar Rate Loans, to the extent that the reserve requirements are reflected in the definition of Eurodollar Rate"), and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining the Loans or its Commitment to the Borrower or issuing to the Borrower any Letter of Credit or to reduce any amount receivable hereunder or thereunder; then, in any such case, the Borrower shall upon written notice from and demand by that Lender pay to such Lender, within 15 Business Days of the date specified in such notice and demand, such amount or amounts (based upon a reasonable allocation thereof by such Lender to the financing transactions contemplated by this Agreement and affected by this Section 2.03(f)) as may be necessary to compensate that Lender for any such additional cost incurred or reduced amount received. Such Lender shall deliver to the Borrower a written statement of the costs or reductions claimed and the basis therefor, and the allocation made by such Lender of such costs and reductions, which statement shall, in the absence of manifest error, be conclusive. If a Lender subsequently recovers from another Person any amount previously paid by the Borrower pursuant to this Section 2.03(f), such Lender shall, within 30 days after receipt of such refund and to the extent permitted by applicable law, pay to the Borrower, without interest, the amount of any such recovery.

     2.04.   Fees.

          (a) Fees to Bank of America. The Borrower shall pay to Bank of America, for its own account and/or for the account of the Arranger, fees in the amounts set forth in the Fee Letter, payable on the Initial Funding Date. Except as contemplated by the Fee Letter, no Person other than Bank of America and the Arranger shall have any interest in such fees.

          (b)   Commitment Fee.

             (i) The Borrower shall pay to the Agent, for the account of each Revolving Loan Lender, in accordance with their Pro Rata Revolving Loan Shares, a commitment fee accruing from and after the Initial Funding Date to the Termination Date upon the difference between (A) the Revolving Loan Commitments in effect from time to time and (B) the Revolving Loans and Letter of Credit Obligations outstanding from time to time. All such commitment fees payable under this paragraph shall be payable in arrears on the fifteenth day of each January, April, July and October beginning after the Initial Funding Date and in addition on the Termination Date.

             (ii) Commitment fees shall accrue from the Initial Funding Date until the first day of the third full fiscal quarter after the Initial Funding Date at the rate of .375% per annum; thereafter, commitment fees shall accrue for each day at a rate per annum equal to the percentage per annum set forth below opposite the Pricing Ratio in effect on such day:

          Pricing Ratio            Commitment Fee

          Level I Status                .25%
          Level II Status               .25%
          Level III Status              .375%
          Level IV Status               .375%
          Level V Status                .50%

             (iii)   Commitment fees accrued under the Existing
Credit Agreement for the period prior the Initial Funding Date shall be payable as provided in the Existing Credit Agreement.

          (c) Agency Fee. The Borrower shall pay to the Agent, solely for its own account, the agency fee set forth in the Fee Letter in the amount per annum agreed between the Agent and the Borrower payable in advance on the Initial Funding Date and each one-year anniversary of the Initial Funding Date. No Person other than the Agent shall have any interest in such fee.

          (d) Letter of Credit Fees. The Borrower shall pay to the Agent, for the account of the Revolving Loan Lenders, or to the Issuing Bank, as applicable, a fee for each Letter of Credit issued on behalf of the Borrower (the "Letter of Credit Fee"), determined as set forth in Section 3.08(a) and (b).

          (e) Amendment Fee. The Borrower shall pay to the Agent, for the account of each Revolving Loan Lender that signs this Agreement, an amendment fee equal to 1/4 of 1% of the amount of the Revolving Loan Commitment of such Lender, payable on the Initial Funding Date.

          (f)   Payment of Fees.  The fees described in this
Section 2.04 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of the Borrower to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Borrower to pay interest, other fees and expenses otherwise described in this Agreement. Fees and expenses shall be payable when due in immediately available funds. All fees and expenses shall be nonrefundable when paid. All fees and expenses specified or referred to in this Agreement due to the Agent, the Issuing Bank or a Lender, including those referred to in this Section 2.04 and in Section 12.03, shall constitute Obligations and shall be secured by all the Collateral. All fees described in this
Section 2.04 which are expressed as a per annum charge shall be calculated on the basis of the actual number of days elapsed in a 360-day year.

     2.05.   Prepayments.

          (a) Voluntary Prepayments. The Borrower may, upon not less than one Business Day's prior written or telephonic irrevocable notice (in each case not later than 11:00 a.m. (New York time) on the date such notice is given), if made by telephone, confirmed immediately by facsimile to the Agent (which notice the Agent shall promptly transmit by facsimile (or other similar form of teletransmission) or telephone to each Lender), at any time and from time to time, prepay any Base Rate Loan or Eurodollar Rate Loan in whole or in part, without premium or penalty, in an aggregate minimum amount of $1,000,000, and integral multiples of $1,000,000 in excess of such amounts; provided that the Borrower may prepay such Loans in full without regard to such minimum amount; and provided, further, that if the Borrower prepays any Eurodollar Rate Loan on a date other than the expiration date of the Interest Period applicable thereto, the Borrower shall pay to the Agent the amounts described in
Section 2.08(d). Any notice of prepayment given to the Agent under this Section 2.05(a) shall specify the date of prepayment and the aggregate principal amount of the prepayment. If a notice of prepayment has been delivered as provided herein, such notice shall be irrevocable and the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified in such notice.

          (b) Mandatory Commitment Reductions; Mandatory Prepayments. (i) In the event that the Borrower and/or any Restricted Subsidiary shall consummate the Distribution Center Financing and/or any portion of the Lease Financing in any fiscal quarter, then at the time of the required delivery of the Borrower's financial statements under Section 6.01(a) or (b), as the case may be, for the period including such fiscal quarter, an amount equal to 50% of the greater of (x) the net cash proceeds of each such transaction and (y) the principal amount of Indebtedness (as reflected on such financial statements) incurred by the Borrower and/or such Restricted Subsidiary in each such transaction, shall be applied as follows:

             (A) the amount of such net proceeds shall be allocated between the Revolving Loan Commitments and the Term Loan Commitments pro rata (rounded upwards or downwards, as the case may be, to the nearest $1,000,000) based upon the amounts of the Revolving Loan Commitments and the Term Loan Commitments;

             (B) the Revolving Loan Commitments shall be immediately and permanently reduced by an amount equal to the amount of such net proceeds allocated to the Revolving Loan Commitments, and the Borrower shall make any prepayments of the Revolving Loans required by clause (iii) of this Section 2.05(b); and

             (C) the remainder of such net proceeds shall be immediately applied to prepay the Term Loans, subject to paragraph (c) below.

             (ii)    If at any time the commitment under the
Receivables Transaction shall be increased to an amount in excess of $40,000,000, the Revolving Loan Commitments shall immediately be automatically reduced by the amount of such excess.

             (iii) The Borrower shall not at any time cause or permit the aggregate outstanding balance of the Revolving Loans to exceed the Maximum Revolving Loan Amount. If at any time such outstanding balance shall exceed the Maximum Revolving Loan Amount, the Borrower shall, without demand or notice, pay to the Agent such amount as may be necessary to eliminate such excess, and the Borrower shall make such payment on the Business Day on which the Borrower learns or is notified of the excess, if the Borrower so learns or is so notified prior to 11:00 a.m. (New York time) on such day, and otherwise on the immediately succeeding Business Day.

          (c) Treatment of Term Loans. Notwithstanding anything to the contrary in this Section 2.05, on or prior to any date (a "Specified Stated Prepayment Date") specified for prepayment of the Term Loans pursuant to Section 2.05(a) or (b), the Borrower shall deliver a Prepayment Offer Notice to each Term Loan Lender (with a copy to the Agent). Each Term Loan Lender shall indicate its acceptance or rejection of such offer (and, in the case of its acceptance, its Prepayment Acceptance Amount) by delivering a Prepayment Offer Response Notice to the Agent and the Borrower no later than four Business Days prior to the Specified Prepayment Date set forth in the applicable Prepayment Offer Notice. On such Specified Prepayment Date, (i) the Borrower shall prepay each Term Loan Lender's Term Loans in a principal amount equal to such Term Loan Lender's Prepayment Share and (ii) the Revolving Loan Commitments shall be automatically further reduced in an aggregate amount equal to the Prepayment Amount less the aggregate principal amount of the Term Loans prepaid pursuant to clause (i) above, and the Borrower shall make any prepayments of the Revolving Loans required by clause (iii) of Section 2.05(b). The Agent shall calculate the amounts of the prepayments payable to the respective Lenders required by this Section 2.05(c). During the period from any Specified Stated Prepayment Date to the associated Specified Prepayment Date, the Prepayment Amount available for prepayment on such Specified Prepayment Date shall be held in a cash collateral account with the Agent, as security for the Term Loans, and shall be invested by the Agent, at the direction of the Borrower, in Cash Equivalents. The procedures set forth above in this Section 2.05(c) shall not apply in the case of any prepayment in whole of the Term Loans; provided, that any such prepayment in whole of the Term Loans shall be accompanied by a prepayment fee equal to the Prepayment Fee Percentage (as defined below) of the principal amount of Term Loans prepaid; such prepayment fee shall be in addition to, and without limitation of, any amounts payable pursuant to Section 2.08(d) in connection with such prepayment. For purposes of this Section 2.05(c), the "Prepayment Fee Percentage" applicable to prepayments in respect of the Term Loans on any date during any period set forth below shall be the percentage set forth opposite such period below.

          Period                   Prepayment Fee Percentage

     9/29/95 - 12/31/95                   6.00%
     1/1/96  - 3/31/96                    5.25%
     4/1/96  - 6/30/96                    4.50%
     7/1/96  - 9/30/96                    3.75%
     10/1/96 - 12/31/96                   3.00%
     1/1/97  - 3/31/97                    2.25%
     4/1/97  - 6/30/97                    1.50%
     7/1/97  - 9/30/97                    0.75%
     10/1/97 - thereafter                 0.00%

     2.06.   Payments.

          (a) Manner and Time of Payment. (i) All payments of principal, interest, Reimbursement Obligations and fees hereunder or any Letter of Credit payable to the Lenders shall be made without condition or reservation of right, in Dollars and in immediately available funds, delivered to the Agent at the Agent's Payment Office not later than 1:00 p.m. (New York time) on the date due; and funds received by the Agent after that time and date shall be deemed to have been paid and received by the Agent on the next succeeding Business Day. Payments actually received by the Agent for the account of the Lenders shall be paid to them promptly in like funds after receipt thereof by the Agent.

             (ii) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand the excess of the amount distributed to such Lender over the amount, if any, paid by the Borrower for the account of such Lender, together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent; provided, however, that if any Lender shall fail to repay such amount within three Business Days after demand therefor, such Lender shall, from and after such third Business Day until payment is made to the Agent, pay interest thereon at a rate per annum equal to the Base Rate.

          (b) Apportionment of Payments. So long as there does not exist an Event of Default, all payments of principal and interest in respect of outstanding Loans, all payments of fees constituting Obligations, and all payments in respect of any other Obligations shall be allocated among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Revolving Loan Shares or Pro Rata Term Loan Shares, as the case may be, or otherwise as provided herein. After the occurrence and during the continuance of an Event of Default, and after notice by the Agent to the Borrower that payments and proceeds shall be so applied, all payments remitted to the Agent and all amounts and proceeds of Collateral received by the Agent shall be applied, subject to the provisions of this Agreement, (i) first, to pay Obligations in respect of any fees or indemnities then due to the Agent, the Issuing Bank and the Lenders; (ii) second, to pay Obligations in respect of expense reimbursements then due under Section 12.03; (iii) third, to pay or prepay principal of and interest on any outstanding Reimbursement Obligations and Loans, and to pay (or to the extent such Obligations are contingent, prepay or provide cash collateral in respect of) Letter of Credit Obligations; provided that if sufficient funds are not available to fund all payments to be made to the holders of the Obligations described in this clause (iii), the available funds shall be allocated to the payment of such Obligations ratably, based on the proportion of each such holder's interest in the aggregate outstanding Loans, Reimbursement Obligations and other Letter of Credit Obligations (in each instance whether or not due); and further, provided, that matured and, to the extent permitted by law, unmatured interest-bearing Obligations shall, in any event, be paid prior to prepayment or provision of cash collateral for contingent Letter of Credit Obligations; (iv) fourth, to the ratable payment of all other Obligations then due and payable for expense reimbursements; (v) fifth, to pay Obligations then due and payable in respect of the Interest Rate Contracts, if any; and (vi) sixth, to the ratable payment of all other Obligations due to any and all holders of Obligations.

          The Agent shall promptly distribute to each Lender at its primary address set forth in Schedule 1.01(a), or at such other address as a Lender may request in writing, such funds as it may be entitled to receive or as may be shown due to it in the Agent's Loan Account, provided that the Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender or any other holder of Obligations and may suspend all payments or seek appropriate relief (including instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of the holders of Obligations as among themselves and may at any time or from time to time be changed by the Lenders as they may elect, in writing in accordance with Section 12.08 (except that no amendment shall require prepayment or provision of cash collateral for contingent Letter of Credit Obligations unless (as provided in clause (iii) of Section 2.06(b)) matured and certain interest-bearing unmatured Obligations shall have been paid), without necessity of notice to or consent of or approval by the Borrower or any other Person.

          (c) Payments on Non-Business Days. Whenever any payment to be made by the Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any of the fees specified in Section 2.04, as the case may be.

          (d) Payments by Lenders to the Agent. Unless the Agent shall have been notified by any Lender prior to any Funding Date that such Lender does not intend to make available to the Agent such Lender's Loan on such Funding Date (except that in the case of Base Rate Loans, the Agent shall have been so notified no later than 1:00 p.m. (New York time) on the Funding Date), the Agent may assume that such Lender has made such amount available to the Agent on such Funding Date and the Agent in its sole discretion may, but shall not be obligated to, make available to the Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Agent by such Lender on or prior to a Funding Date, such Lender agrees to pay and the Borrower agrees to repay severally to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Agent, at (A) in the case of such Lender, the Federal Funds Rate for the first three Business Days and thereafter at the Base Rate, and (B) in the case of the Borrower, the interest rate applicable at the time to a Borrowing of Base Rate Loans made on such Funding Date. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan, and if both such Lender and the Borrower shall have paid and repaid, respectively, such corresponding amount, the Agent shall promptly pay over to the Borrower such corresponding amount in same day funds, but the Borrower shall remain obligated for all interest thereon.
Nothing in this Section 2.06(d) shall be deemed to relieve any Lender of its obligation hereunder to make its Loan on any Funding Date. Notwithstanding any provision of this Agreement to the contrary, the Agent may apply all funds and proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Lender to the Agent as a result of such Lender's failure to fund its Loan as required hereunder.

     2.07.   Interest Periods.  By giving notice as set forth in
Section 2.01(b), 2.02(b) or 2.03(c) with respect to a Borrowing of, conversion into or continuation of Eurodollar Rate Loans, the Borrower shall have the option, subject to the other provisions of this Section 2.06 and Section 2.07, to specify an interest period (each an "Interest Period") to apply to the Borrowing described in such notice, which Interest Period shall be either a 1-, 2-, 3-, or 6-month period and, to the extent generally available to each Revolving Loan Lender or Term Loan Lender, as the case may be, a 9- or 12-month period; provided, that only 1-month Interest Periods shall be available for Term Loans so long as any amount of the Term Loans is held by Bank of America. The determination of Interest Periods shall be subject to the following provisions:

          (a)   In the case of immediately successive Interest
Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (b) If any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; provided that if any such Interest Period would otherwise expire on a day which is not a Business Day and no further Business Day occurs in that month, that Interest Period shall expire on the immediately preceding Business Day;

          (c) The Borrower may not select an Interest Period in respect of Revolving Loans which terminates later than the Final Maturity Date, or in respect of Term Loans which terminates later than the third anniversary of the Initial Funding Date; and

          (d) Without the prior written consent of the Agent and the Requisite Lenders, there shall be no more than five
Interest Periods under this Agreement at any time.

     2.08.   Special Provisions Governing Eurodollar Rate Loans.
Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

          (a) Determination of Interest Rate. As soon as practicable two Business Days prior to the Funding Date or date of conversion or continuation, the Agent shall determine (which determination shall, absent manifest error, be presumptively correct) the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender.

          (b) Interest Rate Unascertainable, Inadequate or Unfair. With respect to any Interest Period, if (i) the Reference Bank is offering deposits in Dollars (in the applicable amounts) in the London interbank Eurodollar market for such Interest Period, or (ii) the Agent reasonably determines that adequate and fair means do not exist for ascertaining the applica ble interest rate on the basis provided for in the definition of Eurodollar Rate, for any reason other than the failure of the Reference Bank to offer deposits in Dollars in the relevant market, then the Agent shall forthwith give notice thereof to the Borrower, whereupon until the Agent has determined that the circumstances giving rise to such suspension no longer exist, (a) the right of the Borrower to elect to have Loans bear interest based upon the Eurodollar Rate, shall be suspended, and (b) each outstanding Eurodollar Rate Loan, shall be converted into a Base Rate Loan or a Eurodollar Rate Loan not covered by the notice described above (as may be designated by the Borrower) on the last day of the then current Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

          (c) Illegality. (i) In the event that on any date any Lender shall have determined (which determination shall, in the absence of manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful by compliance by that Lender in good faith with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, such Lender shall promptly give notice (by teletransmission or by telephone promptly confirmed in writing) to the Borrower and the Agent of that determination and the reasons therefor.

             (ii)  Upon the giving of the notice referred to in
Section 2.08(c)(i), (A) the Borrowers right to request of such Lender and such Lender's obligation to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Loan, as part of any requested Borrowing of Eurodollar Rate Loans, as a Base Rate Loan or as a Eurodollar Rate Loan not covered by the notice described in Section 2.08(c)(i) (as designated by the Borrower), which Base Rate Loan or Eurodollar Rate Loan shall, for all purposes, be considered a part of such Borrowing, and (B) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrower shall immediately (or, if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender) convert each such Loan into a Base Rate Loan or a Eurodollar Rate Loan not covered by such notice. If at any time notice is given under Section 2.08(c)(i) by one or more Lenders, but not by all of them, the provisions of this
Section 2.08(c)(ii) shall apply only in favor of the Lenders which gave such notice.

             (iii) In the event that a Lender determines at any time following its giving of a notice referred to in Section 2.08(c)(i) that such Lender may lawfully make Eurodollar Rate Loans of the type(s) referred to in such notice, such Lender shall promptly give notice (by facsimile or by telephone promptly confirmed in writing) to the Borrower and the Agent of that determination, whereupon the Borrower's right to request of such Lender and such Lender's obligation to make Eurodollar Rate Loans of such type(s) shall be restored.

          (d) Compensation. In addition to such amounts as are required to be paid by the Borrower pursuant to Sections 2.03(a),
(d) and (f), the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemploy ment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower) which such Lender may sustain (i) if for any reason a Borrowing of, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation or in a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.03(c), (ii) if any prepayment or payment of any Eurodollar Rate Loan (including any prepayment pursuant to Section 2.05) occurs for any reason on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of any required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in
Section 2.08(c), or (iv) as a consequence of any other failure by the Borrower to prepay or repay Eurodollar Rate Loans when required by the terms of this Agreement. Such Lender shall deliver to the Borrower with a copy to the Agent, as a condition of the Borrower's obligation to compensate such Lender, a written statement as to such losses, expenses and liabilities which statement, in the absence of manifest error, shall be conclusive as to such amounts.

          (e) Quotation of Eurodollar Rate. If the Reference Bank shall have failed to provide offered quotations to the Agent in accordance with the definition of "Eurodollar Rate", the Agent shall give the Borrower and each Lender prompt notice thereof and the Loans requested shall be made or continued as, or converted into, Base Rate Loans.

          (f) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices, agencies or the office of an Affiliate of that Lender; provided that no such Lender shall be entitled to receive any greater amount under Section 2.03(f) or Section 2.09 as a result of the transfer of any such Loan than such Lender would be entitled to immediately prior thereto unless
(i) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and were not reasonably foreseeable by such Lender, or (ii) such claim would have arisen even if such transfer had not occurred.

     2.09.   Taxes.

          (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.06, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Agent, taxes imposed on its income and franchise taxes imposed on it by the United States of America or any Governmental Authority (including Puerto Rico) and, in the case of each Lender, taxes imposed on its income and franchise taxes imposed on it as a result of making any Loan, by the Governmental Authority of the jurisdiction of such Lender's Applicable Lending Office (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which a Lender determines to be applicable to this Agreement, the Commitments, the Loans or the Letters of Credit being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) so long as such Lender or the Agent is in compliance with Section 2.09(e), the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.09) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrower made to the Applicable Lending Office or any other office that a Lender specified on Schedule 1.01(a) to this Agreement may claim as its Applicable Lending Office or (z) after such Lender's selection and designation of any other Applicable Lending Office, to such payments made to such other Applicable Lending Office, such Lender shall, in good faith, use its best efforts to make, fund and maintain its Loans, and to make, fund and maintain its obligations under the Letters of Credit, through another Applicable Lending Office of such Lender in another jurisdiction so as to reduce the Borrower's liability hereunder, if the making, funding or maintenance of such Loans or obligations under the Letters of Credit through such other Applicable Lending Office of such Lender does not, in the judgment of such Lender, otherwise materially adversely affect such Loans, obligations under the Letters of Credit or such Lender.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Commitments, the Loans or the Letters of Credit (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.09) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days after the date such Lender or the Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender under this Section
2.09 submitted to such Borrower and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender agrees that, to the extent that such Lender is entitled to claim an exemption in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 2.09 in respect of any payments under this Agreement such Lender shall within a reasonable time after receiving written request by the Borrower provide the Borrower with such certificates as such Lender in good faith may deem appropriate to obtain the benefits of such exemption. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than 30 days after receipt) furnish to each Lender such certificates, receipts and other documents as may be required (in the judgment of such Lender) to establish any tax credit to which such Lender may be entitled.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower will furnish to the Agent, at its address referred to in Section 12.08, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Each Lender (or transferee of any Lender) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Agent (or in the case of a participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender (i) is not a "bank" for purposes of Section 881(c) of the Code (and is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank in any filing with or submission made to any Governmental Authority or rating agency), (ii) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and (iii) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents, along with such other additional forms as the Borrower or the Agent may reasonably request to establish the availability of such exemption. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any participant, on or before the date such participant purchases the related participation) and on or before the date, if any, such Non-U.S. Lender changes its Applicable Lending Office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of Section 2.09, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.09(e) that such Non-U.S. Lender is not legally able to deliver.

          (f) The Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to withhold amounts with respect to United States federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a participant, on the date such participant became a transferee of a participation interest hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan.

          (g) If the IRS or any other Governmental Authority of the United States or of any other jurisdiction asserts a claim that the Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from withholding tax ineffective or for any other reason), such Lender shall indemnify the Agent and/or the Borrower, as applicable, fully for all amounts paid, directly or indirectly, by the Agent and/or the Borrower, as applicable, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent or the Borrower, as applicable, under this Section 2.09, together with all costs and expenses, including, legal fees, incurred by the Agent or the Borrower.

          (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.09 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

     2.10. Increased Capital. If any Lender or the Issuing Bank determines that either (a) the introduction of or any change in any law, order or regulation or in the interpretation or administration of any law, order or regulation by any Governmental Authority charged with the interpretation or administration thereof after the date hereof or (b) compliance with any guideline or request issued or made after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of such Lender or the Issuing Bank or any corporation controlling such Lender or the Issuing Bank, as a consequence of or with reference to such Lender's Commitment or its making or maintaining Loans or the Issuing Bank's issuance or maintenance of, or such Lender's participation in any Letter of Credit, below the rate which the Lender or the Issuing Bank or such other corporation could have achieved but for such compliance (taking into account the policies of such Lender or the Issuing Bank or corporation with regard to capital), then the Borrower shall from time to time, upon demand by such Lender or the Issuing Bank (with a copy of such demand to the Agent), pay to such Lender or the Issuing Bank additional amounts sufficient to compensate such Lender or other corporation for such reduction, upon receipt by the Borrower (with a copy to the Agent) of a certificate as to such amounts, by such Lender or the Issuing Bank, setting forth in reasonable detail the basis for, and the calculations used by such Lender or the Issuing Bank in determining, any such amounts. Such certificate, in the absence of manifest error shall be conclusive and binding for all purposes. Each Lender and the Issuing Bank agree promptly to notify the Borrower and the Agent of any circumstances that would cause the Borrower to pay additional amounts pursuant to this Section 2.10, provided that the failure to give such notice shall not affect the Borrower's obligation to pay such additional amounts hereunder.

     2.11. Use of Proceeds of the Loans. The proceeds of the Loans may be used for general corporate purposes.

     2.12. Authorized Officers of the Borrower. The Borrower shall notify the Agent in writing of the names of the officers and employees authorized to request Loans and Letters of Credit and to request a conversion/continuation of any Loan and shall provide the Agent with a specimen signature of each such officer or employee. The Agent shall be entitled to rely conclusively on such officer's or employee's authority to request such Loan or Letter of Credit or such conversion/continuation until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation and, with respect to an oral request for such a Loan or Letter of Credit or such conversion/continuation, the Agent shall have no duty to verify the identity of any person representing himself as one of the officers or employees authorized to make such request on behalf of the Borrower. Neither the Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower.

     2.13. Replacement of Lender in Event of Adverse Condition. If the Borrower becomes obligated to pay additional amounts to any Lender pursuant to Sections 2.03(f), 2.08(d), 2.09 or 2.10 as a result of any condition described in such Sections which is not generally applicable to all Lenders, then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts, the Borrower may designate another bank which is reasonably acceptable to the Agent and the Issuing Bank (such bank being herein called a "Replacement Lender") to purchase for cash all of the Obligations of such Lender and all of such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount payable to such Lender plus any accrued but unpaid interest and accrued but unpaid commitment and other fees, expense reimbursements and indemnities in respect of that Lender's Commitment. Such Lender shall consummate such sale in accordance with such terms (and, if such Lender is an Issuing Bank, such other terms as may be necessary to compensate fully such Lender) within a reasonable time not exceeding 60 days from the date the Borrower designated a Replacement Lender, and upon compliance with the provisions of
Section 12.01 such Lender shall no longer be a party hereto or have any obligations or rights hereunder (except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Loans), and the Replacement Lender shall succeed to such obligations and rights.


                          ARTICLE III

                       Letters of Credit


     3.01. Obligation to Issue. (a) Subject to the terms and conditions set forth in this Agreement, the Issuing Bank hereby agrees to issue, and each Revolving Loan Lender agrees to participate in, one or more Letters of Credit for the account of the Borrower, up to an aggregate face amount at any one time outstanding equal to the Revolving Loan Commitments from time to time during the period commencing on the Initial Funding Date and ending on the Business Day which is five Business Days prior to the Final Maturity Date.

          (b) The Revolving Loan Lenders acknowledge that the Existing Letters of Credit have been issued for the account of the Borrower prior to the Initial Funding Date and agree to participate in such Letters of Credit to the same extent and on the same conditions as if such Letters of Credit had been issued pursuant to paragraph (a) above.

     3.02. Types and Amounts. The Issuing Bank shall not issue any Letter of Credit at any time:

          (a) if the aggregate maximum amount then available for drawing under Letters of Credit issued by the Issuing Bank, after giving effect to the issuance of such Letter of Credit, would exceed any limit imposed by law or regulation upon the Issuing Bank;

          (b) if, immediately after the issuance of such Letter of Credit, the aggregate principal amount of Letter of Credit Obligations then existing (which amount shall be calculated without giving effect to the participation of the Revolving Loan Lenders pursuant to Section 3.06) would exceed the Revolving Loan Commitments then in effect less the principal amount of all outstanding Revolving Loans;

          (c) which has an expiration date (A) more than one year after the date of issuance, for Standby Letters of Credit (provided that a Standby Letter of Credit may provide for an annual renewal on the terms set forth in Section 3.04(c)) or more than 180 days after the date of issuance (subject to extension for a maximum period of 60 days), for Commercial Letters of Credit, or (B) after four Business Days immediately preceding the Final Maturity Date;

          (d) if the Issuing Bank has received written notice from (i) Lenders whose Pro Rata Revolving Loan Shares, in the aggregate, are more than 50%, (ii) the Agent or (iii) the Borrower, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article IV is not then satisfied; or

          (e) if any requested Commercial Letter of Credit does not provide for drafts or any Letter of Credit is not otherwise in form and substance acceptable to the Issuing Bank, or if the issuance of the requested Letter of Credit would violate any applicable policies of the Issuing Bank.

     3.03. Conditions. In addition to being subject to the satisfaction of the conditions precedent contained in Section 4.02, the obligation of the Issuing Bank to issue any Letter of Credit is subject to the condition that as of the date of issuance, no order, judgment or decree of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit or request the Issuing Bank to refrain from the issuance of Letters of Credit generally or the issuance of such Letter of Credit.

     3.04.   Issuance of Letters of Credit.

          (a)   The Borrower shall give the Issuing Bank notice
(i) by facsimile (confirmed by delivery of the original executed Letter of Credit application to the Issuing Bank not later than one Business Day thereafter) or (ii) by Microtrade or similar system not later than 12:00 noon (New York time) one Business Day preceding the requested issuance of a Letter of Credit under this Agreement, or such shorter notice as may be acceptable to the Issuing Bank. Such notice shall be irrevocable and shall specify
(A) the stated amount of the Letter of Credit requested to be issued, (B) if notice is given by facsimile, the effective date (which day shall be a Business Day) of issuance of such Letter of Credit, (C) the date on which such Letter of Credit is to expire (which date shall be a Business Day and shall be subject to paragraph (c) of Section 3.02), (D) the Person for whose benefit the requested Letter of Credit is to be issued, (E) in the case of Standby Letters of Credit, the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder and (F) such other matters as the Issuing Bank may require.

          (b) The Issuing Bank shall not extend or amend any Letter of Credit if the issuance of a new Letter of Credit having the same terms as such Letter of Credit as so extended or amended would be prohibited by Section 3.02. Any request for amendment to any previously issued Letter of Credit shall be received by the Issuing Bank not later than 3:00 p.m. (New York time) one Business Day prior to the date of the proposed amendment (i) by facsimile confirmed by delivery of the original executed application for amendment not later than one Business Day thereafter or (ii) by Microtrade or similar system. Each written request for an amendment to a previously issued Letter of Credit made by facsimile or by Microtrade or similar system shall be in the form of the relevant letter of credit application signed by the Borrower and shall not request an extension beyond four Business Days immediately preceding the Final Maturity Date. Notwithstanding any provision of any letter of credit application to the contrary, in the event of any conflict between the terms of any such letter of credit application and the terms of this Agreement, the terms of this Agreement shall control with respect to events of default, representations and warranties, and covenants, except that such letter of credit application may provide for further warranties relating specifically to the transaction or affairs underlying such Letter of Credit.

          (c) The Issuing Bank and the Revolving Loan Lenders agree that, while a Standby Letter of Credit is outstanding and prior to the Final Maturity Date, at the option of the Borrower and upon the written request of the Borrower received by the Issuing Bank at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by Microtrade or similar system or by facsimile, confirmed immediately in an original writing, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall not so renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of Section
3.02 or 3.03; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Existing Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this paragraph (c) upon the request of the Borrower, but the Issuing Bank shall not have received any amendment application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Revolving Loan Lenders hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an amendment application from the Borrower requesting such renewal.

          (d) The Issuing Bank shall notify the Agent of (i) each request for issuance or amendment to confirm availability and (ii) each issuance and amendment of a Letter of Credit and the amount and expiration date thereof on the date such Letter of Credit is issued or amended and of each payment under a Letter of Credit and the amount thereof on the date of such payment. The Agent shall notify the Revolving Loan Lenders, on a weekly basis, of each issuance of a Letter of Credit.

     3.05.   Reimbursement Obligations; Duties of the Issuing
Bank.

          (a) (i) The Borrower shall reimburse the Issuing Bank (and the Issuing Bank shall notify the Agent promptly of such reimbursement) for drawings under a Letter of Credit issued by it no later than 1:00 p.m. (New York time) on each date that any amount is paid by the Issuing Bank under any Letter of Credit in an amount equal to the amount so paid by the Issuing Bank; and

             (ii) any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing at the interest rate applicable to Base Rate Loans until the first Business Day after the date on which the Issuing Bank gives notice of such drawing to the Borrower and thereafter at the interest rate for past due Base Rate Loans in accordance with Section 2.03(d).

          (b) No action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit shall put the Issuing Bank under any resulting liability to any Revolving Loan Lender or relieve such Revolving Loan Lender of its obligations hereunder to the Issuing Bank except in the event of the Issuing Bank's gross negligence or wilful misconduct. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the Revolving Loan Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

          (c) The obligations of the Borrower under this Agreement and any Letter of Credit to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such Letter of Credit under all circumstances, including the following:

             (i) any lack of validity or enforceability of this Agreement or any Letter of Credit;

             (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any Letter of Credit;

             (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit or any unrelated transaction;

             (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

             (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding;

             (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

             (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

     3.06.   Participations.

          (a) Immediately upon issuance by the Issuing Bank of any Letter of Credit for the account of the Borrower in accordance with the procedures set forth in this Article III, each Revolving Loan Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest in the amount of such Lender's Pro Rata Revolving Loan Share in such Letter of Credit (including all obligations of the Borrower with respect thereto other than amounts owing to the Issuing Bank under
Section 3.08(b)) and any security therefor or guaranty pertaining thereto.

          (b) If the Issuing Bank makes any payment under any Letter of Credit and the Borrower does not repay such amount to the Issuing Bank pursuant to Section 3.05(a) or 3.07, the Issuing Bank shall promptly notify the Agent and the Agent shall promptly notify each Revolving Loan Lender of such failure, and each Revolving Loan Lender shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank the amount of such Lender's Pro Rata Revolving Loan Share of such payment, in Dollars and in immediately available funds, and the Agent shall promptly pay such amount, and any other amounts received by the Agent for the Issuing Bank's account pursuant to this Section 3.06(b), to the Issuing Bank. If the Agent so notifies such Revolving Loan Lender prior to 11:00 a.m. (New York time) on any Business Day, such Revolving Loan Lender shall make available to the Agent for the account of the Issuing Bank its Pro Rata Revolving Loan Share of the amount of such payment on such Business Day in Dollars and in immediately available funds at the Agent's Payment Office. If and to the extent such Revolving Loan Lender shall not have so made its Pro Rata Revolving Loan Share of the amount of such payment available to the Agent for the account of the Issuing Bank, such Revolving Loan Lender agrees to pay to the Agent for the account of the Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Agent for the account of the Issuing Bank, at the Federal Funds Rate for three Business Days and then at the Base Rate. The failure of any Revolving Loan Lender to make available to the Agent for the account of the Issuing Bank its Pro Rata Revolving Loan Share of any such payment shall not relieve any other Revolving Loan Lender of its obligation hereunder to make available to the Agent for the account of the Issuing Bank its Pro Rata Revolving Loan Share of any payment on the date such payment is to be made.

          (c) Whenever the Issuing Bank receives a payment from the Borrower on account of a Reimbursement Obligation, including any interest thereon, as to which the Agent has previously received payments from the Revolving Loan Lenders for the account of the Issuing Bank pursuant to this Section 3.06, it shall promptly pay to the Agent at the Agent's Payment Office and the Agent shall promptly pay to each Revolving Loan Lender which has funded its participating interest therein in Dollars and in the kind of funds so received, an amount equal to such Lender's Pro Rata Revolving Loan Share thereof. Each such payment shall be made by the Issuing Bank or the Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

          (d) Upon the request of any Revolving Loan Lender, the Issuing Bank shall furnish to such Revolving Loan Lender copies of any Letter of Credit or Letter of Credit application form to which the Issuing Bank is party and such other documentation as may reasonably be requested by such Revolving Loan Lender.

          (e) The obligations of a Revolving Loan Lender to make payments to the Agent for the account of the Issuing Bank with respect to a Letter of Credit issued on behalf of the Borrower in accordance with the terms hereof shall be irrevocable, shall not be subject to any qualification or exception whatsoever (except in the event of the Issuing Bank's gross negligence or wilful misconduct), and shall be honored in accordance with the terms and conditions of this Agreement under all circumstances (subject to Section 3.02), including any of the following circumstances:

             (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

             (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Letter of Credit);

             (iii) any draft, certificate of any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

             (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

             (v) any failure by the Agent or the Issuing Bank to make any reports required pursuant to Section 3.09; or

             (vi) the occurrence of any Event of Default or Potential Event of Default.

     3.07.   Payment of Reimbursement Obligations.

          (a) The Borrower agrees to pay to the Issuing Bank the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Letter of Credit issued on behalf of the Borrower immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against the Issuing Bank or any other Person.

          (b) In the event any payment by the Borrower received by the Issuing Bank with respect to such Letter of Credit and distributed by the Agent to the Revolving Loan Lenders on account of their participations is thereafter set aside, avoided or recovered from the Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding or otherwise, each Revolving Loan Lender which received such distribution shall, upon demand by the Issuing Bank, contribute such Lender's Pro Rata Revolving Loan Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank upon the amount required to be repaid by it.

     3.08.   Compensation for Letters of Credit.

          (a) Letter of Credit Fees. (i) The Borrower shall pay with respect to each Letter of Credit issued as a Standby Letter of Credit quarterly in arrears, on the fifteenth day of each January, April, July and October beginning after the Initial Funding Date and also on the Termination Date, a Letter of Credit Fee equal to the percentage per annum set forth below, applied (on the basis of actual days elapsed in a 360-day year) to the maximum amount available to be drawn under such Standby Letter of Credit from day to day during the previous quarter. This fee shall be paid to the Agent, for the account of the Revolving Loan Lenders in proportion to their respective Pro Rata Revolving Loan Shares.

          Pricing Ratio       Standby Letter of Credit Fee

          Level I Status                 .75%
          Level II Status               1.00%
          Level III Status              1.50%
          Level IV Status               1.75%
          Level V Status                2.25%

             (ii) The Borrower shall pay with respect to each Letter of Credit issued as a Commercial Letter of Credit quarterly in arrears on the fifteenth day of each January, April, July and October beginning after the Initial Funding Date and also on the Termination Date, a Letter of Credit Fee equal to 0.25% per annum applied (on the basis of actual days elapsed in a 360-day year) to the maximum amount available to be drawn under such Commercial Letter of Credit from day to day during the previous quarter. This fee shall be paid to the Agent, for the account of the Revolving Loans Lenders in proportion to their respective Pro Rata Revolving Loan Shares.

          (iii)  Any Letter of Credit Fees accrued under the
Existing Credit Agreement for the period prior to the Initial
Funding Date shall be payable as provided in the Existing Credit
Agreement.

          (b) Issuing Bank Charges. The Borrower shall pay to the Issuing Bank, solely for its own account, quarterly in arrears on the fifteenth day of each January, April, July and October beginning after the Initial Funding Date and also on the Termination Date, (i) a processing fee equal to .20% per annum applied (on the basis of actual days elapsed in a 360-day year) to the maximum amount available to be drawn from day to day during the immediately preceding fiscal quarter under each Letter of Credit issued by it, and (ii) the standard charges assessed by the Issuing Bank including charges assessed in connection with the negotiation, amendment or cancellation of Letters of Credit.

     3.09.   Indemnification; Exoneration.

          (a) In addition to amounts payable as elsewhere provided in this Article III, the Borrower hereby agrees to protect, indemnify, pay and save the Agent, the Issuing Bank and each Lender harmless from and against any and all Liabilities and Costs which the Agent or the Issuing Bank or Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letter of Credit other than, in the case of the Issuing Bank, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction or (ii) the failure of the Issuing Bank to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "Governmental Acts").

          (b) As between the Borrower, the Agent, the Lenders and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank, the Agent and the Lenders shall not be responsible (except for the Issuing Bank's gross negligence or willful misconduct in connection therewith):
(i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise, whether or not they be in cipher; (iv) for errors in interpretation of technical terms; (v) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vi) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (vii) for any consequences arising from causes beyond the control of the Agent, the Issuing Bank and Lenders including any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers under this Section 3.09.

          (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with Letters of Credit issued on behalf of the Borrower or any related certificates, if taken or omitted in good faith, shall not, in the absence of gross negligence or willful misconduct, put the Issuing Bank, the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.


                           ARTICLE IV

           Conditions To Loans and Letters of Credit


     4.01. Conditions Precedent to the Initial Funding. The obligation of each Lender to make any Loan requested to be made by it on the Initial Funding Date (individually, an "Initial Loan" and collectively, the "Initial Loans") and of the Issuing Bank to issue any Letter of Credit pursuant hereto on the Initial Funding Date, and the effectiveness of this Agreement on the Initial Funding Date, shall be subject to satisfaction of all of the following conditions precedent (unless waived by all the Lenders):

          (a) Certain Documents and Other Items. The Agent shall have received on or before the Initial Funding Date all of the following, all of which, except as provided below, shall be in form and substance satisfactory to the Agent, the Co-Agents and the Lenders and in sufficient copies for each Lender:

             (i) This Agreement, executed by the Borrower, each Term Loan Lender and each of the Lenders (as defined in the Existing Credit Agreement), together with all Exhibits and Schedules;

             (ii) Evidence that any amounts due and payable under the Existing Credit Agreement have been paid;

             (iii)   The Borrower Pledge Agreement and the
Trademark Assignment, in each case, executed by the Borrower, together with stock certificates and appropriate stock powers
(endorsed in blank) in respect of any securities pledged pursuant to the Borrower Pledge Agreement;

             (iv)    The ATSC Guaranty executed by ATSC;

             (v) The ATSC Pledge Agreement executed by ATSC, together with stock certificates and appropriate stock powers
(endorsed in blank) in respect of any securities pledged pursuant to the ATSC Pledge Agreement;

             (vi) The Borrower's Certificate of Incorporation, as amended, modified or supplemented to the Initial Funding Date, certified to be true, correct and complete by the Secretary of State of Delaware as of a date not more than ten Business Days prior to the Initial Funding Date, together with a good standing certificate from the Secretary of State of Delaware dated a date not more than ten Business Days prior to the Initial Funding Date;

             (vii) ATSC's Certificate of Incorporation, as amended, modified or supplemented to the Initial Funding Date, certified to be true, correct and complete by the Secretary of State of Delaware as of a date not more than ten Business Days prior to the Initial Funding Date, together with a good standing certificate from the Secretary of State of Delaware dated as of a date not more than ten Business Days prior to the Initial Funding Date;

             (viii) A certificate of the Secretary or Assistant Secretary of the Borrower dated the Initial Funding Date certifying (A) the names and true signatures of the incumbent officers of the Borrower authorized to sign this Agreement, the other Loan Documents and any notice or certificate to be delivered hereunder, (B) the By-Laws of the Borrower as in effect on the date of such certification, (C) the resolutions of the Borrower's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, and all other Loan Documents executed by the Borrower, and (D) that there have been no changes in the Certificate of Incorporation of the Borrower since the date of the most recent certification thereof by the Secretary of State of Delaware;

             (ix) A certificate of the Secretary or Assistant Secretary of ATSC dated the Initial Funding Date certifying (A) the names and true signatures of the incumbent officers of ATSC authorized to sign the ATSC Guaranty and the ATSC Pledge Agreement, (B) the By-Laws of ATSC as in effect on the date of such certification, (C) the resolutions of ATSC's Board of Directors approving and authorizing the execution, delivery and performance of the ATSC Guaranty and the ATSC Pledge Agreement and all other Loan Documents executed by ATSC, and (D) that there have been no changes in the Certificate of Incorporation of ATSC since the date of the most recent certification thereof by the Secretary of the State of Delaware;

             (x)     A favorable legal opinion, dated the Initial
Funding Date, addressed to the Agent, the Issuing Bank and the Lenders from Skadden, Arps, Slate, Meagher & Flom, counsel to the
Borrower and ATSC, in substantially the form of Exhibit
4.01(a)(x);

             (xi) UCC-1 financing statements signed by the Borrower or ATSC, as the case may be, as debtor naming the Agent as secured party to be filed in the jurisdictions listed in
Schedule 4.01; provided, that no fixture filings shall be required to be made;

             (xii) A certificate dated the Initial Funding Date executed by the Senior Vice President-Finance of each of the Borrower and ATSC to the effect that there has been no material adverse change in the financial condition, business, operations, properties or prospects of the Borrower or ATSC, from the date of the last available financial statements;

             (xiii) A certificate dated the Initial Funding Date executed by the Senior Vice President-Finance of the Borrower to the effect that the Commitments and all Obligations hereunder constitute "Permitted Indebtedness" and "Senior Indebtedness" under the Subordinated Note Indenture, and that there is no outstanding Event of Default (as defined in the Subordinated Note Indenture); and

             (xiv) Such additional items as the Agent or the Requisite Lenders may reasonably require.

          (b) Fees and Expenses Paid. All costs, fees and expenses (including legal fees and expenses, including the allocated cost of in-house counsel) for which invoices have been delivered at least three Business Days prior to the Initial
Funding Date) and other compensation payable to the Arranger, the Co-Agents, the Agent and the Lenders shall have been paid.

          The acceptance by the Borrower of the proceeds of the Initial Loans made hereunder shall constitute a representation and warranty by the Borrower as of the Initial Funding Date in respect of such Loans that all the conditions contained in this
Section 4.01 have been satisfied or waived in writing pursuant to
Section 12.08.

     4.02. Conditions Precedent to all Loans and Letters of Credit. The obligation of the Lenders to make any Loan requested to be made by it, and of the Issuing Bank to issue any Letter of Credit, on any date, is subject to the following conditions precedent as of such date:

          (a)Notice of Borrowing. The Agent shall have received in accordance with the provisions of Section 2.01(b) or 2.02(b), on or before any Funding Date, a Notice of Borrowing.

          (b)Additional Matters.  As of the Funding Date for any
Loan or the date of issuance of any Letter of Credit:

             (i) Representations and Warranties. All of the representations and warranties of the Borrower contained in or repeated pursuant to Section 5.02 and in any other Loan Document (other than representations and warranties which expressly speak only as of a different date) shall be true and complete in all material respects on and as of such Funding Date or issuance date, as though made on and as of such date;

             (ii)    No Default.  No Event of Default or
Potential Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or the issuance of the Letter of Credit;

             (iii) No Material Adverse Chance. No event shall have occurred after July 31, 1995 which, in the reasonable judgment of the Requisite Lenders, has had or is likely to have a Material Adverse Effect; and

             (iv) Additional Term Loan Condition. If such Loan is a Term Loan, since July 31, 1995 nothing shall have occurred (and no Term Loan Lender shall have become aware of any facts or conditions not previously known) which any Term Loan Lender in its sole discretion shall determine (1) could have a material adverse effect (a) on the rights or remedies of the Term Loan Lenders or the Agent, (b) on the ability of the Borrower or any of its Subsidiaries to perform their obligations to the Term Loan Lenders and the Agent or (c) on the financial condition, business operations, property, or prospects of the Borrower and its Subsidiaries taken as a whole; or (2) has caused a material deterioration in the Borrower's weekly or monthly operating results.

          (c)Supplemental Documentation. Such additional documentation (including opinions of counsel) as the Agent or any Lender through the Agent may reasonably require.

          The acceptance by the Borrower of the proceeds of each Loan made on any Funding Date other than the Initial Funding Date or the issuance of any Letter of Credit in accordance with this Agreement shall constitute a representation and warranty by the Borrower as of such Funding Date or issuance date that all the conditions contained in this Section 4.02 have been satisfied or waived in writing pursuant to Section 12.08.


                           ARTICLE V

                 Representations and Warranties


     5.01. Representations and Warranties on the Initial Funding Date. In order to induce the Lenders to enter into this Agreement and to make the Initial Loans, the Borrower hereby represents and warrants to each Lender, the Co-Agents and the Agent that the following statements are true and correct:

          (a) Organization; Corporate Powers. Each of ATSC, the Borrower and each Subsidiary of the Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except those jurisdictions (other than Alabama, Arkansas, Mississippi and Vermont) where the failure to be in good standing or to so qualify has not had or will not have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

          (b) Authority. (i) Each of ATSC and the Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents executed by it, or to be executed by it.

             (ii) The execution, delivery and performance (or filing or recording, as the case may be) of each of the Loan Documents to which it is party and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of each of ATSC and the Borrower and no other corporate proceedings on the part of ATSC or the Borrower are necessary to consummate such transactions.

             (iii) Each of the Loan Documents (other than those not in effect on the date of the making of this representation) to which it is a party has been duly executed and delivered by each of ATSC and the Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, is in full force and effect and no term or condition thereof has been amended, modified or waived from the terms and conditions contained therein delivered to the Agent pursuant to
Article IV without the prior written consent of the Agent and the Requisite Lenders, and each of ATSC and the Borrower and, to the best of the Borrower's knowledge, the other parties thereto have performed and complied in all material respects with all the material terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the effective date thereof, and no default by any such party exists thereunder.

          (c) No Conflict. The execution, delivery and perfor mance of each Loan Document to which it is a party by each of ATSC and the Borrower and each of the transactions contemplated thereby do not and will not (i) constitute a tortious interference with any Contractual Obligation of any Person, any liability resulting from which would have or be reasonably expected to have a Material Adverse Effect, or (ii) conflict with or violate such Person's Certificate of Incorporation or By-Laws or (iii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or material Contractual Obligation of the Borrower or any Subsidiary of the Borrower or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of ATSC, the Borrower or any Subsidiary of the Borrower (other than Liens in favor of the Agent or the Issuing Bank arising pursuant to the Loan Documents or Liens permitted pursuant to Section 8.02(b)), or (v) require any approval of stockholders, unless such approval has been obtained.

          (d) Governmental Consents. The execution, delivery and performance of each Loan Document to which it is a party, by each of ATSC and the Borrower and the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action, with or by any Governmental Authority, except filings, consents or notices which have been, or will in due course be, made, obtained or given.

          (e) Governmental Regulation. None of ATSC, the Borrower or any of its Subsidiaries is subject to regulation under the Public Utility Holdings Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other statute or regulation of any Governmental Authority such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated hereby is materially impaired.

          (f) Financial Position. All quarterly and annual financial statements of ATSC, the Borrower or of the Borrower and any of its Restricted Subsidiaries delivered to the Agent were prepared in conformity with GAAP, except as otherwise noted therein, and fairly present the financial position of ATSC, the Borrower or the consolidated financial position of ATSC, the Borrower and such Subsidiaries, as the case may be, as at the respective dates thereof and the results of operations and changes in cash flows for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments. Except as contemplated in the Loan Documents, none of ATSC, the Borrower or any of its Restricted Subsidiaries has any material obligations, contingent liabilities or liabilities for taxes, long term leases or material or unusual forward or long term commitments which are not reflected in such financial statements and the notes thereto.

          (g) Permitted Indebtedness. All Obligations hereunder constitute "Permitted Indebtedness" and "Senior
Indebtedness" as such term is defined in the Subordinated Note
Indenture.

          (h) Litigation; Adverse Effects. (i) There is no action, suit, proceeding, investigation of any Governmental Authority or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or, to the best knowledge of the Borrower, threatened against ATSC, the Borrower or any Subsidiary of the Borrower or any property of any of them, which would be reasonably expected to (I) result in any Material Adverse Effect, (II) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder, or (III) materially and adversely affect the ability of the Borrower to perform its Obligations or the Lenders' ability to enforce such Obligations.

             (ii) None of ATSC, the Borrower or any Subsidiary of the Borrower is (A) in violation of any applicable law which violation has or might reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, decree, order, rule or regulation of any court or Governmental Authority which has or might have a Material Adverse Effect. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against or affecting ATSC, the Borrower or any Subsidiary of the Borrower challenging the validity or the enforceability of any of the Loan Documents.

          (i)   No Material Adverse Change.  With respect to the
Borrower or any Restricted Subsidiary, there has occurred no event since July 31, 1995 which has or would be reasonably expected to have a Material Adverse Effect.

          (j) Payment of Taxes. All tax returns and reports of each of ATSC, the Borrower and its Subsidiaries required to be filed (including extensions), have been timely filed, and all taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon their respective properties, assets, income and franchises which are shown on such returns as being due and payable, have been paid when due and payable, except such taxes, if any, that are reserved against in accordance with GAAP, such taxes which are not yet delinquent, such taxes which are payable in installments so long as paid before any penalty accrues with respect thereto and such taxes as are being contested in good faith by appropriate proceedings.

          (k) Material Adverse Agreements. None of ATSC, the Borrower or any of its Subsidiaries is a party to or subject to any Contractual Obligation or other restriction contained in its charter or By-laws which has or would be reasonably expected to have a Material Adverse Effect after giving effect to the consummation of the transactions contemplated in the Loan Documents or otherwise.

          (l) Securities Activities. None of ATSC, the Borrower or any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock and the Borrower shall not use the proceeds of any Loan in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          (m) Disclosure. Subject to changes in facts or conditions which are required or permitted under this Agreement, the representations and warranties of ATSC and the Borrower contained in the Loan Documents, and all certificates and other documents delivered to the Agent in connection therewith, taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          (n) Patents, Trademarks, Permits, Etc. The Borrower and each of its Restricted Subsidiaries owns, is licensed or otherwise has the lawful right to use, or has all permits and other approvals of Governmental Authorities, patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to its financial condition, business, operations, assets and prospects, individually or taken as a whole. The use of such permits and other approvals of Governmental Authorities, patents, trademarks, service marks trade names, copyrights, technology, know-how and processes by the Borrower or any such Subsidiary does not infringe on the rights of any Person, subject to such claims and infringements the existence of which do not have or are not reasonably expected to have a Material Adverse Effect. The transactions contemplated by the Loan Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, service marks, trade names, copyrights, technology, know-how or processes by the Borrower or any such Subsidiary in any manner which has or might have a Material Adverse Effect.

          (o) Environmental Matters. To the best of the Borrower's knowledge, the operations of the Borrower and its Restricted Subsidiaries comply in all material respects with all applicable environmental, health and safety Requirements of Law except where any failure to comply is not reasonably likely to have a Material Adverse Effect.

          (p) ERISA. Each Plan which is intended to be qualified under Section 401(a) of the IRC has been or will promptly be submitted to the IRS for a determination that it is so qualified and that the trust related to any such Plan is exempt from Federal income tax under Section 501(a) of the IRC as currently in effect. Neither the Borrower nor any ERISA Affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan which breach would have or would be reasonably expected to have a Material Adverse Effect. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the IRC) whether or not waived which would have or would be reasonably expected to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or 4975 of the IRC or (ii) has taken or failed to take any action which would constitute or result in a Termination Event such that the events under (i) or (ii) or both would have or would be reasonably expected to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Neither the Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan which would have or would be reasonably expected to have a Material Adverse Effect or (ii) made a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan which would have or would be reasonably expected to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or other payment which would have or would be reasonably expected to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the IRC due to a Plan amendment that results in an increase in current liability for,the plan year.

          (q) Net Worth. The Net Worth of the Borrower is at least $269,000,000 on the Initial Funding Date prior to giving effect to all transactions contemplated by Loan Documents, including the payment and accrual of all Transaction Costs payable by the Borrower with respect to any of the foregoing.

     5.02. Subsequent Funding Representations and Warranties. In order to induce the Lenders and the Issuing Bank to make any Loans after the Initial Funding Date, and the Issuing Bank to issue Letters of Credit, the Borrower hereby represents and warrants to each Lender, the Issuing Bank and the Agent that the statements set forth in Section 5.01 (except to the extent that such statements expressly are made only as of the Initial Funding
Date), are true, correct and complete in all material respects as though made on and as of the Funding Date in respect of each Borrowing after the Initial Funding Date and the date of issuance of each Letter of Credit, except that the representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under this Agreement.


                           ARTICLE VI

                      Reporting Covenants


     6.01. Financial Statements. So long as the Borrower shall have any Obligation or any Lender shall have any Commitment hereunder the Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Borrower shall deliver or cause to be delivered to the Agent (with a sufficient number of copies for all Lenders):

          (a) As soon as practicable, and in any event within 45 days after the end of each of ATSC's first three fiscal quarters on a consolidated basis for ATSC, the Borrower and its Restricted Subsidiaries, a balance sheet, income statement and cash flow statement for such fiscal quarter and a year-to-date balance sheet, income statement and cash flow statement of ATSC, all certified by a Responsible Officer;

          (b) As soon as practicable, and in any event within 90 days after the end of each Fiscal Year, annual financial statements on a consolidated basis for ATSC, the Borrower and its Subsidiaries, consisting of a balance sheet, income statement and cash flow statement, certified without qualification by the firm of independent certified public accountants of recognized national standing regularly retained by ATSC and acceptable to the Agent, and accompanied by such firm's certification that, in the course of its audit (conducted in accordance with generally accepted auditing standards), it obtained no knowledge that an Event of Default or Potential Event of Default has occurred as a result of a violation of any of the covenants set forth in
Article IX;

          (c) As soon as practicable, and in any event within 45 days after the end of each Fiscal Year, on a consolidated basis for ATSC, the Borrower and its Subsidiaries, detailed financial projections for the next succeeding Fiscal Year, including a written explanation of the principal assumptions made with respect thereto;

          (d) (i) Together with each delivery of the financial statements pursuant to paragraphs (a) and (b) above, a Compliance Certificate of the Borrower substantially in the form of Exhibit 6.01, stating that the executive officers signatory thereto have reviewed the terms of this Agreement, the ATSC Guaranty, the ATSC Pledge Agreement and the Borrower Pledge Agreement, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries, during the accounting period covered by such financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; provided, however, that Attachment 2 to Exhibit 6.01 need not be included in the Compliance Certificate provided together with the financial statements delivered pursuant to paragraph (a) above and (ii) not later than 45 days after the end of each fiscal quarter (including the fourth fiscal quarter), a Pricing Ratio Certificate, substantially in the form of Exhibit 6.01(d)(ii) (a "Pricing Ratio Certificate"), calculating the Pricing Ratio on the basis of the amount of Funded Debt outstanding on the last day of such fiscal quarter and EBITDA for the four consecutive fiscal quarters ending with such fiscal quarter.

          (e)   Promptly upon the Borrower obtaining knowledge
(A) of any condition or event which constitutes an Event of Default or Potential Event of Default, (B) of any condition or event which constitutes an event of default or which, with the giving of notice or lapse of time or both, would constitute an event of default under the Subordinated Note Indenture, (C) of any condition or event which has or in the Borrower's judgment is likely to have a Material Adverse Effect, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by any lender or holder of the Subordinated Notes and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

          (f) (A) Promptly after learning thereof, notice of the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any Restricted Subsidiary of the Borrower involving claims in excess of $5,000,000, or any Property of ATSC, the Borrower or any Restricted Subsidiary of the Borrower valued in excess of $5,000,000 except, in each case, where the same is fully covered by insurance (other than any applicable deductible) or has been previously disclosed in writing by the Borrower and of any material adverse change in any existing action, suit, proceeding, governmental investigation or arbitration; and (B) promptly upon learning thereof, notice of any investigation or proceeding before or by any Governmental Authority, the effect of which might limit, prohibit or restrict materially the manner in which it currently conducts its business or to declare any substance contained in the products manufactured or distributed by it to be dangerous, if such declaration is reasonably likely to have a Material Adverse Effect;
          (g) As soon as possible, and in any event within ten Business Days after either the Borrower or any ERISA Affiliate knows or, solely with respect to any Benefit Plan maintained by the Borrower or an ERISA Affiliate on or after the Initial Funding Date, has reason to know that a Termination Event has occurred, a written statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

          (h) As soon as possible, and in any event within ten Business Days, after either the Borrower or any ERISA Affiliate knows that a prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) involving the Borrower or any ERISA Affiliate has occurred, a statement of a Responsible Officer of the Borrower describing such transaction and the action which the Borrower or such ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

          (i)   Promptly upon, and in any event within ten
Business Days after, receipt by the Borrower or an ERISA
Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (j)   Promptly upon, and in any event within ten
Business Days after, receipt by the Borrower or any ERISA
Affiliate of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the IRC, copies of such letter;

          (k)   Promptly upon, and in any event within ten
Business Days after, receipt by the Borrower or an ERISA
Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

          (l)   Promptly upon, and in any event within ten
Business Days, after the Borrower or any ERISA Affiliate knows
(A) a Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan a notification of such information;

          (m) Such other information respecting the financial condition of ATSC, the Borrower or any Subsidiary of the Borrower, business, operations, assets, performance or prospects as the Agent or the Requisite Lenders may, from time to time, reasonably request including financial projections and including monthly balance sheets, income statements and cash flow statements;

          (n) On a timely basis consistent with the Borrower's legal obligations to release such materials, copies of all financial statements, reports and notices, if any, sent or made available generally by the Borrower to the holders of its publiclyheld Securities or sent or made available generally to a holder of the Subordinated Notes or the trustee under the Subordinated Note Indenture or filed with the Commission, and of all press releases made available generally by the Borrower to the public concerning material developments in the business of the Borrower; and

          (o) Upon the request of the Agent or any Lender, copies of any management reports prepared by the Borrower's independent certified public accountants in connection with the annual audit.


                          ARTICLE VII

                     Affirmative Covenants


     The Borrower covenants and agrees that, on and after the date hereof and so long as any Lender shall have any Commitment hereunder and until payment in full of all of the Obligations:

     7.01. Corporate Existence, Etc. The Borrower shall, and shall cause ATSC and each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises except as permitted under Section 8.08.

     7.02. Corporate Powers, Etc. The Borrower shall, and shall cause ATSC and each Subsidiary of the Borrower to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except in those jurisdictions (other than Alabama, Arkansas, Mississippi, and Vermont) where the failure to so qualify does not have or would not reasonably be expected to have a Material Adverse Effect.

     7.03. Compliance with Laws. The Borrower shall, and shall cause ATSC and each Subsidiary of the Borrower to, comply with all Requirements of Law, and all restrictive covenants affecting it or its business, properties, assets or operations, except where the failure so to comply would be reasonably expected to have Material Adverse Effect.

     7.04. Payment of Taxes and Claims. The Borrower shall, and shall cause ATSC and each Subsidiary of the Borrower, to pay
(a) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty or interest in a material amount accrues thereon, and (b) all claims (including claims for labor, services, materials and supplies) for sums, material in the aggregate, which have become due and payable and which by law have or may become a Lien (other than a Customary Permitted Lien) upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause
(b) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     7.05. Maintenance of Properties; Insurance. The Borrower shall and shall cause ATSC and each Restricted Subsidiary of the Borrower to, maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty or condemnation, all Property material to its operations and will make or cause to be made all appropriate repairs, renewals and replacements thereof, consistent with past practice. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain such insurance as it may be required to maintain under its leases and other contracts and, to the extent not inconsistent with such requirements, shall also maintain with financially sound insurance companies, insurance policies and programs against loss or damage by fire, theft, burglary, pilferage and loss in transit, together with such other hazards as is reasonably consistent with prudent industry practice, and maintain product and other liability insurance consistent with prudent industry practice with financially sound insurance companies.

     7.06. Inspection of Property; Books and Records; Discussions. The Borrower shall, and shall cause ATSC and each Subsidiary of the Borrower to, permit any authorized representative(s) designated by the Agent to visit and inspect any of its properties, including financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, employees, representatives, agents or independent certified public accountants, all upon reasonable notice and at such reasonable time and as often as may be reasonably requested.
Each such visitation and inspection made by or on behalf of the Agent shall be at the Borrower's expense. The Borrower will keep proper books of record and account in which entries in conformity with GAAP shall be made to prepare the financial statements described in Section 6.01 and to satisfy all Requirements of Law.

     7.07. Labor Matters. The Borrower shall notify the Agent in writing, promptly, of any material labor dispute to which it may become a party, any strikes or walkouts relating to any of its facilities and the expiration of any labor contract to which it is a party or by which it is bound.

     7.08. Maintenance of Permits. The Borrower shall obtain and maintain, and shall cause each of its Subsidiaries to obtain and maintain, in full force and effect all Permits or other rights necessary for the operation of its business, except where the failure to obtain or maintain such Permits or rights would not have or would not reasonably be expected to have a Material Adverse Effect.

     7.09. ERISA. The Borrower shall establish, maintain and operate and cause each of its ERISA Affiliates to establish, maintain and operate, all Plans in all material respects in compliance with the applicable provisions of ERISA, the IRC, and all other Requirements of Law.

     7.10. Distribution Center Financing; Lease Financing. (a) In the event that the Distribution Center Financing is not consummated within 90 days after the Initial Funding Date, the Borrower will provide to the Agent a mortgage on the Distribution Center in form and substance reasonably satisfactory to the Agent, and take such additional actions (including, without limitation, delivery of real property surveys and FIRREA appraisals (to the extent FIRREA appraisals are required by law) and policies of title insurance and flood insurance (if applicable)), as the Agent may reasonably request in order to grant to the Agent, as collateral security for the Obligations, a first priority mortgage on the Distribution Center.

          (b) In the event that the Lease Financing is not consummated within 90 days after the Initial Funding Date, the Borrower will provide to the Agent a security agreement covering the materials handling equipment related to the Distribution Center, in form and substance reasonably satisfactory to the Agent, and take such additional actions as the Agent may reasonably request in order to grant to the Agent, as collateral security for the Obligations, a first priority security interest in such equipment.

     7.11. UCC Searches. The Borrower shall provide to the Agent, as soon as practicable after the Initial Funding Date, UCC searches by a recognized service agency demonstrating that the UCC financing statements referred to in Section 4.01(a)(xi) have been filed in the appropriate filing offices and that there are no other filings in such offices covering the Collateral.


                          ARTICLE VIII

                       Negative Covenants


     The Borrower covenants and agrees that, on and after the date hereof and so long as any Lender shall have any Commitment hereunder and until payment in full of all of the Obligations:

     8.01. Indebtedness. The Borrower shall not, and shall not permit ATSC or any Restricted Subsidiary to, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (a)   the Obligations;

          (b) Indebtedness in the form of bank overdrafts in the ordinary course of business;

          (c) the Subordinated Notes and obligations for fees, expenses and indemnifications related thereto;

          (d)   Indebtedness in connection with any Receivables
Transaction;

          (e) (i) Indebtedness incurred by the Borrower or any Restricted Subsidiary to finance Capital Expenditures and (ii) Capital Lease obligations of the Borrower or any Restricted Subsidiary; provided, however, that Capital Expenditures made in connection with the Distribution Center shall not exceed $25,000,000 during the term of this Agreement;

          (f)   Indebtedness in respect of Accommodation
Obligations permitted under Section 8.04;

          (g) Indebtedness of ATSC to the Borrower and any Restricted Subsidiary in connection with any advances made pursuant to Section 8.03(b);

          (h)   Indebtedness in respect of Interest Rate
Contracts;

          (i) intercompany Indebtedness among the Borrower and its Restricted Subsidiaries;

          (j)   if the CAT Joint Venture becomes a Restricted
Subsidiary, Indebtedness of the CAT Joint Venture existing on the date the CAT Joint Venture becomes a Restricted Subsidiary;

          (k) Indebtedness in connection with Liens permitted under clause (x) of Section 8.02(b);

          (l)   Indebtedness under the Distribution Center
Financing and the Lease Financing; and

          (m) other Indebtedness of the Borrower and its Restricted Subsidiaries not exceeding in the aggregate principal amount of $5,000,000 at any one time outstanding.

     8.02.   Sales of Assets; Liens.

          (a) Sales. The Borrower shall not, and shall not permit ATSC or any Restricted Subsidiary to, sell, assign, trans fer, lease, convey or otherwise dispose of, any properties or assets, whether now owned or hereafter acquired, or any income or profits therefrom, except among ATSC, the Borrower and any Restricted Subsidiary and except:

             (i) sales of inventory and subleases of real property in the ordinary course of business (and with respect to such subleases consistent with its past practices);

             (ii)    subleases of real property not in the
ordinary course of business, but only to the extent the aggregate annual rental payments accrued under all such subleases do not exceed $1,000,000;

             (iii)   Receivables Transactions;

             (iv) other sales of assets, including the sale of Securities of Subsidiaries, whether or not in the ordinary course of business, having an aggregate fair market value of not more than $1,000,000 pursuant to one single disposition or $2,000,000 in the aggregate pursuant to several dispositions in any one Fiscal Year;

             (v)     licenses of trademarks to the extent
necessary to maintain or protect such trademarks in jurisdictions outside the United States of America;

             (vi)    sales or dispositions of Cash Equivalents;

             (vii)   sales of the Borrower's interest in the CAT
Joint Venture pursuant to the CAT Joint Venture Agreement; and

             (viii)      transfer of cash or property in an
amount not to exceed 1% of EBITDA for each Fiscal Year to a charitable foundation established by the Borrower or ATSC;

provided, that (A) no disposition (other than sales of Receivables permitted by clause (iii) or transfers permitted by clause (viii)) in excess of $1,000,000 shall be permitted unless the price to be received therefor represents the then fair market value of the asset or property sold at the time of such disposition and at least 80% of the price is to be paid in cash at the closing of the disposition and (B) this Section 8.02(a) shall not prohibit the Lease Financing or the Distribution Center Financing.

          (b)Liens.  The Borrower shall not, and shall not permit
ATSC or any Restricted Subsidiary to, create, incur, assume or permit to exist, directly or indirectly, any Lien on or with respect to any of its Property except:

             (i)     Liens securing the Obligations;

             (ii) Liens upon the interest or title of a lessor or secured by a lessor's interest under any lease under which the Borrower or any Restricted Subsidiary is the lessee and the interest of the lessee under any lease under which the Borrower or any Restricted Subsidiary is the lessor;

             (iii)   Customary Permitted Liens;

             (iv)    Liens granted by the Borrower or any
Restricted Subsidiary (including the interest of a lessor under a Capital Lease) and Liens on Property existing at the time of acquisition thereof by the Borrower or any Restricted Subsidiary securing Indebtedness permitted by Section 8.01(e);

             (v) Liens on Property of any Person existing at the time such Person becomes a Restricted Subsidiary incurring
Indebtedness permitted by Section 8.01;

             (vi)    Liens with respect to judgments or
attachments which do not result in an Event of Default or Potential Event of Default hereunder;

             (vii)   Permitted Existing Liens;

             (viii)      Liens in respect of Receivables sold
pursuant to a Receivables Transaction;

             (ix) Liens in respect of Indebtedness permitted pursuant to Section 8.01(l) and (m); and

             (x) to the extent Indebtedness secured thereby is permitted to be extended, renewed, replaced or refinanced, a future Lien upon any Property which is subject to a Lien described in clause (vii) above, if such future Lien attaches only to the same Property, secures only such permitted extensions, renewals, replacements or refinancings and is of like quality, character and extent.

     8.03. Investments. The Borrower shall not, and shall not permit ATSC or any Restricted Subsidiary to, make or own, directly or indirectly, any Investment in any Person except:

          (a)Investments by the Borrower in Cash Equivalents;

          (b)Investments by the Borrower resulting from advances to ATSC to fund any of the items set forth in Section 8.05(a) or
(b);

          (c)Investments by ATSC in the capital stock of the Borrower;

          (d)Investments in Subsidiaries if such Subsidiaries have been organized in connection with a Receivables Transaction;

          (e)Investments in Restricted Subsidiaries and investments resulting from transactions permitted pursuant to
Section 8.01(i);

          (f)Investments in joint ventures (in the form of corporations, partnerships or otherwise) in a maximum amount not exceeding $10,000,000 at any one time outstanding;

          (g)Investments in Unrestricted Subsidiaries in an amount not to exceed $1,000,000 in the aggregate in any Fiscal
Year;

          (h)Investments not exceeding $5,000,000 at any one time outstanding in respect of loans to senior executives and key employees of the Borrower or any Restricted Subsidiary;

          (i)Investments by the Borrower in the CAT Joint Venture pursuant to the CAT Joint Venture Agreement in the form of (i) capital stock, (ii) advances made to the CAT Joint Venture not to exceed $5,000,000 in the aggregate outstanding at any time and
(iii) one or more Letters of Credit issued in respect of obligations of the CAT Joint Venture;

          (j)Investments in the form of advance payments to suppliers not in excess of an aggregate amount of $10,000,000 outstanding at any one time; and

          (k)other Investments by the Borrower not in excess of an aggregate amount of $500,000 outstanding at any one time.

     8.04. Accommodation Obligations. The Borrower shall not, and shall not permit ATSC or any Restricted Subsidiary to, create or become or be liable, directly or indirectly, with respect to any Accommodation Obligation except:

          (a)guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (b)obligations, warranties and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit or in favor of an Affiliate of the Borrower or such Subsidiary;

          (c)obligations in respect of any Receivables
Transaction;

          (d)guaranties of obligations of the Borrower or Subsidiaries of the Borrower in connection with the Distribution
Center Financing or the leasing or financing of materials handling equipment, computer equipment, furniture and fixtures in the ordinary course of business;

          (e)Accommodation Obligations arising in connection with the Borrower's agreement to provide the CAT Joint Venture with one or more Letters of Credit issued for the benefit of the CAT Joint Venture pursuant to the CAT Joint Venture Agreement to the extent permitted by Section 8.03(i) and similar arrangements for the benefit of other joint ventures; and

          (f)with respect to ATSC, Accommodation Obligations arising in connection with the ATSC Guaranty or Accommodation Obligations for Indebtedness of the Borrower or its wholly-owned Restricted Subsidiaries permitted to be incurred under Section 8.01.

     8.05. Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries or ATSC, to declare or make any Restricted Payment except:

          (a)scheduled payments (but not prepayments) of interest due on the Subordinated Notes, if such scheduled payments are permitted to be made pursuant to the terms of such Subordinated
Notes;

          (b)dividends paid and declared in any Fiscal Year by the Borrower to ATSC to fund (i) income and franchise taxes payable in such Fiscal Year owed by ATSC pursuant to the Tax Sharing Agreement dated as of July 12, 1989 between ATSC and the Borrower; (ii) other ordinary operating expenses of ATSC not in excess of $500,000 in any Fiscal Year; (iii) ATSC's share of expenses incurred in connection with, any public offering of Common Stock; and (iv) payments permitted under Section 8.05(e);

          (c)dividends paid or any other distribution made by any Subsidiary on its capital stock;

          (d)payments by ATSC to the Investor Group of its share of expenses incurred in connection with any public offering of the Common Stock held by the Investor Group; and

          (e)payments by ATSC or the Borrower to acquire shares of Common Stock from employees of ATSC, the Borrower or any Restricted Subsidiary in an aggregate amount not exceeding
$100,000 in any Fiscal Year.

     8.06. Conduct of Business. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than (a) the business engaged in by the Borrower or such Subsidiary on the date hereof; (b) any business activities substantially similar or related thereto; and (c) any Receivables Transaction.

     8.07. Transactions with Affiliates. The Borrower shall not, and shall not permit ATSC or any Restricted Subsidiary to, at any time after the Initial Funding Date directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates on terms that are less favorable to it than those fair and reasonable terms that might be obtained in a comparable armslength transaction at the time; provided that the foregoing restriction shall not apply to transactions among ATSC, the Borrower and its wholly-owned Restricted Subsidiaries, customary fees paid to members of the Board of Directors of the Borrower or ATSC or payments permitted under Section 8.03(h) or the business contemplated by the CAT Joint Venture Agreement or other joint ventures.

     8.08.   Restriction on Fundamental Changes.

          (a)The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or Property, whether now or hereafter acquired, except (i) as otherwise permitted under Section 8.02(a), (ii) that any Restricted Subsidiary may merge into or convey, sell, lease or transfer all or substantially all of its assets to, the Borrower or any other Restricted Subsidiary and (iii) that nothing contained herein shall prohibit the Borrower from dissolving or liquidating any Subsidiary if in the reasonable opinion of the Borrower's senior management such dissolution or liquidation has no reasonable likelihood of having a Material Adverse Effect.

          (b)The Borrower shall not and shall not permit ATSC or any Restricted Subsidiary to, amend its Certificate of Incorporation or By-Laws in a manner that is in any way adverse to the rights of the Agent and the Lenders hereunder.

     8.09. ERISA. The Borrower shall not, and shall not permit any of its ERISA Affiliates to, do any of the following to the extent that such act or failure to act would in the aggregate, after taking into account any other such acts or failures to act, have a Material Adverse Effect.

          (a)Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (b)permit to exist any accumulated funding deficiency
(as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

          (c)terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of the Borrower or any ERISA Affiliate under Title IV of ERISA;

          (d)fail, or permit any ERISA Affiliate to fail, to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

          (e)fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under
Section 412 of the IRC on or before the due date for such installment or other payment; or

          (f)amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC.

     8.10. Sales and Leasebacks. The Borrower shall not, and shall not permit any Restricted Subsidiary to, become liable, directly or by way of any Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property whether now owned or hereafter acquired, (a) which the Borrower or any Restricted Subsidiary has sold or transferred or is to sell or transfer to any other Person, or (b) which the Borrower or any such Restricted Subsidiary intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by that entity to any other Person in connection with such lease; provided, that this Section
8.10 shall not prohibit the Lease Financing or the Distribution
Center Financing.

     8.11.   Subordinated Indebtedness.

          (a)No Change. The Borrower shall not, and shall not permit ATSC to, amend, supplement or modify the terms of the Subordinated Notes (i) which relate to subordination, interest (including options to pay in kind), principal, tenor, extension of maturity, payments in respect of redemptions, repurchases, sinking fund, principal, interest or other payments, or the acceleration thereof or any rescission of acceleration or (ii) except if necessary to comply with the provisions of the Trust Indenture Act of 1939 or (iii) by making more restrictive, or adding, covenants, breaches, defaults, or events of default, or
(iv) by shortening cure periods, or (v) if the benefits to the Borrower or the Agent or the Lenders would thereby be in any material respect limited, restricted or diminished.

          (b)Notices.  The Borrower shall deliver to the Agent
(i) a copy of each notice or other written communication delivered by or on behalf of the Borrower to any trustee under the Subordinated Indenture, such delivery to be made at the same time and by the same means as such notice or other written communication is delivered to such Person, and (ii) a copy of each notice or other written communication received by the Borrower from the trustee under the Subordinated Indenture, such delivery to be made promptly after such notice or other written communication is received by the Borrower.

     8.12. Margin Regulations. No portion of the proceeds of any credit extended under this Agreement shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation G, Regulation T, Regulation U or Regulation X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the date or dates of such Borrowing and such use of proceeds.

     8.13. Change of Fiscal Year. The Borrower shall not change its Fiscal Year.

     8.14.   Subsidiaries.  (a) The Borrower shall not permit any
Unrestricted Subsidiary to enter into any Accommodation
Obligation with respect to any Indebtedness of ATSC, the Borrower or any Restricted Subsidiary or to grant or permit to exist any Lien on its Property to secure any such Indebtedness.

          (b)The Borrower shall not, and shall not permit any Restricted Subsidiary to, create or otherwise become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to pay dividends or make any other distribution, in respect of its stock or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Borrower or any other Restricted Subsidiary, make loans or advances or other Investments in the Borrower or any other Restricted Subsidiary or sell, transfer or otherwise convey any of its Property to the Borrower or any other Restricted Subsidiary.

     8.15. Capital Expenditures. The Borrower shall not make Capital Expenditures in any Fiscal Year, commencing with Fiscal Year 1996, exceeding (a) during Fiscal Year 1996, the sum of (i) $6,250,000 during each fiscal quarter in such Fiscal Year, with amounts thereof not used in such fiscal quarter being carried forward and available in the subsequent fiscal quarters in Fiscal Year 1996, plus (ii) if the Borrower issues and sells its equity securities during Fiscal Year 1996, an amount equal to the lesser of (x) one-third of the net cash proceeds received by the Borrower from such equity sales and (y) the difference between $32,500,000 and the amount of capital expenditures permitted for Fiscal Year 1996 by the foregoing clause (i) (provided, that the Borrower may not make or commit any amount of Capital Expenditures permitted by this clause (ii) unless the Borrower shall have delivered to the Banks the financial statements required by Section 6.01(a) for the fiscal quarter ending July 31, 1996 and such financial statements show that the Borrower was in compliance with Section 9.03 as of the end of such fiscal quarter); and (b) during any Fiscal Year after Fiscal Year 1996, $32,500,000 in the aggregate; provided, that if in any Fiscal Year after Fiscal Year 1996 (each, a "Calculation Year"), the Fixed Charge Coverage Ratio for such Calculation Year is greater than 1.25, then Capital Expenditures during the Fiscal Year immediately following such Calculation Year may be increased by the lesser of (x) $17,500,000 and (y) the Contingent Amount, determined in accordance with the following formula:


C = (EBITDA) - B
       A

where

C = Contingent Amount;

EBITDA = EBITDA for such Calculation Year;

A =  1.25 plus 50% of the difference between 1.25 and the actual
Fixed Charge Coverage Ratio for such Calculation Year; and

B = the sum of the amounts described in clause (b) of the definition of Fixed Charge Coverage Ratio in Section 1.01 for such Calculation Year.

The Borrower will not, at any time when it is not in compliance with Section 9.03, commit to make any Capital Expenditures, and during such time as the Borrower is not in compliance with
Section 9.03, the Borrower will make only such Capital Expenditures as were legally committed at a time when the Borrower was in compliance with Section 9.03. For purposes hereof, it is agreed that the Borrower shall be in compliance with Section 9.03 at any time that a breach thereunder has been effectively waived or cured.


                           ARTICLE IX

                      Financial Covenants


     The Borrower covenants and agrees that, on and after the date hereof and so long as any Lender has any Commitment hereunder and until payment in full of all the Obligations:

     9.01. Minimum Net Worth. The Borrower shall not permit Net Worth as determined at the end of any fiscal quarter (beginning with the fiscal quarter ending on or about October 31, 1994) to be less than the Net Worth on or about July 29, 1994 plus (a) 50% of Net Income after July 31, 1994 (without deducting from such cumulative amount the amount of any net loss incurred in any Fiscal Year except extraordinary losses associated with the redemption or repurchase of Indebtedness) plus (b) 100% of the net proceeds of any equity issue or conversion of debt to equity subsequent to the Initial Funding Date minus (c) any expenses related to the payments described in Section 8.05(b)(iii) or Section 8.05(e).

     9.02. Funded Debt to Total Capitalization Ratio. The Borrower shall not permit the ratio of (a) (i) Funded Debt plus
(ii) obligations in respect of Capital Leases to (b) Total Capitalization as determined at the end of each fiscal quarter,
(x) for any fiscal quarter prior to the fourth quarter of Fiscal Year 1996, to exceed .475 to 1 or (y) for any fiscal quarter from and after the fourth quarter of Fiscal Year 1996, .45 to 1

     9.03. Minimum Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio, as determined at the end of any fiscal quarter for the preceding four fiscal quarters (or, if less, the number of full fiscal quarters elapsed since the Initial Funding Date) to be less than the ratio set forth opposite the month in which such fiscal quarter ends:

          Quarter Ended            Minimum Ratio

          January 1996             0.75 to 1.00
          April 1996               1.00 to 1.00
          July 1996                1.10 to 1.00
          October 1996             1.15 to 1.00
          January 1997
            and thereafter         1.25 to 1.00


                           ARTICLE X

             Events of Default; Right and Remedies


     10.01. Events of Default. Each of the following occurrences shall constitute an Event of Default under this
Agreement:

          (a)   Failure to Make Payments When Due. (i) The
Borrower shall fail to pay when due any principal of any Loan or Reimbursement Obligation, or

             (ii) The Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any fee or other amount payable under this Agreement, within the earlier of (A) five Business Days after the same shall become due in accordance with terms hereof or (B) in the event that a principal or interest payment shall be due under the terms of the Subordinated Notes within such five Business Day period, one Business Day prior to such payment date in respect of the Subordinated Notes or if the payments are due on the same date, on such due date.

          (b) Breach of Certain Covenants. The Borrower shall fail duly and punctually to perform or observe (or cause ATSC to perform or observe) any agreement, covenant or obligation binding on the Borrower under Article VIII or Article IX or binding on the Borrower or ATSC under any section of the Collateral Documents (which failure continues after the expiration of any grace period specified under such section of the Collateral Documents).

          (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrower or ATSC to the Agent, the Issuing Bank or any Lender herein or in any of the other Loan Documents or in any written statement or certificate at any time given by the Borrower or ATSC pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made or deemed made.

          (d) Other Defaults. Either the Borrower or ATSC shall fail duly and punctually to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in Sections 10.01(a), (b) and (c)) or under any of the other Loan Documents, and such failure shall continue for 20 days (or, in the case of Loan Documents other than this Agreement, any longer period of grace expressly set forth therein).

          (e) Default as to Other Indebtedness. ATSC, the Borrower or any Restricted Subsidiary shall fail to make any payment when due (whether by scheduled maturity, required prepay ment, acceleration, demand or otherwise) on any Indebtedness of ATSC, the Borrower or any such Subsidiary, other than an Obliga tion, if the aggregate amount of all such Indebtedness is $5,000,000 or more; or any breach, default or event of default shall occur, or any other event shall occur or condition shall exist, under any instrument, agreement or indenture pertaining thereto, if the effect thereof is to accelerate, or permit the holder(s) of such Indebtedness to accelerate, the maturity of any such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment prior to the stated maturity thereof), or the holder of any Lien (other than Liens upon property leased to ATSC, the Borrower or such Restricted Subsidiary which were created by the landlord prior to the commencement of the lease), in any amount, shall commence foreclosure of such Lien upon property of ATSC, the Borrower or any Restricted Subsidiary having a value in excess of $5,000,000 in the aggregate.

          (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) An involuntary case shall be commenced against the Borrower or ATSC or any Restricted Subsidiary, and the petition shall not be dismissed within 60 days after commencement of the case, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or ATSC or any Restricted Subsidiary in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law.

             (ii) A decree or order of a court having jurisdic tion in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or ATSC or any Restricted Subsidiary, or over all or a substantial part of the property of the Borrower or ATSC or any Restricted Subsidiary, shall be entered; or an interim receiver, trustee or other custodian of the Borrower or ATSC or any Restricted Subsidiary, or of all or a substantial part of the property of the Borrower or ATSC or any Restricted Subsidiary, shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or ATSC or any Restricted Subsidiary, shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within 60 days of entry, appointment or issuance.

          (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower or ATSC or any Restricted Subsidiary shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; the Borrower or ATSC or any Restricted Subsidiary shall make any assignment for the benefit of creditors or shall be unable or generally fail, or admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or any committee thereof) of the Borrower or ATSC or any Restricted Subsidiary adopts any resolution to approve any of the foregoing.

          (h) Judgments and Attachments. Any money judgment (other than a money judgment covered by insurance, but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of $5,000,000 shall be entered or filed against the Borrower or ATSC or any Restricted Subsidiary or any of their Property, and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days.

          (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower or ATSC or any Restricted Subsidiary decreeing its involuntary dissolution or split-up and such order shall remain undischarged and unstayed for a period in excess of 60 days; or the Borrower or ATSC or any Restricted Subsidiary shall otherwise dissolve or cease to exist except as permitted by Section 8.08.

          (j) Collateral Documents; Failure of Security or Subordination. For any reason other than a release of Liens or the failure of the Agent and the Lenders to take any action unilaterally available to them to maintain the perfection of the Liens created in favor of the Agent pursuant to this Agreement and the Collateral Documents, any Collateral Document ceases to be in full force and effect or any Lien intended to be created thereby ceases to be or is not valid and perfected; or any Lien in favor of the Agent contemplated by this Agreement or any Collateral Document, or the subordination provisions of the Subordinated Notes shall, at any time, be invalidated or otherwise cease to be in full force and effect; or any such Lien or any Obligation shall be subordinated or shall not have the priority contemplated by this Agreement, the Collateral Documents or such subordination provisions, for any reason.

          (k) Change in Control. Any Change in Control shall occur.

          (l) ERISA Liabilities. Any Termination Event occurs which will or is reasonably likely to subject either the Borrower or an ERISA Affiliate to a liability which will or is reasonably expected to have a Material Adverse Effect.

          An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 12.08.

     10.02.  Rights and Remedies.

          (a) Acceleration. Upon the occurrence of any Event of Default described in Section 10.01(f) or 10.01(q) with respect to the Borrower, the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and all Reimbursement Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower, and the obligation of each Lender to make any Loan hereunder and of the Issuing Bank to issue any Letter of Credit shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan hereunder and of the Issuing Bank to issue any Letter of Credit shall immediately terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and all Letter of Credit Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

          (b) Deposit for Letters of Credit. In addition, upon demand by the Agent or the Issuing Bank after the occurrence and during the continuance of any Event of Default, the Borrower shall deposit with the Agent for the benefit of the Issuing Bank with respect to each Letter of Credit then outstanding, promptly upon the demand of the Agent, cash or Cash Equivalents in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposit shall be held by the Agent for the benefit of the Issuing Bank as security for, and to provide for the payment of, the Reimbursement Obligations. Pending the application of such deposit to payment of the Reimbursement Obligations, the Agent may invest such deposit in an open account or similar immediately available savings deposit and all interest accrued thereon shall be held with such deposit as additional security for the Reimbursement Obligations.

          (c) Rescission. If at any time after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 12.08, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences and thereupon shall release any deposit made pursuant to Section 10.02(b); provided, however, that no rescission shall occur after the earlier of 30 days after the date of acceleration or any Event of Default specified in paragraph (f) or (g) of Section 10.01, whichever is earlier. No action pursuant to this paragraph (c) shall affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


                           ARTICLE XI

                           The Agent


     11.01. Appointment and Authorization. Each Lender and the Issuing Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     11.02. Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     11.03. Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders or the Issuing Bank for any recital, statement, representation or warranty made by ATSC, Borrower or any Subsidiary or Affiliate of ATSC or the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of ATSC, the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or the Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of ATSC, the Borrower or any of the Subsidiaries or Affiliates of ATSC or the Borrower.

     11.04.  Reliance by Agent.

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders and the Issuing Bank.

          (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

     11.05. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Potential Event of Default or Event of Default as shall be requested by the Requisite Lenders; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     11.06. Credit Decision. Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of ATSC and the Borrower and its Subsidiaries shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of ATSC and the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

     11.07. Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including legal fees and the allocated cost of staff counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. Without limiting the generality of the foregoing, if the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 11.07, together with all costs and expenses and attorneys' fees (including legal fees and the allocated cost of staff counsel). The obligation of the Lenders in this Section shall survive the payment of all Obligations hereunder.

     11.08. Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with ATSC and the Borrower and its Subsidiaries and Affiliates as though Bank of America were not the Agent hereunder and without notice to or consent of the Lenders. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include Bank of America in its individual capacity.

     11.09. Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI and Sections 12.03 and 12.04 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above except that the Agent shall remain as collateral agent for the purpose of the Collateral Documents until a successor agent has been appointed.

     11.10. The Arranger. The Arranger shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than the right to receive the fee referred to in
Section 2.03(a) and the right to indemnity under Section 12.04

     11.11. Co-Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a "Co-Agent" shall have any right or power, obligations, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

     11.12.  Collateral Matters.

          (a) Each Lender and the Issuing Bank authorizes and directs the Agent to enter into the Collateral Documents for the benefit of the Lenders and the Issuing Bank. Each Lender and the Issuing Bank agrees that any action taken by the Agent or the Requisite Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Agent or the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and the Issuing Bank.

          (b) The Agent is hereby authorized on behalf of all of the Lenders and the Issuing Bank, without the necessity of any notice to or further consent from any Lender or the Issuing Bank from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

          (c) Each Lender and the Issuing Bank hereby irrevoca bly authorize the Agent to release any Lien granted to or held by the Agent upon any Collateral upon (i) any sale of such Collateral permitted under this Agreement (or any waiver hereof),
(ii) the consummation of the Distribution Center Financing or the Lease Financing to the extent that the indebtedness incurred in such transaction is secured by such Collateral as permitted by the definition of Distribution Center Financing or the Lease Financing, as the case may be, in Section 1.01 and (iii) termination of the Commitments and payment and satisfaction of all Loans, Reimbursement Obligations, other Letter of Credit Obligations (whether or not due) and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable.

     11.13.  Relations Among Lenders.

          (a) Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or any other Loan Document or with respect to any Collateral, without the prior written consent of the Requisite Lenders.

          (b) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.


                          ARTICLE XII

                         Miscellaneous


     12.01.  Assignments and Participations.

          (a) At any time after the Initial Funding Date, each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, Loans or interest in the Letters of Credit); provided, that (i) each such assignment in respect of Revolving Loan Commitments or Revolving Loans shall cover the same percentage of such Lender's Revolving Loan Commitment, Revolving Loans and Letter of Credit Obligations, (ii) unless the Agent and the Borrower otherwise consent, the aggregate amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $100,000 (unless the assigning Lender's Commitment is less than $5,000,000, in which case the assignment may be in the amount of such Commitment) provided that assignments between Lenders shall have no minimum amount, (iii) the Borrower shall consent (which consent shall not be unreasonably withheld) and the Agent and the Issuing Bank shall consent to such assignment and (iv) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with processing and recordation fee of $3,000. From and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder as fully as if such assignee had been named as a Lender in accordance with the terms of this Agreement and
(B) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made without recourse and, other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Article VI and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
(v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and (vii) such an assignee is an Eligible Assignee.

          (c) Each Non-U.S. Lender that could become completely exempt from withholding of U.S. Taxes in respect of payment of any Obligations due to such Non-U.S. Lender if the Obligations were in registered form for U.S. Federal income tax purposes and that holds a Term Note (a "Noteholder") (or, if such Noteholder is not the beneficial owner thereof, such beneficial owner) shall deliver to the Borrower prior to or at the time such Non-U.S. Lender becomes a Noteholder a Form W-8 (Certificate of Foreign Status of the U.S. Department of Treasury) (or any successor or related form adopted by the U.S. taxing authorities), together with an annual certificate stating that such Noteholder or beneficial owner, as the case may be, (x) is not a "bank" for purposes of Section 881(c) of the Code (and is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank in any filing with or submission made to any Governmental Authority or rating agency), (y) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and (z) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Such Noteholder or beneficial owner, as the case may be, shall promptly notify the Borrower if at any time such Noteholder or beneficial owner, as the case may be, determines that it is no longer in a position to provide such certification to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purposes).

          (d) A Term Note and the Obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Term Note and the Obligation(s) evidenced thereby on the Register (and each Term Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Term Note evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Term Note evidencing such Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Noteholder thereof, and thereupon a new Term Note in the same aggregate principal amount shall be issued to the designated assignee(s), and the assignor shall cancel and return to the Agent, for the account of the Borrower, the Term Note replaced by such new Term Note. No assignment of a Term Note and the Obligation(s) evidenced thereby shall be effective unless it has been recorded in the Register as provided in this
Section 12.01(d).

          (e) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in Section 12.10 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders (including Noteholders) and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Term Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall, if such Assign ment and Acceptance has been properly completed and is in substan tially the form of Exhibit 12.01 and if the conditions for the assignment referred to in the Assignment and Acceptance set forth in Section 12.01(a) have been met, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and the Agent's Loan Account and (iii) give prompt notice thereof to the Borrower and the other Lenders.

          (g) Each Lender may sell participations to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it, the Letter of Credit Obligations); provided, that (i) such Lenders obligations under this Agreement (including its Commitment) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement,
(iv) the holder of any such participation shall not be entitled to voting rights under this Agreement; provided, however, that the participation agreement between a Lender and any of its participants may provide that such Lender will obtain the approval of such participant prior to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity date of any Loan in which such participant holds a participation, (B) reduce the interest rate or any fees hereunder, or (C) increase the Commitment of the Lender granting the participation if such increase affects such participant, and
(v) the sale of any such participations which require the Borrower to file a registration statement with the Commission or under the securities regulation laws of any state shall not be permitted.

          (h) The holder of any participation shall be entitled to the benefits of Sections 2.03(f), 2.08(d), 2.09 and 2.10 as though it were also a Lender hereunder; provided that no participant shall be entitled to receive any payment or compensation in excess of that to which such participant's selling Lender would have been entitled with respect to the amount of the participation if such Lender had not sold such participation.

          (i) Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Borrower and provided to it by ATSC or the Borrower or any Subsidiary of the Borrower, or by the Agent on ATSC's or the Borrower's or such Subsidiary's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided such source is not bound by a confidentiality agreement with the Borrower known to such Lender; provided further, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective Affiliates may be party, (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, and (F) to such Lender's independent auditors and other professional advisors which are required to keep such information confidential. Notwithstanding the foregoing, the Borrower authorizes each Lender to disclose to any participant or assignee and to any prospective participant or assignee, such financial and other information in such Lender's possession concerning ATSC or the Borrower or its Subsidiaries which has been delivered to Agent or the Lenders pursuant to this Agreement or which has been delivered to the Agent or the Lenders by the Borrower in connection with the Lenders' credit evaluation of the Borrower prior to entering into this Agreement; provided that, unless otherwise agreed by the Borrower, such participant or assignee agrees in writing to such Lender to keep such information confidential to the same extent required of the Lenders hereunder.

     12.02. Assignments to Federal Reserve Banks. Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower's own expense, a promissory note evidencing the Loans owing to such Lender.

     12.03.  Expenses.

          (a) Generally. Whether or not any Funding Date shall have occurred, the Borrower agrees upon demand to pay, or reimburse the Agent for, all the Agent's and any of its Affiliates' costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of counsel to the Agent and each Co-Agent subject to the limitations set forth in the Fee Letter, including the allocated cost of staff counsel and other legal, travel, search and filing fees and expenses) and all fees, taxes (except income and franchise taxes), assessments and duties incurred by the Agent or its Affiliates in connection with (i) the negotiation, preparation and execution of this Agreement (including the satisfaction or attempted satisfaction of any of the conditions set forth in
Article IV), the Collateral Documents and the other Loan Documents and the making of the Loans hereunder; (ii) the administration of this Agreement, the Loan Documents, the Loans and the Collateral; and (iii) the protection, collection or enforcement of any of the Obligations or the Collateral.

          (b) After Default. The Borrower further agrees to pay, or reimburse the Agent, the Issuing Bank and the Lenders for, all out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel to the Agent, the Lenders and the Issuing Bank (including the allocated cost of staff counsel) and also including all costs of settlement after the occurrence of an Event of Default, (i) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, including any costs related to the hiring of consultants or experts; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Borrower and related to or arising out of the transactions contemplated hereby or by any of the Loan Documents;
(iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; or (vi) attempting to enforce or enforcing any security interest in any of the Collateral or any other rights under the Collateral Documents. Any payments made by the Borrower or received by the Agent and applied as reimbursements for costs and expenses under this Section 12.03(b) shall be apportioned among the Agent, the Issuing Bank and the Lenders in the order of priority set forth in Section 2.05(b).

     12.04. Indemnity. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Agent, the Arranger, the Issuing Bank and each and all of the Lenders, each of their respective Affiliates and each of the respective officers, directors, employees and agents of each of the foregoing (collectively, the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel (including the allocated cost of staff counsel) for such Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Parties shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnified Parties in any manner relating to or arising out of the Commitment Letter, the transactions contemplated hereby (whether or not consummated), the capitalization of the Borrower, the Subordinated Notes, this Agreement, the Collateral Documents or any of the other Loan Documents, the Commitments, the making of and participation in the Loans or the Letters of Credit, or the use or intended use of the Letters of Credit and the proceeds of the Loans hereunder (collectively, the "Indemnified Matters"); provided, that the Borrower shall have no obligation to an Indemnified Party hereunder with respect to (a) matters for which such Indemnified Party has been compensated pursuant to or for which an exemption is provided in Section 2.03(f), 2.08(d) or any other provision of this Agreement and (b) Indemnified Matters caused by or resulting from the gross negligence or willful misconduct of that Indemnified Party, as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnified Parties.

     12.05. Change in Accounting Principles. Except as otherwise provided herein, if any changes in accounting principles from those used by ATSC or the Borrower in the preparation of the financial statements dated as of April 30, 1994 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by ATSC or the Borrower with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found in Articles VIII and IX hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as to reflect equitably such changes with the desired result that the criteria for evaluating ATSC's or the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that no change in generally accepted accounting principles that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders, to so reflect such change in accounting principles.

     12.06. Setoff. In addition to any Liens granted to the Agent, the Issuing Bank or the Lenders and any rights now or hereafter granted under applicable law and not by way of limitation of any such Lien or rights, upon the occurrence and during the continuance of any Event of Default, each Lender and the Issuing Bank is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, or to any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or the Issuing Bank to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to that Lender or the Issuing Bank including, but not limited to, all Loans and Letter of Credit Obligations and all claims of any nature or description arising out of or connected with this Agreement or any of the other Loan Documents, irrespective of whether or not (a) that Lender or the Issuing Bank shall have made any demand hereunder or (b) the Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article X and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender and the Issuing Bank agrees that it shall not, without the express consent of the Agent, and that it shall, to the extent it is lawfully entitled to do so during the continuation of an Event of Default, upon the request of the Agent, exercise its set-off rights hereunder against any accounts of the Borrower now or hereafter maintained with such Lender or the Issuing Bank.

     12.07. Ratable Sharing. Subject to Sections 2.05(c) and 2.06(b), the Lenders agree among themselves that (a) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described or referred to in Section 2.04), equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Obligations (excluding the fees described or referred to in Section 2.03) or the Collateral,
(b) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations (excluding the fees described or referred to in Section 2.03), the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section
12.07 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 12.06, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     12.08. Amendments and Waivers. (a) No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Requisite Lenders and the Borrower, and no termination or waiver of any provision of this Agreement, or consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold at their sole discretion provided, however, that no amendment, modification or waiver shall, unless evidenced by a writing signed by or on behalf of all the Lenders, do any of the following: (i) increase the Commitment of any Lender (other than by assignment); (ii) reduce the principal of, or rate of interest on, the Loans or the amount of any fees payable hereunder; (iii) extend the Final Maturity Date; (iv) release the ATSC Guaranty or release all or substantially all of the Collateral under the Collateral Documents (other than as specifically provided hereunder); (v) change the definitions of "Pro Rata Shares" or "Requisite Lenders"; or (vi) amend this Section 12.08(a).

          (b) No amendment, modification, termination, or waiver of any provision of this Agreement or any Loan Documents shall, unless in writing and signed by the Agent in addition to the Requisite Lenders or Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any Loan Documents. The Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

          (c) Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (d) Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.08 shall be binding on each assignee, transferee, recipient of a Lender's Commitment or Loans, each future assignee, transferee, recipient of a Lender's Commitment or Loans and, if signed by the Borrower, on the Borrower.

     12.09. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     12.10.  Notices.

          (a) Unless otherwise specifically provided herein, all notices, requests and other communications provided for hereunder shall be in writing (including by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile shall be immediately confirmed by a telephone call to the recipient at the number specified in
Schedule 1.01(a)) and mailed, faxed or delivered: if to the Borrower or the Agent, to the address or facsimile number specified on the signature pages hereof and, if to any Lender, to the address or facsimile number specified for notices in Schedule 1.01(a) or, as to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight (next-day) delivery or faxed, be effective on the next day or when transmitted by facsimile machine, respectively; if mailed, be effective upon the third Business Day after the date deposited into the U.S. mail, or if delivered, be effective upon delivery; except that notices pursuant to Article II or XI shall not be effective until actually received by the Agent.

          (c) Any notice, request or communication permitted to be given by telephone shall be confirmed immediately in writing, including by facsimile.

          (d) The Borrower acknowledges and agrees that any agreement of the Agent and the Lenders to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Lenders shall not have any liability to the Borrower or any other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

     12.11. Survival of Warranties and Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans hereunder.

     12.12. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, the Issuing Bank or any Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

     12.13. Marshalling; Recourse to Security; Payments Set Aside. Neither any Lender nor the Agent shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. Recourse to security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Agent or the Lenders, or the Agent or the Lenders enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     12.14. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     12.15. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     12.16.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY,
AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK.

     12.17. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Loans and the Commitments of any Lender (to the extent such assignment or transfer is effected in accordance with
Section 12.01), and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Borrower's rights or any interest therein hereunder, and the Borrower's duties and Obligations hereunder, may not be assigned without the written consent of all the Lenders.

     12.18. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS RESPECTIVE NOTICE ADDRESSES SPECIFIED ON THE SIGNATURE PAGES HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. EACH OF THE BORROWER, THE AGENT, THE CO-AGENTS AND THE LENDERS IRREVOCABLY WAIVES (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     12.19. Effect of Amendment and Restatement. On the Initial Funding Date, the Existing Credit Agreement, the ATSC Pledge Agreement (as defined in the Existing Credit Agreement) and the Borrower Pledge Agreement (as defined in the Existing Credit Agreement) shall be amended, restated and superseded in their entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Initial Funding Date; (b) such "Obligations" are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement; (c) the Liens, guarantees and security interests as granted under the Collateral Documents securing payment of such "Obligations" are in all respects continuing and in full force and effect and secure the payment of the Obligations (as defined in this Agreement); and (d) upon the effectiveness of this Agreement all loans outstanding under the Existing Credit Agreement immediately before the effectiveness of this Agreement will be continued as Revolving Loans hereunder and all outstanding letters of credit under the Existing Credit Agreement will be continued as Letters of Credit hereunder, in each case on the terms and conditions set forth in this Agreement.

     12.20.  Counterparts; Effectiveness; Inconsistencies.
(a) This Agreement and any amendments, waivers, consents, or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          (b) This Agreement shall become effective against each of the Borrower, each Lender, the Co-Agents and the Agent hereto on the date (the "Effective Date") when all of such parties have duly executed and delivered this Agreement to each other (delivery by the Borrower to the Co-Agents and the Lenders and by any Co-Agent or any Lender to the Borrower and any Co-Agent or any other Lender being deemed to have been made by delivery to the Agent).

          (c) This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.



          IN WITNESS WHEREOF, this Agreement has been duly executed on the date set forth above.


                         ANNTAYLOR, INC., as Borrower


                         By: /s/ Walter J. Parks             _
                         Title: Senior Vice President -- Finance


                         Address for Notices:

                         142 West 57th Street
                         New York, New York 10019
                         Attention: Jocelyn Barandiaran,
                                     Vice President/Secretary
                                     and General Counsel
                         Facsimile No.: (212) 541-3299
                         Telephone No.: (212) 541-3318


                         With a copy to:

                         AnnTaylor, Inc.
                         414 Chapel Street
                         New Haven, CT 06511
                         Attention:  Walter J. Parks
                                      Vice President - Finance
                         Facsimile No.: (203) 865-2756
                         Telephone No.: (203) 865-0811


                         BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                           as Agent


                         By: /s/ Dietmar Schiel          _
                         Title: Vice President

                         Address for Notices:

                         Global Agency #5596
                         1455 Market Street, 12th Floor
                         San Francisco, California  94103
                         Attention: Dietmar Schiel
                         Facsimile No.:  (415) 622-4894
                         Telephone No.:  (415) 953-8501






                         Address for Payments:

                         ABA #121-000-358SF
                         1850 Gateway Boulevard
                         Concord, California 94502
                         Credit to Account Number:

                         Reference:  AnnTaylor


                         BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                           as Co-Agent


                         By: /s/ Dietmar Schiel          _
                         Title: Vice President


                         FLEET BANK, NATIONAL ASSOCIATION,
                         as Co-Agent


                         By: /s/ Marlene K. Haddad       _
                         Title: Vice President



                         LENDERS

                         BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION


                         By: /s/ John Pocalyko           _
                         Title: Vice President


                         FLEET BANK, NATIONAL ASSOCIATION


                         By: /s/ Marlene K. Haddad       _
                         Title: Vice President


                         LTCB TRUST COMPANY


                         By: /s/ Rene O. LeBlanc         _
                         Title: Senior Vice President



                         PNC BANK, NATIONAL ASSOCIATION


                         By: /s/ Mark Williams           _
                         Title: Vice President


                         SHAWMUT BANK, N.A.


                         By: /s/ Linda Thomas            _
                         Title: Managing Director

                                                 SCHEDULE 1.01(a)


                        Lending Offices


     Domestic Lending Office            Eurodollar Lending Office

BANK OF AMERICA NATIONAL TRUST                    Same
     AND SAVINGS ASSOCIATION
PSO #5693
1850 Gateway Boulevard
Concord, CA  94520
Attention:  Robert Simpson
Telephone:  (510) 675-7340
Facsimile:  (510) 675-7531/32

FLEET BANK, NATIONAL ASSOCIATION                  Same
Secured Lending Dept. CT HM M02B
One Constitution Plaza
Hartford, CT  06115
Attention:  Robert Tardiff
Telephone:  (203) 244-5748
Facsimile: (203) 244-6285

LTCB TRUST COMPANY                                Same
165 Broadway
New York, NY  10006
Attention:  Winston Brown
Telephone:  (212) 335-4854
Facsimile:  (212) 608-3081

PNC BANK, NATIONAL ASSOCIATION                    Same
335 Madison Avenue
New York, NY  10017
Attention:  Anna Di Rocco
Telephone:  (212) 557-5442
Facsimile:  (212) 557-5461

SHAWMUT BANK, N.A.                                Same
One Federal Street
Boston, MA  02211
Attention:  Judi Whalen
Telephone:  (617) 292-3907
Facsimile:  (617) 292-3241

SCHEDULE 1.01(b)


                                         Commitments


                       Revolving
                       Loan        Term Loan    Total        Pro
Bank                   Commitment  Commitment   Commitment  Rata Share
Bank of America Nat'l  $33,333,333 $25,000,000  $58,333,333  38.88888867%
Trust & Savings Assoc
Fleet Bank, National   $33,333,333 $0           $33,333,333  22.22222200%
Association
LTCB Trust Company     $16,666,667 $0           $16,666,667  11.11111133%
PNC Bank, National
Assoc                  $16,666,667 $0           $16,666,667  11.11111133%
Shawmut Bank, N.A.     $25,000,000 $0           $25,000,000  16.66666667%
TOTAL:                 $125,000,000 $25,000,000 $150,000,000 100.0000000%
                                                        SCHEDULE 3.01


                                Existing Letters of Credit


Bank of
America L/C      AnnTaylor       Face                            Expiration
Number           L/C Number      Amount          Date Issued     Date
45940            623067              $4,018.50   Sept. 26, 1995  Oct. 31, 1995
45941            623075             $32,729.50   Sept. 26, 1995  Oct. 31, 1995
45942            601896              $6,573.60   Sept. 26, 1995  Jan. 22, 1996
45943            601918             $40,768.20   Sept. 26, 1995  Jan. 22, 1996
45944            601888             $29,937.60   Sept. 26, 1995  April 5, 1996
136513s          47222             $263,262.51   April 15, 1995  April 15, 1996
136514s          57222           $1,375,000.00   June 23, 1995   March 7, 1996
806028s          27222           $4,000,000.00   May 17, 1994    April 30, 1996
                       Total:    $5,752,289.91
                                                    SCHEDULE 4.01



                    UCC Filing Jurisdictions

AnnTaylor, Inc.

Alabama             Secretary of State
Arizona             Secretary of State
Arkansas            Secretary of State
                                   Office of the Clerk of the
                    Circuit Court and
                                    Ex Officio Recorder of
                    Pulaski County
California          Secretary of State
Colorado            Secretary of State
Connecticut         Secretary of State
Delaware            Secretary of State
District of
 Columbia           Recorder of Deeds of the District of Columbia
Florida             Secretary of State
Georgia             Clerk of the Superior Court of Fulton County
Hawaii              Registrar of Conveyances
Illinois            Secretary of State
Indiana             Secretary of State
Kentucky            Secretary of State of the Commonwealth of
                                    Kentucky
                                   Office of the County Clerk of
                    Jefferson
                                    County
Louisiana           Recorder of Mortgages of Orleans Parish
Maryland            Maryland State Department of Assessments and
                                    Taxation
Massachusetts       Secretary of Commonwealth
Michigan            Secretary of State
Minnesota           Secretary of State
Mississippi         Secretary of State
                    Chancery Clerk of Madison County
Missouri            Secretary of State
Nebraska            Secretary of State
Nevada              Secretary of State
New Hampshire       Secretary of State
New Jersey          Secretary of State
New Mexico          Secretary of State
New York            Department of State
North Carolina      Secretary of State
Ohio                Secretary of State
Oklahoma            County Clerk of Oklahoma County
Oregon              Secretary of State
Pennsylvania        Secretary of the Commonwealth
Rhode Island        Secretary of State
South Carolina      Secretary of State
Tennessee           Secretary of State
Texas               Secretary of State
Utah                Division of Corporations and Commercial Code
Vermont             Secretary of State
                    Town Clerk of Burlington
Virginia            State Corporation Commission
Washington          Department of Licensing
Wisconsin           Secretary of State


AnnTaylor Stores Corporation

New York            Department of State
                    New York County
                                                 SCHEDULE 8.02(b)


                    Permitted Existing Liens


                             None.
                                                     EXHIBIT 2.01




                  FORM OF NOTICE OF BORROWING


          To: Bank of America National Trust and Savings Association in its capacity as Agent (the "Agent") under that certain Amended and Restated Credit Agreement dated as of September 29, 1995 (the "Credit Agreement"), by and among AnnTaylor, Inc. (the "Borrower"), the financial institutions from time to time party thereto as lenders (the "Lenders"), BA Securities, Inc., as Arranger, Bank of America National Trust and Savings Association and Fleet Bank, National Association, as Co-Agents, and the Agent.

     Pursuant to [Section 2.01(b)] [2.02(b)] of the Credit Agreement, this Notice of Borrowing (the "Notice") represents the
Borrower's request to borrow on                     , 199_ (the
"Funding Date") from the Lenders on a pro rata basis [Revolving Loans] [Term Loans] an aggregate principal amount of $
as [Base Rate Loans] [Eurodollar Rate Loans with an Interest
Period of           months].  Proceeds of such Loans are to be
disbursed on the Funding Date in immediately available funds [to the Borrower's account at Bank of America National Trust and
Savings Association, ABA No.                 , Account No.
, Contact Person:                                      ] [other
payment instructions].

     The Borrower hereby certifies that (i) its representation and warranties as set forth in Section 5.02 of the Credit Agreement and in any other Loan Document (other than representations and warranties which expressly speak only as of a different date and other than for changes permitted or contemplated by the Credit Agreement), shall be true and correct in all material respects on and as of the Funding Date; and (ii) no Event of Default or Potential Event of Default has occurred and is continuing or will result from the proposed Borrowing.

     Unless otherwise defined herein, terms defined in the Credit
Agreement shall have the same meanings in this Notice.

Dated:                      , 199_.


                              ANNTAYLOR, INC.

                              By:                            _
                              Title:                         _



                                                  EXHIBIT 2.01(e)


                       FORM OF TERM NOTE



$                                              New York, New York
                                                         , 199  _


     FOR VALUE RECEIVED, the undersigned, ANNTAYLOR, INC., a Delaware corporation (the "Borrower"), hereby unconditionally
promises to pay to                       (the "Lender") or its
registered assigns at the office of Bank of America National Trust and Savings Association referred to as the Agent's Payment Office in the Credit Agreement described below, in lawful money of the United States of America and in immediately available
funds, the principal amount of                         DOLLARS ($
), or, if less, the unpaid principal amount of the Term Loan made by the Lender pursuant to the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

     The holder of this Term Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, amount and interest rate basis of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another interest rate basis, each continuation of all or a portion thereof as the same interest rate basis and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Term Loan.

     This Term Note (a) is one of the Term Notes referred to in the Amended and Restated Credit Agreement, dated as of September 29, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Bank of America National Trust and Savings Association, as Agent, BA Securities, Inc., as Arranger, Bank of America National Trust and Savings Association and Fleet Bank, National Association, as Co-Agents, the Lender and the other banks and financial institutions or entities from time to time parties thereto, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Term Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS TERM NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 12.01 OF THE CREDIT AGREEMENT.

     THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                              ANNTAYLOR, INC.


                              By:

                              Name:

                              Title:

                                         SCHEDULE A TO TERM NOTE

                   LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

     Amount of Amount    Amount of    Amount of Base Unpaid
Date Base Rate Converted Principal of Rate Loans     Principal  Notation
     Loans     to Base   Base Rate    Converted to   Balance of Made By
               Rate      Loans        Eurodollar     Base Rate
               Loans     Repaid       Loans          Loans














                                                              Schedule B
                                                            to Term Note


       LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



                Amount    Interest   Amount of  Amount of  Unpaid
     Amount of  Converted Period and Principal  Eurodollar Principal  Notation
Date Eurodollar to        Eurodollar of         Loans      Balance of Made By
     Loans      Eurodollar Rate with Eurodollar Converted  Eurodollar
                Loans      Respect   Loans      to Base    Loans
                           Thereto   Repaid     Rate Loans

















                                                     EXHIBIT 2.03



           FORM OF NOTICE OF CONVERSION/CONTINUATION

          To: Bank of America National Trust and Savings Association in its capacity as Agent (the "Agent") under that certain Amended and Restated Credit Agreement dated as of September 29, 1995 (the "Credit Agreement"), by and among AnnTaylor, Inc. (the "Borrower"), the financial institutions from time to time party thereto as lenders (the "Lenders"), BA Securities, Inc., as Arranger, Bank of America National Trust and Savings Association and Fleet Bank, National Association, as Co-Agents, and the Agent.

      Pursuant to Section 2.03(c) of the Credit Agreement, this Notice of Conversion/Continuation (the "Notice") represents the Borrower's irrevocable election to [insert one or more of the following]:

    1 Convert  $                    in aggregate principal amount of Base  Rate
[Revolving] [Term] Loans to Eurodollar Rate [Revolving] [Term] Loans on , 199_. The initial Interest Period for such Eurodollar Rate Loans is requested to be a month period.

    2 Convert $                     in aggregate principal amount of Eurodollar
Rate   [Revolving]   [Term]  Loans  with  a  current  Interest   Period   ending
____________,    199_    to   Base   Rate   [Revolving]    [Term]    Loans    on
, 199_.

     3 Continue    as   Eurodollar   Rate   [Revolving]   [Term]    Loans    $
in aggregate principal amount of Eurodollar Rate [Revolving] [Term] Loans with a
current  Interest  Period ending                       , 199_.   The  succeeding
Interest Period is requested to be a                  (   ) month period.

    4 The Borrower hereby certifies that no Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed conversion/continuation.

      Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Notice.

Dated:                199_

                                   ANNTAYLOR, INC.


                                   By:                             _
                                   Title:                          _
                                          EXHIBIT 4.01(a)(iii)(A)

               FORM OF BORROWER PLEDGE AGREEMENT

      THIS AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT (as such agreement may be amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of September 29, 1995 is made by ANNTAYLOR, INC., a Delaware corporation, with its principal place of business located at 142 West 57th Street, New York, New York 10019 (the "Grantor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, with an office located at 1455 Market Street, San Francisco, California 94103, in its capacity as Agent under the "Credit Agreement" (as defined below) (the "Agent").

                       R E C I T A L S :

      A. The Grantor, the Agent, BA Securities, Inc., as Arranger, Bank of America National Trust and Savings Association and Fleet Bank, National Association, as Co-Agents, and certain financial institutions currently and in the future to be the parties to the Credit Agreement (as defined below) (such financial institutions being collectively referred to as the "Lenders"), have entered into a certain Amended and Restated Credit Agreement, dated as of September 29, 1995 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; the capitalized terms not otherwise defined herein are being used as defined in the Credit Agreement);

      B. The Grantor and the Agent are parties to the Pledge Agreement, dated as of July 29, 1994 (the "Existing Pledge Agreement");

      C. It is a condition precedent to the effectiveness of the Credit Agreement and to the making of the Loans by the Lenders and the issuing of the Letters of Credit by any Issuing Bank that the Existing Pledge Agreement shall be amended and restated as set forth herein;

      NOW, THEREFORE, in consideration of the above premises and in order to induce the Lenders to make the Loans and each Issuing Bank to issue the Letters of Credit under the Credit Agreement, the Grantor hereby agrees with the Agent for its benefit and for the benefit of the Lenders and the Issuing Banks, and the Agent, by acceptance hereof, hereby agrees, that the Existing Pledge Agreement is hereby amended and restated in its entirety as follows:

      Section 1. Grant of Security. To secure the prompt and complete payment, observance and performance when due (whether at the stated maturity, by acceleration or otherwise) of all the Obligations, the Grantor hereby assigns and pledges to the Agent, and hereby grants to the Agent, for its benefit and the benefit of the Lenders and the Issuing Banks, a security interest in all of the Grantor's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the "Collateral"):

      EQUIPMENT: All machinery and equipment, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, aircraft and all other goods of every type and description (other than "inventory", as such term is defined in the Uniform Commercial Code in effect on the date hereof in the State of New York (the "UCC")), in each instance whether now owned or hereafter acquired by the Grantor and wherever located (collectively, "Equipment");

      GENERAL INTANGIBLES: All rights, interests, choses in action, causes of action, claims and all other intangible property of the Grantor of every kind and nature (other than "accounts", as such term is defined in the UCC), in each instance whether now owned or hereafter acquired by the Grantor, including, without limitation, all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, patents, patent applications, service marks, trade names and trademarks (including any applications for the foregoing and whether or not registered) and the goodwill of the Grantor's business connected with and symbolized by such trademarks, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, U.S. registered copyrights, licenses relating to trademarks and U.S. registered copyrights, franchises, customer lists, credit files, correspondence and advertising materials; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and other contracts and contract rights; all interests in partnerships, joint ventures and other entities; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all pay ments due or made to the Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all deposit accounts (general or special) with any bank or other financial institution; all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which the Grantor is beneficiary; and all letters of credit, guaranties, liens, security interests and other security held by or granted to the Grantor; and all other intangible property, whether or not similar to the foregoing, including, without limitation, all "general intangibles", as such term is defined in the UCC (in each instance, however and wherever arising, collectively, "General Intangibles");

       CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS: All chattel paper, all instruments (including, without limitation, (a) the shares of stock described in Annex I-A hereto (the "Pledged Shares") and all dividends, instruments and other property from time to time distributed in respect thereof or in exchange therefor, and (b) the notes and debt instruments described in Annex I-B hereto (the "Pledged Debt") and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor), and all bills of lading, warehouse receipts and other documents of title and documents, including, without limitation, all "chattel paper", "instruments" and "documents", as such terms are defined in the UCC, in each instance whether now owned or hereafter acquired by the Grantor, other than any promissory note in an amount less than $1,000,000 owing to the Grantor from a senior executive or key employee of the Grantor (an "Excluded Note") (collectively, "Chattel Paper, Instruments and Documents"); and

      OTHER PROPERTY: All property or interests in property now owned or hereafter acquired by the Grantor which now may be owned or hereafter may come into the possession, custody or control of the Agent, any of the Lenders, any Issuing Bank or any agent or Affiliate of any of them in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all rights and interests of the Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money;
(iii) proceeds of loans, including without limitation, all the Loans made to the Grantor under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement (collectively, "Other Property");

together,  in  each  instance,  with  all  accessions  and  additions   thereto,
substitutions therefor, and replacements, proceeds and products thereof; provided, however, that (x) Collateral shall not include Receivables and (y) the foregoing grant of a security interest shall not include a security interest in any lease and any property subject to an enforceable lease which by its terms expressly prohibits the right of the Grantor to grant a security interest in such lease or property. The Borrower agrees to use its best commercially reasonable efforts to ensure that no future lease contains any restrictions on the Borrower's right to grant a security interest in any equipment placed on the leased premises.

      Section 2. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral (except to the extent that such exercise prevents the Grantor from satisfying such duties and obligations), and (c) the Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent be obligated to perform any of the obligations or duties of the Grantor thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Grantor or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder.

      Section 3. Delivery of Pledged Collateral. All certificates, notes and other instruments representing or evidencing the Pledged Shares or the Pledged Debt and all other instruments now owned or at any time hereafter acquired by the Grantor other than any Excluded Notes (collectively, the "Pledged Collateral") shall be delivered to and held by or on behalf of the Agent pursuant hereto (except as otherwise provided in the last sentence of Section 4(f) hereof) and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in the name of the Agent or any nominee of the Agent any or all of the Pledged Collateral, subject only to the revocable rights specified in
Section 8 hereof. In addition, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

      Section 4. Representations and Warranties. The Grantor represents and warrants as follows:

           (a) As of the date of this Agreement, the locations listed on Annex II constitute all locations at which Equipment is located, except for Equipment temporarily in transit. As of the date of this Agreement, the chief place of business and chief executive office of the Grantor are located at the address first specified above for the Grantor.

           (b) The Grantor is the legal and beneficial owner of the Collateral free and clear of all liens, security interests or other encumbrances, except as expressly permitted by subsection 8.02(b) of the Credit Agreement. For the past five years the business of the Grantor has been conducted only by the following corporations and under the following corporate names and not under any trade name or other name:

          1)   AnnTaylor, Inc.
          2)   AnnTaylor Factory Stores
          3)   AnnTaylor Loft
          4)   AnnTaylor Studio

           (c) The Grantor has exclusive possession and control of the Equipment, except for (i) Equipment in the possession and control of the Grantor's lessees and licensees under written lease and license agreements entered into in the ordinary course of business and consistent with past practice and (ii) Equipment in transit with common or other carriers.

           (d) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt of Grantor's Subsidiaries (if any), and, to the best of the Grantor's knowledge, all other Pledged Debt, has been duly authorized, issued and delivered, and is the legal, valid, binding and enforceable obligation of the issuers thereof.

           (e) The Pledged Shares indicated on Annex I-A hereto constitute all of the shares of stock held by the Grantor of the respective issuers thereof. The Pledged Shares and the Pledged Debt constitute all of the Pledged Collateral except for Pledged Collateral consisting of checks and drafts received in the ordinary course of business and with respect to which the Agent has not at any time requested possession and which are not a material portion of the Collateral under this Agreement or the Trademark Assignment executed by Grantor, taken as a whole (the "Personal Property Collateral") either singly or in the aggregate.

           (f) This Agreement creates a valid security interest in the Collateral (other than the Pledged Collateral), securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect such security interest under the Uniform Commercial Code as enacted in each jurisdiction listed on Annex III hereto have been duly taken or will be duly taken not later than five Business Days after the date hereof. The pledge and delivery of the Pledged Collateral pursuant to this Agreement and all other filings and other actions taken by the Grantor to perfect such security interest prior to the date hereof, create a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations except for Pledged Collateral consisting of checks and drafts received in the ordinary course of business with respect to which the Agent has not at any time requested possession and which are not a material portion of the Personal Property Collateral either singly or in the aggregate.

           (g) Other than the filings with the United States Patent and Trademark Office and filings under the UCC, no authorization, approval or other action by, and no notice to or filing with, any federal, state or local governmental authority that have not already been taken or made and which are in full force and effect, is required (i) for the pledge by the Grantor of the Pledged Collateral or for the grant by the Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, (ii) for the exercise by the Agent of the voting or other rights provided in this Agreement with respect to the Pledged Collateral or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with the disposition thereof by laws affecting the offering and sale of securities generally), or (iii) for the exercise by the Agent of any of its other rights or remedies hereunder.

     Section 5.  Further Assurances.

           (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided, however, that the Grantor shall in no event be required to execute any leasehold mortgage with respect to any lease. Without limiting the generality of the foregoing, at the request of the Agent, the Grantor shall: (i) if an Event of Default shall have occurred and be continuing, mark conspicuously each document included in the Collateral and, at the request of the Agent made at any time, and whether or not an Event of Default shall have occurred, mark each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document or Collateral is subject to the security interest granted hereby; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

           (b) The Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

           (c) The Grantor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may request, all in reasonable detail.

     Section 6.  As to Equipment.  The Grantor shall:

           (a)  Keep the Equipment (other than Equipment sold in accordance with
     Section 8.02(a) of the Credit Agreement) at the places specified in Section 4(a) hereof and deliver written notice to the Agent at least 30 days prior to establishing any other location at which it reasonably expects to maintain Equipment in which jurisdiction all action required by Section 5 hereof shall have been taken with respect to all such Equipment.

           (b) Maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent not obsolete and consistent with past practice of the Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or desirable to such end. The Grantor shall promptly furnish to the Agent a statement respecting any material loss or damage as a result of a single occurrence to any of the Equipment which has an aggregate fair market value exceeding $250,000.

     Section 7.  As to the Pledged Collateral.

           (a) So long as no Event of Default shall have occurred and be continuing:

                     (i) The Grantor and not the Agent shall be entitled to exercise any and all voting and other rights of consent or approval pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the
          Credit Agreement; provided, however, that the Grantor shall not exercise or refrain from exercising any such right without the consent of the Agent if such action or inaction would have a material adverse effect on the value of the Pledged Collateral or the benefits to the Agent, the Lenders and the Issuing Banks including, without limitation, the validity, priority or perfection of the security interest granted hereby or the remedies of the Agent hereunder.

                     (ii) The Grantor and not the Agent shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                               (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                               (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral consisting of stock of any Subsidiary of the Grantor and dividends and other distributions paid or payable in cash in respect of any other
               Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                               (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

                shall forthwith be delivered to the Agent, in the case of (A) above, to hold as Pledged Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Agent, the Lenders and the Issuing Banks, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Agent, as Pledged Collateral in the same form as so received (with any necessary indorsement) and, in the case of (B) and (C) above, to the extent required under the terms of the Credit Agreement, shall forthwith be delivered to the Agent to be applied to the Obligations in such order as provided in subsection 2.06(b) of the Credit Agreement.

                    (iii) The Agent shall promptly execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

           (b) Upon the occurrence and during the continuance of an Event of Default and at the Agent's option:

                     (i) All rights of the Grantor to exercise the voting and other rights of consent or approval which it would otherwise be entitled to exercise pursuant to Section 8(a)(i) hereof and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) hereof shall cease, and all such rights shall thereupon become vested in the Agent, who shall thereupon have the sole right to exercise such voting and other rights of consent or approval and to receive and hold as Pledged Collateral such dividends and interest payments.

                     (ii) All dividends and interest payments which are received by the Grantor contrary to the provisions of paragraph (i) of this
          Section 8(b) hereof shall be received in trust for the benefit of the Agent, the Lenders and the Issuing Banks and shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

      Section 8. Additional Shares. The Grantor agrees that it will (i) cause each issuer of the Pledged Shares subject to its control not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Grantor or as otherwise permitted under the Credit Agreement, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares. The Grantor hereby authorizes the Agent to modify this Agreement by amending Annex I to include such additional shares or other securities.

      Section 9. The Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent's discretion, to take, upon the occurrence and during the continuance of an Event of Default, any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Grantor under Section 7 hereof), including, without limitation:

                     (i) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 7.05 of the Credit Agreement,

                     (ii) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                     (iii) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause
          (i) or (ii) above,

                     (iv) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral, and

                     (v) to receive, indorse and collect all instruments made payable to the Grantor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

      Nothing set forth in this Section 9 and no exercise by the Agent of the rights and powers granted in this Section 9 shall limit or impair the Grantor's rights under Section 7 hereof. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and shall be irrevocable until the Obligations are paid in full and the commitments of the Lenders to extend credit under the Credit Agreement are terminated.

      Section 10. The Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Agent, upon written notice to the Grantor if practicable, may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor under Section 14 hereof.

      Section 11. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it, in the absence of willful misconduct or gross negligence, to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall be under no obligation to (i) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Grantor and shall be added to the Obligations.

      Section 12. Remedies. If any Event of Default shall have occurred and be continuing:

           (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code as in effect from time to time in the State of New York (the "Code") (whether or not the Code applies to the affected Collateral) and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or any part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and (ii) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as may be commercially reasonable. The Agent may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Agent is authorized, at any such sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers of any of the Pledged Collateral to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any such Pledged Collateral and to take such other actions as it may deem appropriate to exempt the offer and sale of the
     Collateral from any registration requirements of state or federal securities laws (including, if it deems it appropriate, actions to comply with Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as from time to time amended (the "Securities Act")). To the extent permitted by law, the Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter in force. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' written notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests herein granted and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

           (b) Any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as Collateral for, and/or then or at any time thereafter applied against (after payment of any amounts payable to the Agent pursuant to Section 15 hereof) in whole or in part by the Agent, for the benefit of the Agent, the Lenders and the Issuing Banks, all or any part of the Obligations in such order as is provided in Section 2.06(b) of the Credit Agreement. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations under this Agreement and the termination of the commitments of the Lenders to extend credit under the Credit Agreement shall be promptly paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

     Section 13.  Registration Rights.

          (a) If the Agent shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 12 hereof, the Grantor agrees that, upon request of the Agent, the Grantor will, at its own expense:

                     (i) execute and deliver, and cause each issuer of the Pledged Collateral which is a Subsidiary contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                     (ii) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary approvals of all Governmental Authorities for the sale of the Pledged Collateral, as requested by the Agent;

                     (iii) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 10 of the Securities Act; and

                     (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

           (b) Determination by the Agent to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 12 hereof without making a request of the Grantor pursuant to Section 13(a) hereof shall not by the sole fact of such sale be deemed to be commercially unreasonable.

      Section 14. Expenses. The Grantor shall upon written demand pay to the Agent the amount of any and all expenses, including the fees and disbursements of its counsel and of any experts and agents, as provided in Section 12.03 of the Credit Agreement.

      Section 15. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged therewith, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 16.  Notices.  All notices and other
communications provided for hereunder shall be given in the manner set forth in the Credit Agreement and to the addresses first above written or, as to each party, at such other address as may be designated by such party in a written notice to the other party.

     Section 17.  Continuing Security Interest; Termination.

          (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, the termination of the commitments of the Lenders to extend credit under the Credit Agreement and the termination of the
     Credit Agreement, (ii) be binding upon the Grantor, its successors and assigns and (iii) except to the extent that the rights of any transferor or assignor are limited by Section 12.01 (concerning assignments) of the Credit Agreement, inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Lenders and the Issuing Banks, subject to the terms and conditions of the Credit Agreement. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer any interest in any Loan owing to such Lender to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent herein or otherwise, subject, however, to the provisions of Section 12.01 (concerning assignments) of the Credit Agreement. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give the Grantor's successors and assigns any right, remedy or claim under, to or in respect of this Agreement, any other Loan Document or any Collateral. The Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

           (b) Upon the payment in full of the Obligations, the termination of the commitments of the Lenders to extend credit under the Credit Agreement and the termination of the Credit Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Agent shall promptly return to the Grantor, at the Grantor's expense, such of the Collateral held by the Agent as shall not have been sold or otherwise applied pursuant to the terms hereof. The Agent will, at the Grantor's expense, execute and deliver to the Grantor such other documents as the Grantor shall reasonably request to evidence such termination.

           (c) Upon any release of the Agent's security interest in any part of the Collateral expressly required to be given by the Agent pursuant to
     Section 11.12(c) of the Credit Agreement, the Agent shall execute and deliver to the Grantor, at the Grantor's expense, all termination statements, assignments and other documents and instruments as may be necessary or desirable to release fully the security interests in such Collateral granted hereby; provided, however, that (i) the Agent shall not be required to execute any such documents on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such security interests without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interests, liens or other encumbrances upon (or obligations of the Grantor in respect of) all interests retained by the Grantor, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

      Section 18. Applicable Law; Severability. This Agreement shall be construed in all respects in accordance with, and governed by, the laws of the State of New York. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     Section 19. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GRANTOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GRANTOR ACCEPTS, FOR ITSELF IN AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. THE GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE FIRST PAGE HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH OF THE GRANTOR AND, BY ACCEPTANCE HEREOF, THE AGENT AND THE LENDERS, IRREVOCABLY WAIVES (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, AND (B) ANY OBJECTION (INCLUDING WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY LENDER TO BRING PROCEEDINGS AGAINST GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

      IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the day first above written.

                                   ANNTAYLOR, INC.


                                   By:_________________________

                                   Name:_______________________

                                   Title:______________________

Agreed and accepted to as of
the date first above written:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION, as Agent


By:                            _

Name:                          _

Title:                         _
                                    ANNEX I-A

                                 PLEDGED SHARES

                                             Stock
                         Class of            Certificate    No. of
Issuer                   Stock               No.            Shares

AnnTaylor Travel, Inc.   Common                  1            1

AnnTaylor Funding, Inc.  Common                  1           100

AnnTaylor Distribution
  Services, Inc.         Common                  1            1

CAT US Inc.              Common                  1          2,000

CAT US Inc.              Common                  11         2,000

C.A.T. (Far East)
  Limited                Common                  5          30,000

C.A.T. (Far East)
  Limited                Common                  8          30,000
                                    ANNEX I-B

                                  PLEDGED DEBT

                                      NONE

                                    ANNEX II

                             LOCATIONS OF EQUIPMENT

                                  See Attached.




3 15 280  MADISON SQUARE       5901 UNIVERSITY DRIVE HUNTSVILLE     AL
358060000 2058372425
3 15 355  RIVERCHASE GALLERIA  2000 RIVERCHASE DR, SPE 208
                               BIRMINGHAM AL 352440000
3 15 273  LITTLE ROCK          2002 PK PLZ SHOPPING CTR
                               LITTLE ROCK         AR     722050000
5016639571
8 74 742  ARIZONA FACT SHOPS                         4250 WEST BOW RD
PHOENIX                        AZ                    850270000      6024659540
4 18 127  TUCSON MALL                                4500 N. ORACLE SUITE 455
                                                     TUCSON
                                                AZ   857050000     6028884080
4 18 174  BILTMORE FASHION PARK                      2560 E. CAMELBACK RD
PHOENIX                        AZ                    850160000      6024683339
4 18 331  SCOTTSDALE FASHION SQ                      7014 E CAMELBACK ROAD
SCOTTSDALE                     AZ                    852510000      6024238093
8 74 732  DESERT HILLS (CABAZON)                     48400 SEMINOLE DRIVE STE
5000 CABAZON                   CA                    922300000
8 74 740  MARINA SQ (SAN LEANDRO)                    MARINA SQUARE
                                                     SAN LEANDRO    CA
                                                     945770000
8 74 739  NAPA                     681 FACTORY STORE DRIVE              NAPA
                                                     CA   945580000
8 74 717  CITADEL                                    100 CITADEL DR, STE 114
COMMERCE                       CA                    900400000      2137257033
8 74 725  BARSTOW                                    2796 TANGER WAY, SPACE 213
                                                     BARSTOW
CA   923110000                 6192532999
4 22 383  CARMEL PLAZA                               213 OCEAN AVE. + MISSION
AVE  CARMEL                    CA                    939210000      4086269565
8 74 715  GILROY                                     681 LEAVESLEY ROAD, STE 10
                                                     GILROY
CA   950200000                 4088481188
8 74 714  PETALUMA                                   2220 PETALUMA BLVD. NORTH
                                                     PETALUMA
CA   949520000                 7077669592
8 79 799  GILROY                                     8300 ARROYO CIRCLE
                                                     GILROY
CA   950200000
4 22 399  POST STREET                                240 POST STREET
                                                     SAN FRANCISCO
CA   941080000
4 23 299  BROADWAY PLAZA                             1170 BROADWAY PLAZA
                                                     WALNUT CREEK
CA   945960000                 5109370606
6 64 505  LA CUMBRE II                               120 S. HOPE AVE, #F16
                                                     SANTA BARBARA
CA   931050000                 8055631346
4 23 408  GALLERIA @ SOUTH BAY                       HAWTHORN BLVD.
                                                     REDONDO BEACH
CA   902780000
4 23 330  CORTE MADERA                               1616 REDWOOD HIGHWAY
                                                     CORTE MADERA     CA
949250000 4159270577
4 23 324  EMBARCADERO CENTER                         EMBARCADERO CENTER #3
                                                     SAN FRANCISCO
CA   941110000                 4159895355
4 23 197  STONERIDGE MALL                            2511 STONERIDGE MALL
                                                     PLEASANTON
CA   945880000                 5104633240
4 23 94   PALO ALTO                                  18 STANFORD SHPNG. CTR.
                                                     PALO ALTO
CA   943040000                 4158530433
4 23 193  SAN FRANSISCO CENTER                       865 MARKET STREET
                                                     SAN FRANCISCO
CA   941030000                 4155432487
6 64 509  BROADWAY PLAZA                             1275 BROADWAY PLAZA
                                                     WALNUT CREEK     CA
945960000 5109338551
8 79 798  MILPITAS                                   GREAT MALL OF BAY AREA
                                                     MILPITAS
CA   950350000
6 64 504  BEVERLY CENTER                             131 NO. LA CIENEGA #669
                                                     LOS ANGELES
CA   900480000                 3106594051
4 22 322  VALLEY FAIR                                2855 STEVENS CRK #2305
                                                     SANTA CLARA
CA   950500000                 4082470245
4 22 92   GHIRARDELLI SQUARE                         900 NORTH POINT STREET
                                                     SAN FRANCISCO
CA   941090000                 4157752872
4 21 187  THE OAKS                                   460 W. HILLCREST DRIVE
                                                     THOUSAND OAKS
CA   913600000                 8053735352
4 21 71   WOODLAND HILLS                             235 PROMENA DE #177
                                                     WOODLAND HILLS CA
913670000 8188882774
4 22 192  STONESTOWN GALLERIA                        3251 20TH AVENUE
                                                     SAN FRANCISCO
CA   941320000                 4155640229
4 21 177  PASADENA                                   495-505 SOUTH LAKE AVE.
                                                     PASADENA
CA   911010000                 8187924820
4 21 180  DESERT FASHION PLAZA                       123 N. PALM CANYON DR.
                                                     PALM SPRINGS
CA   922620000                 6193277128
4 21 183  MEDIA CITY CENTER                          201 E. MAGNOLIA #236
                                                     BURBANK
CA   915010000                 8185586244
4 21 314  LA CUMBRE I                                130 SOUTH HOPE AVENUE, D15
                                                     SANTA BARBARA    CA
931050000 8055639954
4 21 308  GLENDALE GALLERIA                          2176 GLENDALE GALLARIA
                                                     GLENDALE
CA   912100000                 8182460350
4 20 412  MONTCLAIR PLAZA                            2066 MONTCLAIR PLAZA
                                                     LANE          MONTCLAIR
CA   917630000
4 21 326  SANTA ANITA                                400 S. BALDWIN AVE., SUITE
615  ARCADIA                   CA                    910071904      8188214425
4 21 342  SHERMAN OAKS                               14066 RIVERSIDE DRIVE
                                                    SP268        SHERMAN OAKS
CA   914230000                 8187840553
4 21 395  NORTHRIDGE FASHION CTR                     9301 TAMPA AVENUE SP124
                                                     NORTHRIDGE
CA   913242501
4 22 90   SUTTER STREET                              441 SUTTER STREET
                                                     SAN FRANCISCO
CA   941080000                 4159895381
4 20 415  TOPANGA PLAZA                              CANOGA PARK             CA
4 20 404  7TH MKTPL @ CITICORP PZ                    735 SOUTH FIGUEROA
                                                     LOS ANGELES
CA   900170000                 2136292932
4 22 291  DOWNTOWN PLAZA                             545 DOWNTOWN PLAZA #2063
                                                     SACRAMENTO
CA   958140000                 9164431972
4 19 79   HORTON PLAZA                               25 HORTON PLAZA
                           SAN DIEGO CA   921010000            6192330705
4 19 172  MAIN PLACE                                 2800 N. MAIN STREET #548
                  SANTA ANA CA   927010000                 7145437668
4 19 173  LA JOLLA                                   1205 PROSPECT STREET
                      LA JOLLA CA   920370000                 6194540158
4 19 179  BREA MALL                                  2117 BREA MALL
                            BREA CA   926210000                 7145299002
4 19 184  NORTH COUNTY FAIR                          200 E. VIA RANCHO
PKY/S319         ESCONDIDO CA   920250000                 6197379195
4 19 185  UNIVERSITY TOWN CTR                        4417 LA JOLLA VILLAGE DR.,
N-9  SAN DIEGO                 CA                    921221206      6194506550
4 19 286  SOUTH COAST PLAZA                          3333 BRISTOL STREET
                       COSTA MESA CA   926260000                 7147541915
4 20 70   WESTWOOD                                   1031 WESTWOOD BLVD
                        LOS ANGELES
CA   900240000                 3102086549
4 19 319  FASHION VALLEY                             324 FASHION VALLEY
                        SAN DIEGO
CA   921080000                 6196832090
4 20 289  CENTURY CITY                               10250 SANTA MONICA DR
             LOS ANGELES
CA   900670000                 3102773041
4 20 73   BEVERLY HILLS                              357 N. CAMDEN DRIVE
                     BEVERLY HILLS
CA   902100000                 3108587840
4 22 282  HILLSDALE SHOPPING CTR                     276 HILLSDALE MALL
                     SAN MATEO
CA   944030000                 4155711030
4 20 75   DEL AMO FASHION CTR                        239 DEL AMO FASHION CTR.
           TORRANCE
CA   905030000                 3103716546
4 20 76   BEVERLY CENTER                             8522 BEVERLY BLVD/S.782
                 LOS ANGELES
CA   900480000                 3106596655
4 20 171  CITICORP PLAZA                             735 SOUTH FIGUEROA
                     LOS ANGELES
CA   900170000                 2136292932
4 22 195  ARDEN FAIR                                 1689 ARDEN WAY
                           SACRAMENTO
CA   958150000                 9165670290
4 20 182  PALOS VERDES                               550 DEEP VALLEY ROAD
                 ROLLING HILLS
CA   902740000                 3105414470
4 20 181  SANTA MONICA PLACE                         175 SANTA MONICA PLACE
          SANTA MONICA
CA   904010000                 3103953650
8 74 741  CAMARILLO                                  850 VENTURA BLVD.
                        CAMARILLO
CA   930100000                 8053830482
8 74 710  CASTLE ROCK FACT SHOPS                     505 FACTORY SHOPS BLVD
            CASTLEROCK
CO   801040000                 3036883335
4 31 114  CHERRY CREEK                               3000 E 1ST AVE, #249
                   DENVER
CO   802060000                 3033551324
4 31 112  SIENA SQUARE                               2070 BROADWAY, STORE D
            BOULDER
CO   803020000                 3034493971
4 31 110  LARIMER SQUARE                             1421 LARIMER SQUARE
                    DENVER
CO   802020000                 3038920478
5 5  402  DANBURY FAIR                               7 BACKUS AVENUE SP C-115
           DANBURY
CT   068100000                 2037910761
5 24 23   HARTFORD                                   1 CIVIC CENTER PLAZA
                   HARTFORD
CT   061030000                 2032784020
5 5  343  TRUMBULL SHOPPING PK                       5065 MAIN STREET
                       TRUMBULL
CT   066110000                 2033744234
5 24 353  SOMERSET SQUARE                            140 GLASTONBURY BLVD.
              GLASTONBURY
CT   060334402                 2036599315
5 5  293  STAMFORD TOWN CTR                          100 GREYROCK PLACE
                       STAMFORD
CT   069010000                 2033591616
5 5  3    NEW CANAAN                                 81 ELM STREET
                         NEW CANAAN
CT   068400000                 2039660354
5 24 143  WEST FARMS                                 216 WEST FARMS MALL
                   FARMINGTON
CT   060320000                 2035218195
5 24 144  BUCKLAND HILLS                             194 BUCKLAND HILLS DR.
          MANCHESTER
CT   060400000                 2036447217
5 5  2    WESTPORT                                   97 MAIN STREET
                       WESTPORT
CT   068800000                 2032277557
5 5  4    GREENWICH                                  55 EAST PUTNAM AVENUE
           GREENWICH
CT   068300000                 2036616455
5 5  1    NEW HAVEN                                  968 CHAPEL STREET
                      NEW HAVEN
CT   065100000                 2037772304
9 95 378  BOX & HOLD - SPRING '94                    130 HAMILTON STREET
                    NEW HAVEN
CT   065110000                 2037722516
7 91 95   ANN TAYLOR DIRECT                          130 HAMILTON STREET
                      NEW HAVEN
CT   065110000                 8002898295
1 7  134  UNION STATION                              50 MASSACHUSETTS AVE. NE
           WASHINGTON
DC   200020000                 2023718010
1 7  21   GEORGETOWN PARK                            3222 M STREET, N.W.
                   WASHINGTON
DC   200070000                 2023385290
6 61 510  UNION STATION                              40 MASSACHUSETTS AVE-- N
 E         WASHINGTON
DC   200020000                 2022892631
1 7  36   MAZZA GALLERIE                             5300 WISCONSIN AVENUE
           WASHINGTON
DC   200150000                 2022441940
1 7  334  K STREET                                   1720 K STREET, N.W.
                  WASHINGTON
DC   200060000                 2024663544
6 61 506  GEORGETOWN PARK                            3222 M STREET NW-SP 23
                  WASHINGTON
DC   200070000                 2023381061
8 71 737  REHOBOTH BEACH                             REHOBOTH OUTLET CTR
              REHOBOTH BEACH   DE
199710000
3 16 101  FASHION MALL                               321 N. UNIVERSITY DR.
                  PLANTATION
FL   333240000                 3054246707
3 16 303  DADELAND MALL                              7415 SOUTHWEST 88TH ST
MIAMI                          FL                    331560000      3056626612
3 16 102  BOYNTON BEACH MALL                         801 N. CONGRESS AVENUE
BOYNTON BEACH                  FL                    334260000      4073641211
3 16 304  BOCA RATON                                 TOWN CENTER MALL
                   BOCA RATON     FL
334310000 4073910785
3 16 311  FT. LAUDERDALE                             2486B E. SUNRISE BLVD.
                   FT. LAUDERDALE
FL   333040000                 3055665801
3 16 317  BAL HARBOUR SHOPS                          9700 COLLINS AVENUE
                    BAL HARBOUR    FL
331540000 3058684455
3 16 363  THE FALLS                                  8888 HOWARD DRIVE
                     MIAMI
FL   331760000                 3053254047
3 16 63   COCONUT GROVE                              3399 VIRGINIA STREET
                   COCONUT GROVE  FL
331330000 3054440146
3 16 398  THE GARDENS                                3101 PGA BLVD.-S  K-20
                   PALM BCH GARDENS
FL   334100000
8 72 744  SAWGRASS MILLS                             12801 WEST SUNRISE BLVD.
          SUNRISE
FL   333230000
3 15 69   ALTAMONTE MALL                             451 ALTAMONTE AVENUE
            ALTAMONTE SPRGS  FL
322010000 4078343909
8 72 731  ORLANDO                                    5225 INTERNATIONAL DR
            ORLANDO
FL   328190000
8 72 722  VERO BEACH                                 1850 94TH DRIVE SPACE 160
                VERO BEACH
FL   329660000                 4077782337
8 72 716  ST. AUGUSTINE                              2700 STATE ROAD 16
                   ST. AUGUSTINE
FL   320920000                 9048231425
8 72 711  SILVER SANDS                               5105 HIGHWAY 98 EAST, STE
113  DESTIN                    FL                    325410000      9046540775
3 15 410  THE OAKS MALL                              THE OAKS MALL
                    GAINESVILLE
FL   326050000                 9043631869
8 72 701  SAWGRASS MILLS                             12801 W.SUNRISE BLVD
                   SUNRISE
FL   333230000                 3058469607
8 72 708  GULF COAST FACT SHOPS                      5460 FACT STOPS BLVD. ST
700       ELLENTON                                   FL             342220000
          8137236713
3 15 100  OLD HYDE PARK                              1618 SNOW AVENUE
                      TAMPA
FL   336060000                 8132511919
3 15 103  THE AVENUES                                10300 SOUTHSIDE BLVD.
                 JACKSONVILLE
FL   322560000                 9043631869
3 15 298  WINTER PARK                                126 PARK AVENUE NORTH
WINTER PARK                    FL                    327890000      4076285600
3 15 409  WEST SHORE PLAZA                           287 WEST SHORE PLAZA-SP C5
         TAMPA            FL
336090000 8132828819
3 15 347  BRANDON TOWN CENTER                        2615 W. BRANDON BLVD.-S 555
        BRANDON
FL   335114720
3 15 310  WATERSIDE SHOPS                            5475 TAMIAMI TRAIL N., STE
60   NAPLES                    FL                    339630000      8135984454
3 15 391  SEMINOLE TOWNE CTR                         117 TOWNE CENTER CIRCLE
         SANFORD
FL   327710000                 4073213886
3 15 104  UNIVERSITY MALL                            2200 FOWLER AVENUE
                     TAMPA
FL   336120000                 8139715200
8 72 743  MAGNOLIA BLUFF                             RT. 1 BOX 1160
                       DARIEN
GA   313050000
3 13 302  NORTH POINT MALL                           1180 NORTH POINT CIRCLE
          ALPHARETTA       GA
302020000 4016644915
3 13 284  PERIMETER MALL                             4400 ASHFORD DUNWOODY RD
          ATLANTA
GA   303460000                 4046718874
3 13 163  CUMBERLAND MALL                            1216 CUMBERLAND MALL
             ATLANTA
GA   303390000                 4043196363
3 13 165  AUGUSTA MALL                               3450 WRIGHTBORO RD
                       AUGUSTA
GA   309090000                 7066670471
3 13 414  PHIPP'S PLAZA                                             ATLANTA
                   GA
3 13 294  LENOX SQUARE                               3303 PEACHTREE ROAD
                  ATLANTA
GA   303260000                 4042640450
4 30 178  ALA MOANA CENTER                           1450 ALA MOANA BLVD #3220
         HONOLULU
HI   968140000                 8089450028
4 30 327  PEARLRIDGE CENTER                          981005 MOANA LUA RD. #121
         AIEA        HI
967010000 8084878486
2 10 333  OLD ORCHARD CENTER                         74 OLD ORCHARD ROAD-S74
          SKOKIE
IL   600770000                 7086797370
2 10 48   NORTH CLARK STREET                         1750 NORTH CLARK ST.
                      CHICAGO
IL   606140000                 3123374462
8 73 721  TUSCOLA                                    B-100 TUSCOLA BLVD., STE B-
100  TUSCOLA                   IL                    619530000      2172532330
2 10 33   CONTINENTAL BANK                           231 S LASALLE ST
                          CHICAGO
IL   606040000                 3123325572
2 10 28   OAK STREET                                 103 EAST OAK STREET
                  CHICAGO
IL   606110000                 3129435411
2 10 25   NORTH MICHIGAN AVENUE                      700 N. MICHIGAN AVE.
                   CHICAGO
IL   606110000                 3123350117
2 10 358  NORTHBROOK MALL                            2182 NORTHBROOK COURT
NORTHBROOK                     IL                    600621415
2 27 392  WOODFIELD MALL                             N311 WOODFIELD SHOPPING
          SCHAUMBERG       IL
601730000
2 27 116  WHEATON TOWN SQUARE                        91 NAPERVILLE RD 52
                   WHEATON
IL   601870000                 7086904377
2 27 111  CHARLESTOWNE CENTRE                        3102 E. MAIN STREET
                   ST. CHARLES
IL   601740000                 7085847980
2 27 307  OAKBROOK CENTER                            208 OAKBROOK CENTER
OAKBROOK                       IL                    605210000      7085734825
8 73 704  GURNEE MILLS                               6170 GRAND AVE. STE 745
          GURNEE
IL   600310000                 7088550100
2 27 35   WOODFIELD MALL                             WOODFIELD MALL
                      SCHAUMBURG     IL
601730000 7086197270
2 27 389  CIRCLE CENTRE                              49 WEST MARYLAND ST
INDIANAPOLIS                   IN                    462250000      3176385330
8 73 728  FREMONT                                    6245 NO. OLD 27  SUITE C-10
               FREMONT
IN   467370000                 2198331664
8 73 730  MICHIGAN CTY (LIGHTHOUSE)                  601 WABASH STREET, STE 1301
        MICHIGAN CITY
IN   463600000                 2198793409
2 27 153  SOUTH BEND                                 6501 N. GRAPE ROAD
                    MISHAWAKA
IN   465440000                 2192776601
2 27 241  KEYSTONE AT THE CROSSING                   8701 KEYSTONE CROSSING
          INDIANAPOLIS
IN   462400000                 3175749445
8 73 729  EDINBURGH                                  11626 N.E EXECUTIVE DR, F-
40        EDINBURGH                                  IN             461240000
          8125260147
3 13 360  OXMOOR CENTER                              7900 SHELBYVILLE ROAD
            LOUISVILLE
KY   402220000
9 95 37   D.C. FLOW-THRU                             7101 DISTRIBUTION DRIVE
          LOUISVILLE
KY   402580000
3 13 275  FAYETTE MALL                               3473 NICHOLASVILLE RD.
                 LEXINGTON
KY   405030000                 6062730270
3 29 345  CANAL PLACE                                333 CANAL STREET
                       NEW ORLEANS
LA   701300000                 5045292306
3 29 106  MALL AT ST. VINCENT                        1133 ST. VINCENT AVE. BOX
30        SHREVEPORT                                 LA             711040000
          3182269554
3 29 89   NEW ORLEANS CENTRE                         1400 POYDRAS STREET
                    NEW ORLEANS
LA   701120000                 5045611002
3 29 98   LAKESIDE MALL                              3301 VETERANS BLVD 45A
             METAIRIE
LA   700020000                 5048350843
5 24 305  CHESTNUT HILL                              199 BOYLESTON STREET
                  CHESTNUT HILL
MA   021670000                 6172444848
5 6  12   CAMBRIDGE                                  44 BRATTLE STREET
                       CAMBRIDGE
MA   021380000                 6178643720
5 24 24   WELLESLEY SQUARE                           73 CENTRAL STREET
                   WELLESLEY
MA   021810000                 6172356770
5 24 16   HOLYOKE MALL                               50 HOLYOKE ST/E-272
                   HOLYOKE
MA   010400000                 4135340951
5 24 5    BRAINTREE                                  S. SHORE SHOPPING CTR.
                 BRAINTREE
MA   021840000                 6178483280
5 6  332  FANEUIL  HALL                              111 FANEUIL HALL MKT. PL.
          BOSTON
MA   021090000                 6177420031
5 6  329  PRUDENTIAL CENTER                          800 BOYLSTON STREET
                   BOSTON
MA   021160000                 6174219097
5 6  288  NORTHSHORE MALL                            NORTHSHORE MALL RT. 20
            PEABODY
MA   019600000                 5085320064
5 6  108  CAMBRIDGESIDE                              100 CAMBRIDGESIDE W-202
          CAMBRIDGE
MA   021410000                 6172252779
5 6  10   BURLINGTON                                 BURLINGTON MALL
                        BURLINGTON
MA   018030000                 6172723044
5 6  22   NEWBURY                                    18 NEWBURY STREET
                    BOSTON
MA   021160000                 6172620763
5 24 318  NATICK MALL                                1245 WORCHESTER RD-SP 1168
         NATICK
MA   017600000                 5086501119
8 71 720  WORCESTER                                  100 FRONT STREET SUITE 10
         WORCESTER
MA   016080000                 5087670295
8 71 733  OCEAN CITY                                 12741 OCEAN GATEWAY
            OCEAN CITY
MD   218420000
1 8  31   WHITE FLINT                                WHITE FLINT MALL
                    KENSINGTON
MD   207950000                 3017703233
1 7  132  HARBOR PLACE                               200 EAST PRATT STREET
                   BALTIMORE
MD   212020000                 4103320567
1 7  301  ANNAPOLIS MALL                             1508 ANNAPOLIS MALL
                    ANNAPOLIS
MD   214010000                 4105732053
1 8  137  MONTGOMERY MALL                            7101 DEMOCRACY BLVD/1058
          BETHESDA
MD   208170000                 3013650771
1 7  138  TOWSON TOWN CENTER                         11850 MARKET STREET
                 TOWSON
MD   212040000                 4108231381
1 7  131  OWINGS MILLS                               10300 MILL RUN CIRCLE
                   OWINGS MILLS
MD   211170000                 4103630354
2 12 155  BRIARWOOD MALL                             100 BRIARWOOD CIRCLE-E114
         ANN ARBOR
MI   481080000                 3137410270
2 12 154  FAIRLANE TOWN CENTER                       18900 MICHIGAN AVE.J-122
                DEARBORN
MI   481263901                 3134412720
2 12 243  GROSSE POINTE FARMS                        16822 KERCHEVAL AVE.
                   G P FARMS
MI   482300000                 3138823380
2 12 246  WOODLAND MALL                              3195 28TH STREET SE
                  GRAND RAPIDS
MI   495080000                 6169429099
2 12 249  LAUREL PARK PLACE                          37598 W 6 MILE ROAD
                   LIVONIA
MI   481520000                 3135916000
2 12 242  TWELVE OAKS MALL                           27434 NOVI ROAD
                   NOVI
MI   483770000                 8103440066
2 12 41   SOMERSET MALL                              2801 W. BIG BEAVER K252
                 TROY
MI   480843203                 8106434457
8 73 713  BIRCH RUN                                  8825 MARKET PL DR, STE 420
         BIRCH RUN
MI   484150000                 5176244640
2 11 167  MALL OF AMERICA                            MALL OF AMERICA S-218
                 BLOOMINGTON
MN   554250000                 6128549220
2 11 152  CONSERVATORY                               800 NICOLLET MALL
                   MINNEAPOLIS
MN   554020000                 6123384308
2 11 151  RIDGEDALE CENTER                           12721 WAYZATA BLVD.
                   MINNETONKA
MN   553430000                 6125939842
2 11 394  SOUTHDALE CENTER                           170 SOUTHDALE CENTER
             EDINA
MN   554350000                 6129226868
2 11 335  ROSEDALE CENTER                            206 ROSEDALE CENTER
                  ROSEVILLE
MN   551130000                 6126383015
8 73 724  BRANSON                                    300 TANGER BLVD. STE 308
         BRANSON
MO   656162188                 4173392982
2 11 315  PLAZA FRONTENAC                            38 PLAZA FRONTENAC
                   ST. LOUIS
MO   631310000                 3149911956
2 11 403  ST. LOUIS GALLERIA                         1418 ST. LOUIS GALLERIA
                ST. LOUIS
MO   631170000                 3148632014
8 73 718  OSAGE BEACH                                FACTORY OUT E HGWY 54,G11
          OSAGE BEACH
MO   650650000                 3143483191
2 11 125  ST LOUIS GALLERIA                          1418 ST. LOUIS GALLERIA
                   ST. LOUIS
MO   631170000                 3148632014
2 11 120  CLOSED-PLAZA FRONTENAC                     38 PLAZA FRONTENAC
                        ST. LOUIS
MO   631310000                 3149911956
2 11 124  COUNTRY CLUB PLAZA                         4728 BROADWAY
                             KANSAS CITY
MO   641120000                 8165616300
2 11 122  WEST COUNTY CENTER                         WEST COUNTY CENTER      DES
PERES                          MO                    631310000      3148220095
2 11 121  ST. LOUIS CENTER                           515 NORTH 6TH STREET
                ST. LOUIS
MO   631010000                 3142319356
6 62 508  PLAZA FRONTENAC                            1701 SOUTH LINDBURGH BLVD.
         ST. LOUIS
MO   631310000                 3144324001
3 15 406  NORTHPARK MALL                             1200 E. COUNTY LINE RD-S
1116 RIDGELAND                 MS                    391570000      6019579417
3 28 277  ASHEVILLE                                  800 BREVARD RM 850
                ASHEVILLE
NC   288060000                 7046658350
3 28 352  SOUTHPARK MALL                             4400 SHARON ROAD
                  CHARLOTTE      NC
282110000 7043647500
3 28 271  HANES MALL                                 3320 SILAS CREEK PKWY #756
         WINSTON-SALEM    NC
271030000 9106599744
3 28 359  FOUR SEASONS                               210 4 SEASONS TWN CTR MALL
         GREENSBORO       NC
274040000 9102999118
3 28 328  CRABTREE VALLEY MALL                       4325 GLENWOOD AVE
RALEIGH                        NC                    276120000      9195719888
3 28 336  NORTHGATE MALL                             1058 W CLUB BLVD.
                  DURHAM
NC   277010000                 9194169526
2 11 364  OAKVIEW MALL                               3001 SOUTH 144TH ST
OMAHA                          NE                    681440000
2 11 123  PACIFIC PLACE                              10341 PACIFIC STREET
                  OMAHA
NE   681140000                 4023909002
5 6  13   PHEASANT LANE                              310 DANIEL WEBSTER H'WAY
          S. NASHUA
NH   030630000                 6038910050
5 6  129  ROCKINGHAM PARK MALL                       99 ROCKINGHAM BLVD
                  SALEM
NH   030790000                 6038906062
1 26 59   MENLO PARK                                 307 MENLO PARK
                    EDISON
NJ   088300000                 9084943866
1 26 20   RIVERSIDE SQUARE                           143 RIVERSIDE SQUARE
                HACKENSACK     NJ
076010000 2014892590
1 26 369  PALISADES AVENUE                           23-25-27 PALISADES AVE
ENGLEWOOD NJ                   076310000
1 26 323  BRIDGEWATER COMMONS                        400 COMMONS WAY
                           BRIDGEWATER    NJ
088070000 9087070907
1 26 297  RIDGEWOOD                                  240 RIDGEWOOD AVE
RIDGEWOOD                      NJ                    074510000      2016121117
1 26 313  SHORT HILLS                                MALL AT SHORT HILLS
                   SHORT HILLS
NJ   070780000                 2014674290
1 4  105  CHERRY HILL MALL                           839 CHERRY HILL MALL
                 CHERRY HILL
NJ   080020000                 6096657450
6 61 507  THE GROVE AT SHREWSBURY                    553 RT 53 - SP N-J
                   SHREWSBURY     NJ
077020000 9085307266
1 4  366  PALMER SQUARE                              17 PALMER SQUARE   WEST
          PRINCETON   NJ
085400000
1 4  296  THE GROVE AT SHREWSBURY                    559 RT. 35 N-10A
                     SHREWSBURY     NJ
077020000 9082248803
1 4  128  FREEHOLD RACEWAY MALL                      3710 RT. 9/C140-J
                    FREEHOLD
NJ   077280000                 9084620073
1 4  118  OCEAN COUNTY MALL                          1201 HOOPER AVE./RM. 451
         TOMS RIVER  NJ
087530000 9082403669
1 4  58   WOODBRIDGE CENTER                          249 WOODBRIDGE CTR DR.
            WOODBRIDGE  NJ
070950000 9088551774
4 18 117  LINCOLN PLACE                              130 LINCOLN AVENUE
                    SANTA FE
NM   875010000                 5059840101
4 18 337  CORONADO CENTER                            6600 MENAUL BLVD.  NE  #225
        ALBUQUERQUE      NM
871100000 5058817480
4 18 119  FORUM                                      3500 LAS VEGAS BLVD
                  LAS VEGAS
NV   891090000                 7027940494
4 18 341  FASHION SHOW                               3200 LAS VEGAS BLVD. SO.
                 LAS VEGAS
NV   891090000                 7027348614
5 5  349  THE WESTCHESTER                            125 WESTCHESTER AVE
WHITE PLAINS                   NY                    106010000      9146448380
5 5  387  LARCHMONT (PALMER AVE)                     1919 PALMER AVENUE
                  LARCHMONT      NY
105380000 9148343637
5 5  416  THE WESTCHESTER                            125 WESTCHESTER AVENUE
         WHITE PLAINS     NY
106014522
1 25 19   SOUTH STREET SEAPORT                       25 FULTON STREET
                 NEW YORK
NY   100380000                 2126085612
9 95 38   NYO SAMPLES                                142 WEST 57TH STREET
                  NEW YORK
NY   100190000
5 5  57   NANUET MALL                                75 W. ROUTE 59, SUITE 2032
                NANUET
NY   109540000                 9146230390
1 2  145  75TH & 3RD                                 1320 THIRD AVENUE
                   NEW YORK
NY   100210000                 2128613392
8 71 734  NIAGARA FALLS                              1900 MILITARY RD
                   NIAGARA FALLS  NY
143040000
1 2  203  UPPER WEST SIDE                            2015-17 BROADWAY(@ 69TH ST
         NEW YORK
NY   100230000                 2128737344
5 5  15   EASTCHESTER                                696 WHITE PLAINS RD.
                 SCARSDALE      NY
105830000 9147230500
5 3  338  CAROUSEL CENTER                            320 HIAWATHA BLVD. WEST
SYRACUSE                       NY                    132099501      3154664001
8 71 709  WOODBURY COMMONS                           ROUTE 32 C-3
                   CENTRAL VALLEY NY
109170000 9149284586
1 2  208  87TH & BROADWAY                            2380 BROADWAY
                  NEW YORK
NY   100240000                 2127213130
1 2  49   THIRD AVENUE (@ 50TH ST.                   805 THIRD AVENUE
                   NEW YORK
NY   100220000                 2123085333
1 25 309  WORLD FINANCIAL CTR                        225 LIBERTY STREET
                 NEW YORK
NY   102810000                 2129451991
1 25 207  MANHATTAN MALL @ 33RD ST                   901 AVE OF AMERICAS     NEW
YORK                           NY                    100010000      2125643992
1 2  14   80TH & MADISON                             1055 MADISON AVENUE
                  NEW YORK
NY   100280000                 2129888930
1 25 200  FIFTH AVENUE                               575 FIFTH AVENUE
                   NEW YORK
NY   100170000                 2129223621
5 3  29   MANHASSET                                  1990 NORTHERN BLVD.
                  MANHASSET NY
110300000 5166271028
1 1  362  645 MADISON AVENUE                         645 MADISON AVENUE
                  NEW YORK
NY   100220000
1 25 99   STATEN ISLAND MALL                         2655 RICHMOND AVE.
                 STATEN ISLAND  NY
103140000 7189837744
1 25 397  SOUTH STREET SEAPORT                       25 FULTON STREET
                 NEW YORK
NY   100380000
5 3  140  WOODBURY COMMONS                           8285 JERICHO T'PIKE
                   WOODBURY
NY   117970000                 5163674142
8 71 723  RIVERHEAD                                  TANGER DRIVE STE 512
          RIVERHEAD   NY
119010000 5163698800
5 3  201  CEDARHURST                                 445 CENTRAL AVENUE
                   CEDARHURST     NY
115160000 5163740420
5 3  209  ROOSEVELT FIELD MALL                       RSVLT FIELD MALL/S-1208
          GARDEN CITY NY
115300000 5167413700
5 3  205  WALDEN GALLERIA                            2000 WALDEN AVENUE
                   BUFFALO
NY   142250000                 7166846117
5 3  405  BRIDGEHAMPTON COMMONS
                   BRIDGEHAMPTON  NY
119320000
5 3  396  WALT WHITMAN MALL                          160-5 RTE
                   HUNTINGTON     NY
117460000 5164234443
5 3  204  CROSSGATE MALL                             120 WASHINGTON AVE. EXT.
          ALBANY
NY   122030000                 5184564433
5 3  393  EASTVIEW MALL                              7979 PITTSFORD-VICTOR RD
           VICTOR
NY   145640000                 7164259650
2 14 321  TOWER CITY CENTER                          230 HURON ROAD NW
                   CLEVELAND      OH
441130000 2162411290
6 62 503  COLUMBUS CITY CENTER                       315 COLUMBUS CITY DRIVE
         COLUMBUS    OH
432150000 6142286688
2 14 295  WORTHINGTON MALL                           111 WORTHINGTON MALL
           COLUMBUS         OH
430850000 6148484557
6 62 502  KENWOOD TOWN CENTER                        7875 MONTGOMERY ROAD
           CINCINNATI
OH   452360000                 5137940040
2 14 354  BEACHWOOD PLACE                            26300 CEDAR ROAD, SPACE 152
        BEACHWOOD   OH
441220000
2 14 386  ERIEVIEW GALLERIA                          1301 EAST 9TH STREET
                  CLEVELAND      OH
441140000 2162416622
2 14 292  FAIRFIELD COMMONS                          2727 FAIRFIELD COMMONS
          BEAVER CREEK     OH
454310000 5133200040
2 14 244  KENWOOD TOWN CENTRE                        7875 MONTGOMERY ROAD
             CINCINNATI
OH   452360000                 5137917544
8 73 727  AURORA FARMS                               549 S. CHILLICOTHE RD.  STE
400  AURORA                    OH                    442020000      2165625115
2 14 126  TOWER PLACE                                28 WEST 4TH ST/B-33
                 CINCINNATI
OH   452020000                 5136514590
2 14 245  COLUMBUS CITY CENTER                       303 CITY CENTER DRIVE
                  COLUMBUS  OH
432150000 6142213335
2 14 248  WESTGATE MALL                              3190 WESTGATE MALL
                  FAIRVIEW PK
OH   441260000                 2163333351
8 73 712  OHIO FACTORY SHOPS                         8000 FACTORY SHOPS BLVD.
         JEFFERSONVILLE
OH   431280000                 6149482100
3 17 262  OKLAHOMA CITY                              50 PENN PLACE
                  OKLAHOMA CITY
OK   731180000                 4058433557
3 17 263  UTICA SQUARE                               1948 UTICA SQUARE
                  TULSA
OK   741140000                 9187445073
3 17 346  WOODLAND HILLS                             7021 S. MEMORIAL DR. -S 158
        TULSA
OK   741330000
4 30 196  PIONEER PLACE                              700 SW 5TH AVENUE
                   PORTLAND
OR   972040000                 5032220125
4 30 388  WASHINGTON SQ SHOPPING CT                  9585 WEST WASHINGTON SQ
           PORTLAND
OR   972230000
8 71 735  THE CROSSINGS                              285 CROSSINGS FACTORY
          TANNERSVILLE
PA   183720000                 7176889605
8 72 706  MILLSTREAM                                 201 OUTLET DRIVE
                    LANCASTER
PA   176020000                 7173932074
2 9  44   KING-OF-PRUSSIA PLAZA                      432 GODDARD BLVD.
                   KING-OF-PRUSSIA
PA   194060000                 2153370143
8 71 700  FRANKLIN MILLS                             1556 FRANKLIN MILLS CI
                 PHILADELPHIA
PA   191540000                 2156379410
2 9  55   MT. LEBANON                                1500 WASHINGTON ROAD
           MT. LEBANON
PA   152280000                 4125618753
2 9  46   OXFORD CENTER                              301 GRANT STREET
                       PITTSBURGH
PA   152190000                 4122614772
2 9  51   ROSS PARK MALL                             1000 ROSS PARK MALL DR.
           PITTSBURGH
PA   152370000                 4123640170
2 9  52   WALNUT STREET                              1713 WALNUT STREET
                 PHILADELPHIA
PA   191030000                 2159779336
2 9  400  KING-OF-PRUSSIA PLAZA                      160 GULPH MILLS RD
                  KING OF PRUSSIA
PA   194060000                 6103540770
2 9  56   GLEN EAGLE SQUARE                          539 WILMINGTON-W. US202
          GLEN MILLS
PA   193420000                 2155583660
2 9  361  WILLOW GROVE PARK                          2500 MORELAND ROAD
                 WILLOW GROVE
PA   190900000
2 9  348  SHADYSIDE                                  5407 WALNUT STREET
                 PITTSBURGH
PA   152320000
8 73 719  GROVE CITY                                 I-79 AND RT 208, SUITE 350
                GROVE CITY
PA   161270000                 4127485101
2 9  43   ARDMORE                                    23 PARKING PLAZA
                    ARDMORE
PA   190030000                 2156424293
5 24 6    WARWICK                                    117 WARWICK MALL
                   WARWICK
RI   028860000                 4017379220
3 28 382  HAYWOOD MALL                               700 HAYWOOD ROAD S1058
           GREENVILLE
SC   296070000                 8036273857
3 28 351  MALL AT SHELTER COVE                       24 SHELTER COVE LANE
                   HILTON HEAD
SC   299280000                 8038422388
8 72 736  MYRTLE BEACH
                    MYRTLE BEACH
SC
3 28 325  KING STREET  (CHARLESTON)                  265-267 KING STREET
                   CHARLESTON
SC   294010000                 8037228231
3 13 380  WEST TOWN MALL                             7600 KINGSTON PIKE-S 1582
                KNOXVILLE
TN   379190000
3 13 279  COOL SPRINGS GALLERIA                      1800 GALLERIA BLVD/S. 1530
         FRANKLIN
TN   370640000                 6147717232
3 13 384  THE MALL @ GREEN HILLS                     2126 ABBOT MARTIN ROAD
         NASHVILLE
TN   372150000
3 13 278  HAMILTON PLACE MALL                        2100 HAMILTON PL BLVD
           CHATTANOOGA
TN   374210000                 6158947694
3 13 261  BELLEVUE CENTER                            7620 US HWY 70 SO.
                  NASHVILLE
TN   372210000                 6156467692
3 13 260  SADDLECREEK                                7614 W. FARMINGTON BLVD
         GERMANTOWN
TN   381380000                 9017567996
3 17 320  NORTH PARK CENTER                          425 NORTH PARK CENTER
           DALLAS
TX   752250000                 2146915544
3 17 283  DALLAS GALLERIA                            13350 DALLAS PARKWAY
          DALLAS
TX   752400000                 2143864548
8 72 707  SAN MARCOS                                 3939 INTERSTATE HIGHWAY 35
         SAN MARCOS
TX   786660000                 5127546754
8 72 726  GAINESVILLE                                4321 I-H 35 NORTH, SPACE
600       GAINESVILLE                                TX             762400000
           8176886650
3 17 86   NORTH STAR MALL                            7400 SAN PEDRO - SUITE 620
                SAN ANTONIO
TX   782160000                 2103664742
3 17 350  COLLIN CREEK                               811 NORTH CENTRAL EXPWY
          PLANO
TX   750758815
3 17 344  ARBORETUM MARKET                           9722 GREAT HILLS TRAIL
                  AUSTIN
TX   787590000                 5123458307
3 17 356  HIGHLAND MALL                              6001 AIRPORT ROAD
                  AUSTIN
TX   787520000
3 17 357  HULEN MALL                                 4800 SOUTH HULEN ST.-S 130
         FORT WORTH
TX   761320000
3 29 83   TOWN & COUNTRY                             800 WEST BELT
                   HOUSTON
TX   770240000                 7139731196
3 29 368  BAYBROOK MALL                              1029 BAYBROOK MALL
                   FRIENDSWOOD
TX   775460000                 7132808331
3 29 281  HOUSTON GALLERIA                           5085 WESTHEIMER SUITE 2880
         HOUSTON     TX
770560000 7136273722
3 29 266  WILLOWBROOK MALL                           7925 FM 1960 W PH 1096
WILWBR    HOUSTON                                    TX             770700000
           7134696792
3 29 300  RIVER OAKS                                 1992 WEST GRAY SP609
                   HOUSTON
TX   770190000                 7139427345
3 17 417  PRESTON PARK VILLAGE                       1900 PRESTON RD
                    PLANO
TX   75093000
3 17 390  UNIVERSITY VILLAGE                         1620 S UNIVERSITY DRIVE
                FORT WORTH
TX   761070000
3 17 385  HIGHLAND PARK VILLAGE                      47 HIGHLAND PARK VILLAGE
         DALLAS
TX   752050000                 2145224700
3 17 411  COLLECTION @ BWY & SUNSET                  7959 BROADWAY
                       SAN ANTONIO
TX   782090000
4 31 115  TROLLEY SQUARE                             392 TROLLEY SQUARE
                   SALT LAKE CITY
UT   841020000                 8013221061
4 31 340  FASHION PLACE                              6191 SOUTH STATE #201
                  MURRAY
UT   841070000                 8012611071
1 8  381  FASHION SQUARE                             1554 EAST RIO ROAD
                   CHARLOTTESVILLE
VA   229010000
1 8  130  REGENCY SQUARE                             1404 PARHAM ROAD
                   RICHMOND
VA   232290000                 8047412797
1 8  159  SPRINGFIELD MALL                           6453 SPRINGFIELD MALL
                  SPRINGFIELD
VA   221500000                 7039719108
1 8  133  CHESTERFIELD TOWN CENTER                   11500 MIDLOTHIAN T'PIKE
            RICHMOND
VA   232350000                 8047941780
1 8  407  PENTAGON CITY                              1100 SOUTH HAYES
                     ARLINGTON
VA   222020000                 7034153170
1 7  312  TYSONS GALLERIA                            2001 INTERNATIONAL DRIVE
          MCLEAN
VA   221020000                 7039179854
8 72 705  POTOMAC MILLS                              2700 POTOMAC MILS CIR STE
933  PRINCE WILLIAM            VA                    221920000      7034915308
1 7  30   TYSON'S CORNER                             TYSON'S CORNER CENTER
             MCLEAN
VA   221020000                 7038930777
1 8  136  RESTON TOWN CTR                            11850 MARKET STREET
                    RESTON
VA   220900000                 7037874602
5 6  367  CHURCH ST.  MARKET PLACE                   ONE CHURCH STREET
                    BURLINGTON
VT   054020000                 8028604746
4 30 413  SOUTHCENTER MALL                           633 SOUTHCENTER
                       TUKWILA
WA   981880000
4 30 285  BELLEVUE SQUARE                            BELLEVUE SQUARE # 1001
            BELLEVUE
WA   980040000                 2064553470
4 30 194  CITY CENTRE                                1420 FIFTH AVENUE
                    SEATTLE
WA   981010000                 2066234818
8 74 738  SUPERMALL                                  1101 SUPERMALL WAY
                     SEATTLE
WA   980010000
2 27 401  MAYFAIR MALL                               2500 N. MAYFAIR ROAD-SP 0-
28        WAUWATOSA            WI                    532260000      4147749222
                                    ANNEX III

                                   UCC FILINGS

                                  See Attached.
                            UCC Filing Jurisdictions

AnnTylor, Inc.

Alabama             Secretary of State
Arizona             Secretary of State
Arkansas            Secretary of State
                    Office of the Clerk of the Circuit Court and
                      Ex Officio Recorder of Pulaski County
California          Secretary of State
Colorado            Secretary of State
Connecticut         Secretary of State
Delaware            Secretary of State
District of
Columbia            Recorder of Deeds of the District of Columbia
Florida             Secretary of State
Georgia             Clerk of the Superior Court of Fulton County
Hawaii              Registrar of Conveyances
Illinois            Secretary of State
Indiana             Secretary of State
Kentucky            Secretary of State of the Commonwealth of
                      Kentucky
                    Office of the County Clerk of Jefferson
                      County
Louisiana           Recorder of Mortgages of Orleans Parish
Maryland            Maryland State Department of Assessments and
                      Taxation
Massachusetts       Secretary of Commonwealth
Michigan            Secretary of State
Minnesota           Secretary of State
Mississippi         Secretary of State
                    Chancery Clerk of Madison County
Missouri            Secretary of State
Nebraska            Secretary of State
Nevada              Secretary of State
New Hampshire       Secretary of State
New Jersey          Secretary of State
New Mexico          Secretary of State
New York            Department of State
North Carolina      Secretary of State
Ohio                Secretary of State
Oklahoma            County Clerk of Oklahoma County
Oregon              Secretary of State
Pennsulvania        Secretary of the Commonwealth
Rhode Island        Secretary of State
South Carolina      Secretary of State
Tennessee           Secretary of State
Texas               Secretary of State
Utah                Division of Corporations and Commercial Code
Vermont             Secretary of State
                    Town Clerk of Burlington
Virginia            State Corporation Commission
Washington          Department of Licensing
Wisconsin           Secretary of State
                                          EXHIBIT 4.01(a)(iii)(B)


              FORM OF TRADEMARK SECURITY AGREEMENT

      THIS TRADEMARK SECURITY AGREEMENT (as such agreement may be amended, supplemented or otherwise modified from time to time, this "Trademark Security Agreement") made as of the 29th day of September, 1995, by ANNTAYLOR, INC., a corporation having its principal place of business located at 142 West 57th Street, New York, New York 10019 (the "Borrower") in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, with an office located at 1455 Market Street, San Francisco, California 94103, in its capacity as the Agent under the "Credit Agreement" (as defined below) (the "Agent").

                        R E C I T A L S:

      The Borrower, the Agent, BA Securities, Inc., as Arranger, Bank of America National Trust and Savings Association and Fleet Bank, National Association as Co-Agents, and certain financial institutions currently and in the future to be parties to the Credit Agreement (as defined below) (such financial institutions being collectively, the "Lenders") have entered into a certain Amended and Restated Credit Agreement dated as of September 29, 1995 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), which provides (i) for the Lenders to make Loans to the Borrower and for the Issuing Banks to issue the Letters of Credit and (ii) that as a condition precedent to the making of the Loans and the issuance of the Letters of Credit, the Borrower enter into this Trademark Security Agreement to secure the Obligations.

      NOW, THEREFORE, in consideration of the above premises and in order to induce the Lenders to make the Loans and each Issuing Bank to issue the Letters of Credit under the Credit Agreement, the Borrower hereby agrees with the Agent for its benefit, for the benefit of the Lenders and the Issuing Banks as follows:

     1.   Defined Terms.

      (a) Unless otherwise defined herein, the capitalized terms used herein which are defined in the Credit Agreement shall have the meanings specified in the Credit Agreement.

      (b) The words "hereof," "herein" and "hereunder" and words of like import when used in this Trademark Security Agreement shall refer to this Trademark Security Agreement as a whole and not to any particular provision of this Trademark Security Agreement, and section references are to sections in this Trademark Security Agreement unless otherwise specified.

     (c) All terms defined in this Trademark Security Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

     2.   Security Interest in Trademarks.

      To secure the complete and timely payment, performance and satisfaction of the Obligations, the Borrower hereby grants to the Agent for the benefit of the Agent, the Lenders and the Issuing Banks a security interest in, with power of sale to the extent permitted by applicable law, all of the Borrower's now-owned or existing and filed and hereafter acquired or arising and filed:

      (a) trademarks, trademark registrations, trade names and trademark applications for any of the foregoing in the United States Patent and Trademark Office or in any other office or with any other official anywhere in the world or which are used in the United States or any state, territory or possession thereof, or in any other place, nation or jurisdiction anywhere in the world, including, without limitation, the trademarks, trademark registrations, service marks, service mark registrations and applications listed on Annex I, attached hereto and made a part hereof, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all rights corresponding thereto throughout the world (all of the foregoing trademarks, and trademark registrations, trade names, service marks, service mark registration and applications, together with the items described in clauses (i) through (iv) in this subparagraph (a), are sometimes hereinafter individually and/or collectively referred to as the "Trademarks");

      (b) license agreements with any other party in connection with any Trademarks or such other party's trademarks or trademark applications, whether the Borrower is a licensor or licensee under any such license agreement, including, but not limited to, the license agreements listed on Annex II attached hereto and made a part hereof, and the right to prepare for sale, sell and advertise for sale, all of the inventory now or hereafter owned by the Borrower and now or hereafter covered by such license agreements (all of the foregoing being hereinafter referred to collectively as the "Licenses").

      (c) the goodwill of the Borrower's business connected with and symbolized by the Trademarks;

The Trademarks, Licenses and the goodwill referred to above are hereinafter collectively called the "Collateral".

     3.   Restrictions on Future Agreements.

      The  Borrower  agrees  that  until all the  Obligations  shall  have  been satisfied  in  full  and the Credit Agreement shall have  been  terminated,  the
Borrower will not, without the Agent's prior written consent, abandon any Trademark, except as would not have a material adverse effect on the business of the Borrower, or enter into any agreement, including, without limitation, any license agreement (other than as necessary to maintain or protect any Trademark), which is inconsistent with the Borrower's obligations under this Trademark Security Agreement, and the Borrower further agrees that it will not take any action, or permit any action to be taken by any other Persons to the extent that such Persons are subject to its control, including licensees, or fail to take any action, which would affect the validity, priority, perfection or enforcement of the rights transferred to the Agent under this Trademark Security Agreement, and any such agreement or action if it shall take place shall be null and void and of no effect whatsoever. Nothing in this Section 3 shall be deemed to prevent the Borrower from engaging in transactions permitted under Section 8.02(a)(v) of the Credit Agreement.

     4.   New Trademarks.

      The Borrower represents and warrants that the Trademarks and Licenses listed on Annexes I and II constitute all of the significant trademarks, applications, trade names, service marks, service mark registrations and trademark registrations now owned and license agreements entered into by the Borrower. If, before the Obligations shall have been satisfied in full, the commitments of the Lenders to extend credit under the Credit Agreement shall have been terminated and the Credit Agreement shall have been terminated, the Borrower shall, after the date hereof, (i) obtain rights to any new trademarks, trademark registrations, trademark applications, service marks, service mark registrations, or trade names, (ii) become entitled to the benefit of any trademarks, trademark registrations, trademark applications, trade names, service marks, service mark registrations, trademark licenses or trademark license renewals or (iii) enter into any new trademark license agreements, the provisions of paragraph 2 above shall automatically apply thereto, and the Borrower shall give to the Agent prompt written notice thereof. The Borrower hereby authorizes the Agent to modify this Trademark Security Agreement by amending Annex I or II to include any future trademarks, trademark applications, trade names, service marks, service mark registrations, trademark registrations or license agreements that are the Trademark or the Licenses, under paragraph 2 above or under this paragraph 4.

     5.   Additional Representations and Warranties.

     The Borrower hereby represents, warrants, covenants and agrees that:

      (a) Except as otherwise provided or permitted herein or in the Credit Agreement, it is and will continue to be the owner of all its right, title and interest in the Collateral so long as the Trademarks and Licenses shall continue in force. The Trademarks and Licenses are and shall continue to be free from any Lien in favor of a Person except for those Liens permitted by Section 8.02 of the Credit Agreement.

      (b) It has the full right and power to grant the security interest in the Collateral made hereby.

     (c)  It has made no previous assignment, transfer or agreements in conflict
herewith   or  constituting  a  present  or  future  assignment,  transfer,   or
encumbrance on any of the Collateral.

      (d)   So  long  as  any Obligations remain outstanding  under  the  Credit
Agreement, the commitments of the Lenders to extend credit under the Credit Agreement have not been terminated and the Credit Agreement has not terminated, it will not execute, and there will not be on file in any public office, any financing statement or other document or instrument covering the Collateral except as otherwise contemplated or permitted hereby or by the Credit Agreement and the other Loan Documents.

      (e) Subject to any limitation stated therein or in connection therewith, all information furnished to the Agent concerning the Collateral and proceeds thereof, for the purpose of obtaining credit or an extension of credit, is, or will be at the time the same is furnished, accurate and correct in all material respects.

      (f) To the best of the Borrower's knowledge and belief following diligent inquiry, no infringement or unauthorized use presently is being made of any of the Trademarks or Licenses which has or may reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect. The Borrower has advised the Agent of (i) the existence of restrictions on the use of the Trademark and Licenses as may be contained in the Borrower's franchise agreements and license agreements relating to the use of the Trademarks and Licenses and (ii) its trademark monitoring and enforcement practice.

     6.   Royalties; Term.

      The Borrower hereby agrees that any rights granted hereunder to the Agent for the benefit of the Agent, the Lenders and the Issuing Banks with respect all the Collateral as described above shall be worldwide and without any liability for royalties or other related charges from the Agent to the Borrower. The term of the security interest granted herein shall extend until the earlier of (i) the expiration or abandonment of each of the Trademarks and Licenses subject to this Trademark Security Agreement, or (ii) the date on which all the Obligations have been paid in full, the commitments of the Lenders to extend credit under the Credit Agreement have been terminated and the Credit Agreement has been terminated.

     7.   The Agent's Right to Inspect.

      The Agent and the Lenders shall have the right, at any time and from time to time, to inspect the Borrower's premises and to examine the Borrower's books, records and operations, including, without limitation, the Borrower's merchandise quality control processes upon reasonable notice and at such reasonable times and as often as may be reasonably requested. The Borrower agrees (i) not to sell or assign its interest in, or grant any license under, the Collateral without the prior written consent of the Agent except as otherwise permitted under Sections 8.02 and 8.03 of the Credit Agreement; and
(ii) to maintain the quality of any and all merchandise in connection with which the Trademarks are used, consistent with or better than the quality of said merchandise as of the date hereof.

     8.   Termination of Security Interest.

      This Trademark Security Agreement is made for collateral purposes only. Upon payment in full of the Obligations and upon termination of the Credit Agreement, the Agent shall, at the Borrower's sole cost and expense, execute and deliver to the Borrower all termination statements or other instruments as may be necessary or proper to re-vest in the Borrower (without recourse to or warranty by the Agent) full title to the Collateral granted hereby, subject to any disposition thereof which may have been made by the Agent pursuant hereto or pursuant to the Credit Agreement.

     9.   Duties of the Borrower.

      The Borrower shall have the duty (i) to prosecute diligently any trademark application that is part of the Trademarks pending as of the date hereof or thereafter until the obligations shall have been paid in full, (ii) to make applications on trademarks, as appropriate, and (iii) to preserve and maintain all rights in trademark applications, trademarks, trademark registrations, service marks, and service mark registrations, that are part of the Trademarks except, in the case of (i) or (iii), where the failure to do so would not have or be reasonably expected to have a Material Adverse Effect. Any expenses incurred in connection with such applications shall be borne by the Borrower. The Borrower agrees to retain an experienced trademark attorney for the filing and prosecution of all such applications and other proceedings. The Borrower shall not abandon any right to file a trademark application in the United States or any pending trademark application in any country without the prior written consent of the Agent except as would not have or be reasonably expected to have a Material Adverse Effect. If the Borrower fails to comply with any of the foregoing duties, the Agent shall have the right (but shall not be obligated) to do so in the Borrower's name to the extent permitted by law, but at the Borrower's expense, and the Borrower hereby agrees to reimburse the Agent in full for all expenses, including the fees and disbursements of counsel incurred by the Agent in protecting, defending and maintaining the Collateral. In the event that the Borrower shall fail to pay when due any fees required to be paid by it hereunder, or shall fail to discharge any Lien prohibited hereby, or shall fail to comply with any other duty hereunder, the Agent may, but shall not be required to, pay, satisfy, discharge or bond the same for the account of the Borrower, and all monies so paid out shall be Obligations of the Borrower repayable on demand, together with interest at the fluctuating rate applicable to Base Rate Loans under the Credit Agreement.

     10.  The Agent's Right to Sue.

      From and after the occurrence and during continuance of an Event of Default, the Agent shall have the right, but shall in no way be obligated, to bring suit in its own name for its own benefit and for the benefit of the Lenders and the Issuing Banks to enforce the Trademarks and Licenses, and if the Agent shall commence any such suit, the Borrower shall, at the request of the Agent, do any and all lawful acts and execute any and all proper documents required by the Agent in aid of such enforcement. The Borrower shall, upon demand, promptly reimburse the Agent for all costs and expenses incurred by Agent pursuant to the terms of the Credit Agreement.

     11.  Waivers.

      No course of dealing among the Borrower, the Agent, the Lenders, the Issuing Banks or any of them, and no failure to exercise, nor any delay in exercising, on the part of the Agent, the Lenders or the Issuing Banks, any right, power or privilege hereunder or under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof the exercise of any other right, power or privilege.

     12.  Severability.

      The provisions of this Trademark Security Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof, in such jurisdiction, and shall not in an manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Trademark Security Agreement in any jurisdiction.

     13.  Modification.

     This Trademark Security Agreement cannot be altered, amended or modified in any way, except as specifically provided in paragraph 4 hereof or by a writing signed by the parties hereto.

     14.  Cumulative Remedies; Power of Attorney; Effect On Other Agreements.

      All of the Agent's rights and remedies with respect to the Collateral, whether established hereby, by the Credit Agreement, by the Collateral Documents, by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently. Upon the occurrence and during the continuance of an Event of Default and the giving by the Agent of written notice to the Borrower of the Agent's intention to enforce its right and claims against the Borrower, the Borrower hereby authorizes the Agent to make, constitute and appoint any officer or agent of the Agent as the Agent may select, in its sole discretion, as the Borrower's true and lawful attorney-in-fact, with power (but not the obligation) to (i) endorse the Borrower's name on all applications, documents, papers and instruments necessary or desirable for the Agent in the use of the Collateral, or (ii) take any other actions with respect to the Collateral as the Agent deems in the best interest of the Agent, the Lenders and the Issuing Banks or (iii) grant or issue any exclusive or non-exclusive license under the Collateral to anyone, or (iv) assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to anyone free and clear of any encumbrance upon title thereof (other than any encumbrance created hereby). The Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until the Obligations have been paid in full, the commitments of the Lenders to extend credit under the Credit Agreement have been terminated and the Credit Agreement has been terminated. The Borrower acknowledges and agrees that this Trademark Security Agreement is not intended to limit or restrict in any way the rights and remedies of the Agent and the Lender under the Loan Documents but rather is intended to facilitate the exercise of such rights and remedies. The Agent, the Lenders and the Issuing Banks shall have, in addition to all other rights and remedies given it by the terms of this Trademark Security Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Collateral may be located. Recourse to security will not be required at any time.

     15.  Binding Effect; Benefits.

      This Trademark Security Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Agent, the Lenders and the Issuing Banks. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower.

     16.  Notices.

     Any notices and other communications hereunder shall be given in the manner and to the addresses set forth in the Credit Agreement.

     17.  Choice of Law.

      This Trademark Security Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     18.  Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

      ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER WITH RESPECT TO THIS TRADEMARK SECURITY AGREEMENT OR ANY NOTE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS TRADEMARK SECURITY AGREEMENT, THE BORROWER ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS TRADEMARK SECURITY AGREEMENT OR ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE FIRST PAGE HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH OF BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS TRADEMARK SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS TRADEMARK SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH
ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     19.  Waiver of Notice, Hearing and Bond.

       THE   BORROWER   WAIVES  ALL  RIGHTS  TO  NOTICE  AND  HEARING   OF   ANY
KIND PRIOR TO THE EXERCISE BY THE AGENT OR THE LENDERS OF ITS RIGHTS, FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL. THE BORROWER WAIVES THE
POSTING   OF   ANY   BOND   OTHERWISE   REQUIRED   OF   THE   AGENT    OR    THE
LENDERS   IN   CONNECTION   WITH  THE  JUDICIAL   PROCESS   OR   PROCEEDING   TO
OBTAIN POSSESSION OF, REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED
IN FAVOR OF THE AGENT OR THE LENDER OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER PRELIMINARY OR PERMANENT INJUNCTION, THIS TRADEMARK SECURITY AGREEMENT.

     20.  Advice of Counsel.

       THE   BORROWER   REPRESENTS  TO  THE  AGENT   THAT   IT   HAS   DISCUSSED
THIS TRADEMARK SECURITY AGREEMENT WITH ITS ATTORNEYS.

     21.  Governing Provisions.

        To    the   extent   any   provisions   of   this   Trademark   Security
Agreement are inconsistent with any provisions in the Borrower Security Agreement, the provisions of this Trademark Security Agreement shall govern.

     22.  Section Titles.

       The   section   titles   herein  are  for   convenience   and   reference
only   and   shall  not  affect  in  any  way  the-interpretation  of   any   of
the provisions hereof.


        IN    WITNESS   WHEREOF,   the   Borrower   has   duly   executed   this
Agreement as of the day first above written.


                              ANNTAYLOR, INC.



                              By:                         _

                              Title:                      _


Attest:

_________________________

Agreed and accepted to as of
the date first above written:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION, as Agent



By:                                _

Title:                             _
STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


     The foregoing Trademark Security Agreement was
executed and acknowledged before me this _____ day of __________, 1995, by _________________________ personally known to me to be the
_________________________ of AnnTaylor, Inc., a Delaware corporation, on behalf of such corporation.


(SEAL)


                                   _________________________
                                   Notary Public
                                   ________ County, ________
                                   My Commission Expires:

                                   _________________________



STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


     The foregoing Trademark Security Agreement was
executed and acknowledged before me this _____ day of __________, 1995, by _________________________ personally known to me to be the
_________________________ of Bank of America National Trust and Savings Association, a national banking association, on behalf of such corporation.


(SEAL)


                                   _________________________
                                   Notary Public
                                   ________ County, ________
                                   My Commission Expires:

                                   _________________________

                            Annex I
                               to
                  Trademark Security Agreement
                        _______________

                 Dated as of September 29, 1995

             Trademarks and Trademark Applications



U.S. Registered Trademarks:

Trademark           Registration No.            Issue Date    Expiration/Renewal
Date

ANNTAYLOR. (Stylized)             1,770,157    05/11/93     05/11/03

ANN TAYLOR         1,444,585      06/23/87     06/23/07

ANN TAYLOR         1,251,717      09/20/83     09/20/03

ANNTAYLOR.         1,789,470      08/24/93     08/24/03
(Stylized)

ANNTAYLOR.         1,832,503      04/19/94     04/19/04
(Stylized)

AnnTaylor.         1,854,221      09/13/94     09/13/04
(Stylized)

ANNTAYLOR.         1,881,093      02/28/95     02/28/05

DESTINATION        1,875,773      01/24/95     01/24/05
(not stylized)

DESTINATION ANNTAYLOR             1,804,908    11/16/93     11/16/03
(not stylized)

destination ANNTAYLOR.            1,811,236    12/14/93     12/14/03
(stylized)

AT denim (logo design)            1,817,468    01/18/94     01/18/04

AT DENIM.          1,826,976      03/15/94     03/15/04

ANNTAYLOR.         1,782,601      07/20/93     07/20/03

ANNTAYLOR.         1,832,187      04/19/94     04/19/04
(stylized)



U.S. Trademark Applications:

Trademark                    Serial No.        File Date

AT ANNTAYLOR. ORIGINALS - CLASSIC              74/304,148   08/12/92
STYLE (and design)

AT ANNTAYLOR. ORIGINALS - CLASSIC              74/304/144   8/12/92
STYLE (and design)

DESTINATION                  74/493,760        02/23/94

ACTION                       74/601,938        11/22/94

ACTION                       74/601,976        11/22/94

ACTION (and Design)          74/601,941        11/22/94

ACTION (and Design)          74/601,937        11/22/94

ACTION (and Design)          74/601,939        11/22/94

ANNTAYLOR. LOFT (stylized)   74/585,175        10/13/94

THE SHOE LOFT  (stylized)    74/654,336        03/31/95

Foreign Registered Trademarks:


Trademark    and   Country               Registration   No.        Issue    Date
Expiration/Renewal Date

Ann Taylor/Canada  TMA381,405     03/20/86     03/20/01

Ann Taylor1/Japan  1973145        07/23/87     07/23/97

Ann Taylor/Japan   2322093        07/31/91     07/31/01

Ann Taylor1/Japan  2322094        07/31/91     07/31/01

Ann Taylor./Japan  2461709        09/30/92     09/30/02

Ann Taylor1/Japan  2461710        09/30/92     09/30/02

Ann Taylor./Japan  2451513        08/31/92     08/31/02

Ann Taylor1/Japan  2451514        08/31/92     08/31/02

Ann Taylor./Japan  2389850        03/31/92     03/31/02

Ann Taylor1/Japan  2389851        03/31/92     03/31/02


AnnTaylor./Brazil  817167129      11/15/94     11/15/04

ATDENIM./Brazil    817401985      01/24/95     01/23/05

ATDENIM/Canada                    08/18/95

AnnTaylor/Hong Kong               01800/1995   06/25/93     06/25/14

AnnTaylor          2700331        11/30/94     11/30/04
 (English)/Japan

AmmTaylor          2700332        11/30/94     11/30/04
(Katakana)/Japan

AnnTaylor          316507         06/30/95     06/30/05
(Korean)/Korea

ANN TAYLOR/Taiwan  521793         05/01/91     04/30/01


Foreign Trademark Applications:

Trademark and Country        Serial No.        File Date

Ann Taylor/Taiwan2           79/48075          11/05/90

AnnTaylor/Japan              15005/1989        02/10/89

AnnTaylor1/Japan             15006/1989        02/10/89

Ann Taylor/Hong Kong3        9156/90           11/13/90

AnnTaylor./Brazil4           817167129         04/01/93






  1    In Katakana.

  2    Updating status on application.

  3 Application for "Ann Taylor" in Hong Kong is being withdrawn and refiled pursuant to the requirements of the Hong Kong trademark authority.

  4 Application for "Ann Taylor" in Brazil is being amended to show mark as "AnnTaylor.". If it cannot be amended, it will be withdrawn and refiled.
                              Annex II
                                 to
                    Trademark Security Agreement
                   Dated as of September 29, 1995


                         License Agreements

                               None.
                                            EXHIBIT 4.01 (a)(iv)



                     FORM OF ATSC GUARANTY

      THIS AMENDED AND RESTATED GUARANTY (as such agreement may be amended, supplemented or otherwise modified from time to time, this "Guaranty") dated as of September 29, 1995 is made by ANNTAYLOR STORES CORPORATION, a Delaware corporation, with its principal place of business at 142 West 57th Street, New York, New York 10019 (the "Guarantor"), in favor of BANK OF AMERICA NATIONAL
TRUST  AND  SAVINGS  ASSOCIATION, with an office  at  1455  Market  Street,  San
Francisco, California 94103, in its capacity as Agent under the "Credit Agreement" (as defined below) (the "Agent").

                        R E C I T A L S:

      ANNTAYLOR, INC., a Subsidiary of the Guarantor, (the "Borrower"), the Agent, BA Securities, Inc., as Arranger, Bank of America National Trust and Savings Association and Fleet Bank, National Association, as Co-Agents, and certain financial institutions currently and in the future parties to the Credit Agreement (such financial institutions being collectively, the "Lenders") have entered into a certain Amended and Restated Credit Agreement dated as of September 29, 1995 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; the capitalized terms not otherwise defined herein are being used herein as defined in the Credit Agreement), which provides for the Lenders to make Loans to the Borrower and for the Issuing Banks to issue Letters of Credit. The Credit Agreement amends and restates the existing credit agreement, dated as of July 29, 1994, as amended, among the parties thereto, which existing credit agreement is guaranteed by the Guaranty, dated as of July 29, 1994 (the "Existing Guaranty"). It is a condition precedent to the effectiveness of the Credit Agreement that the Existing Guaranty be amended and restated as set forth herein.

      NOW, THEREFORE, in consideration of the above premises, and in order to induce the Lenders to make the Loans and the Issuing Banks to issue the Letters of Credit under the Credit Agreement, the Guarantor agrees, and the Agent, by acceptance hereof, hereby agrees, that the Existing Guaranty is hereby amended and restated in its entirety as follows:

     1.   Guaranty.

     (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Agent, for its benefit and the benefit of the Lenders and the Issuing Banks, the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise, and in accordance with the terms and conditions of the Credit Agreement, of all of the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against the Borrower, now or hereafter existing, or due or to become due (all such indebtedness, liabilities and obligations being hereinafter collectively referred to as the "Guaranteed Obligations").

     (b) The Guarantor further agrees that, if any payment made by the Borrower or any other person and applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by the Agent, any of the Lenders or the Issuing Banks to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guarantor's liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto this Guaranty shall have been cancelled or surrendered (and if any lien, security interest or other collateral securing Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

     (c) The Guarantor further agrees to pay all costs and expenses upon demand including, without limitation, all court costs and reasonable attorneys' fees and expenses paid or incurred by the Agent (i) in endeavoring to collect all or any part of the Guaranteed Obligations after the same become due and owing from, or in prosecuting any action against, the Guarantor or any other guarantor of all or any part of the Guaranteed Obligations or (ii) in endeavoring to realize upon (whether by judicial, non-judicial or other proceedings) any Collateral or any other collateral securing Guarantor's liabilities under this Guaranty.

     2.   Representations and Warranties.

      The Guarantor hereby represents and warrants to the Agent that each representation and warranty made by Borrower in Article V of the Credit Agreement applicable to the Guarantor is true and correct, which representations and warranties (except such representations and warranties which are expressly made as of a different date) shall survive the execution and delivery of this Guaranty, and shall, except to the extent that the same have been modified by a writing delivered to and accepted in writing by the Agent, and, other than with respect to changes permitted or contemplated by the Credit Agreement, continue to be true and correct on the date of each Loan, and on the date of issuance of each Letter of Credit.

     3.   Waivers; Other Agreements.

      (a) The Agent is hereby authorized, without notice to or demand upon the Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the obligations of the Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:

           (i) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the Credit Agreement and the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Agent, including, without limitation, any increase or decrease of the rate of interest thereon;

           (ii) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Guaranteed Obligations, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations (including the Credit Agreement and the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Agent;

          (iii)  accept partial payments on the Guaranteed Obligations;

          (iv) receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations, or for the payment of any other guaranties of the Guaranteed Obligations or other liabilities of the Borrower, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

           (v) apply any and all such security or collateral and direct the order or manner of sale thereof as the Agent may determine in its sole discretion;

           (vi) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Guaranteed Obligations or any other guaranty therefor, in any manner;

           (vii) add, release or substitute any one or more other guarantors, makers or endorsers of the Guaranteed Obligations and otherwise deal with the Borrower or any other guarantor, maker or endorser as the Agent may elect in its sole discretion;

           (viii) apply any and all payments or recoveries from the Borrower, from any other guarantor, maker or endorser of the Guaranteed Obligations or from the Guarantor to the Guaranteed Obligations to the Obligations in such order as provided in subsection 2.06(b) of the Credit Agreement, whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others;

           (ix) apply any and all payments or recoveries from the Guarantor or any other guarantor, maker or endorser of the Guaranteed Obligations or sums realized from security furnished by any of them upon any of their indebtedness or obligations to the Agent as the Agent in its sole discretion, may determine, whether or not such indebtedness or obligations relate to the Guaranteed Obligations; and

           (x) refund at any time, at the Agent's sole discretion, any payment received by the Agent in respect of any Guaranteed Obligations, and payment to the Agent of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any collateral by virtue thereof) by the Agent, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor hereunder in respect of the amount so refunded (and any collateral so released or terminated shall be reinstated with respect to such obligations);

even if any right of reimbursement or subrogation or other right or remedy of the Guarantor is extinguished, affected or impaired by any of the foregoing (including, without limitation, any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Guaranteed Obligations which impairs any subrogation, reimbursement or other right of Guarantor).

      (b) The Guarantor hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of:

           (i) the invalidity or unenforceability of any security for or other guaranty of the Guaranteed Obligations or of any promissory note or other document (including, without limitation, the Credit Agreement) evidencing all or any part of the Guaranteed Obligations, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any other guaranty therefor;

           (ii) the absence of any attempt to collect the Guaranteed Obligations from the Borrower or any other guarantor or other action to enforce the same;

           (iii) failure by the Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations or any other guaranty therefor;

           (iv) the Agent's election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

          (v) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;

           (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the Agent's claim(s) for repayment of the Guaranteed Obligations;

           (vii) any use of cash collateral under Section 363 of the Bankruptcy Code;

           (viii) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

          (ix)  the avoidance of any lien in favor of the Agent for any reason;

            (x) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Borrower, the Guarantor or any other guarantor, maker or endorser, including without limitation, any discharge of, or bar or stay against collecting, all or any of the Guaranteed Obligations (or any interest thereon) in or as a result of any such proceeding;

           (xi) failure by the Agent to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;

           (xii) any action taken by the Agent that is authorized by this Guaranty;

           (xiii) any election by the Agent under Section 9-501(4) of the Uniform Commercial Code as enacted in any relevant jurisdiction (the "Code") as to any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations; or

          (xiv) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (c)  The Guarantor hereby waives:

           (i) any requirements of diligence or promptness on the part of the Agent;

           (ii) presentment, demand for payment or performance and protest and notice of protest with respect to the Guaranteed Obligations;

           (iii) notices (A) of nonperformance, (B) of acceptance of this Guaranty, (C) of default in respect of the Guaranteed Obligations, (D) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise,
     (E) that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, (F) of any and all proceedings to collect from the Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and (G) of exchange, sale, surrender or other handling of any security or collateral given to the Agent to secure payment of the Guaranteed Obligations or any guaranty therefor;

           (iv) any right to require the Agent to (a) proceed first against the Borrower, or any other person whatsoever, (b) proceed against or exhaust any security given to or held by the Agent in connection with the Guaranteed Obligations, or (c) pursue any other remedy in the Agent's power whatsoever;

           (v) any defense arising by reason of (a) any disability or other defense of the Borrower, (b) the cessation from any cause whatsoever of the liability of the Borrower, (c) any act or omission of the Agent or others which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of the Borrower or any security given to or held by the Agent in connection with the Guaranteed Obligations;

          (vi)  any and all other suretyship defenses under applicable law; and

           (vii) the benefit of any statute of limitations affecting the Guaranteed Obligations or the Guarantor's liability hereunder or the enforcement hereof.

In connection with the foregoing, the Guarantor covenants that this Guaranty shall not be discharged, except by complete performance of the obligations contained herein.

      (d) The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, of any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal and the Guarantor hereby agrees that the Agent shall not have any duty to advise the Guarantor of information known to the Agent regarding such condition or any such circumstances.

      (e) Notwithstanding anything to the contrary in this Guaranty, the Guarantor hereby irrevocably waives all rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Agent, the Lenders or the Issuing Banks against the Borrower or against any collateral security or guarantee or right of offset held by such Person for the payment of the Obligations. The Guarantor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrower or any other Person which may have arisen in connection with this Guaranty. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of the Borrower to the Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by the Guarantor in trust, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine. The provisions of this paragraph shall survive the term of this Guaranty and the payment in full of the Obligations and the termination of the commitments of the Lenders to extend credit under the Credit Agreement.

      (f) The Guarantor hereby agrees that any indebtedness of the Borrower now or hereafter owing to the Guarantor is hereby subordinated to all of the Guaranteed Obligations, whether heretofore, now or hereafter created (the "Subordinated Debt"), and that without the prior consent of the Agent, the Subordinated Debt shall not be paid in whole or in part until the Guaranteed Obligations have been paid in full, the commitments of the Lenders to extend credit under the Credit Agreement have been terminated and the Credit Agreement has been terminated and is of no further force or effect, except that payments of principal and interest on the Subordinated Debt shall be permitted so long as no Potential Event of Default or Event of Default shall have occurred and be continuing to the extent such payments would not render the Borrower incapable of performing the Guaranteed Obligations. The Guarantor will not accept any payment of or on account of any Subordinated Debt at any time in contravention of the foregoing. At the request of the Agent, the Borrower shall pay to the Agent all or any part of the Subordinated Debt and any amount so paid to the
Agent shall be applied to payment of the Guaranteed Obligations. Each payment on the Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by Guarantor as trustee for the Agent and shall be paid over to the Agent immediately on account of the Guaranteed Obligations, but without otherwise affecting in any manner the Guarantor's liability under any of the provisions of this Guaranty. The Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Subordinated
Debt, and the Agent shall be entitled to all of the Guarantor's right thereunder. If for any reason the Guarantor fails to file such claim at least thirty (30) days prior to the last date on which such claim should be filed, the Agent, as the Guarantor's attorney-in-fact, is hereby authorized to do so in the Guarantor's name or, in the Agent's discretion, to assign such claim to and cause proof of claim to be filed in the name of the Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, the Guarantor hereby assigns to the Agent all Guarantor's rights to any payments or distributions to which the Guarantor otherwise would be entitled. If the amount so paid is greater than the Guarantor's liability hereunder, the Agent will pay the excess amount to the party entitled thereto. In addition, the Guarantor hereby appoints Agent as its attorney-in-fact to exercise all of the Guarantor's voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of the Borrower.

      (g) The Guarantor shall comply with all covenants applicable to it under the Credit Agreement and shall otherwise take no action which will cause an Event of Default or Potential Event of Default under the Credit Agreement. The Guarantor shall also cause the Borrower to comply with all covenants applicable to the Borrower under the Credit Agreement.

4.  Default, Remedies.

      (a) The obligations of the Guarantor hereunder are independent of and separate from the Guaranteed Obligations and the obligations of any other guarantor of the Guaranteed Obligations. If any of the Guaranteed Obligations are not paid when due, or upon any Event of Default or any default by Borrower as provided in any other instrument or document evidencing all or any part of the Guaranteed Obligations, the Agent may, at its sole election, proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount or any portion of the Guaranteed Obligations, without first proceeding against the Borrower or any other guarantor of the Guaranteed Obligations, or against any Collateral for the Guaranteed Obligations under the ATSC Pledge Agreement or otherwise against any Collateral under other Collateral Documents.

      (b) At any time after maturity of the Guaranteed Obligations, the Agent may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Obligations (i) any indebtedness due or to become due from the Agent to the Guarantor and (ii) any moneys, credits or other property belonging to the Guarantor at any time held by or coming into the possession of the Agent or any of its affiliates.

      (c) The Guarantor hereby authorizes and empowers the Agent, in its sole discretion, without any notice (except notices required by law to the extent such notice as a matter of law may not be waived) or demand to the Guarantor whatsoever and without affecting the liability of the Guarantor hereunder, to exercise any right or remedy which the Agent may have available to it, including but not limited to, foreclosure by one or more judicial or nonjudicial sales, and the Guarantor hereby waives any defense to the recovery by the Agent against the Guarantor of any deficiency after such action, notwithstanding any impairment or loss of any right of reimbursement, contribution, subrogation or other right or remedy against the Borrower, or any other guarantor, maker or endorser, or against any security for the Guaranteed Obligations or for any guaranty of the Guaranteed Obligations. No exercise by the Agent of, and no omission of the Agent to exercise, any power or authority recognized herein and no impairment or suspension of any right or remedy of the Agent against the Guarantor, any other guarantor, maker or endorser or any security shall in any way suspend, discharge, release, exonerate or otherwise affect any of the Guarantor's obligations hereunder or give to the Guarantor any right of recourse against the Agent, the Lenders or the Issuing Banks.

      (d) The Guarantor consents and agrees that the Agent shall not be under any obligation to make any demand upon or pursue or exhaust any of its rights or remedies against the Borrower or any guarantor or others with respect to the payment of the Guaranteed Obligations, or to pursue or exhaust any of its rights or remedies with respect to any security therefor, or any direct or indirect guaranty thereof or any security for any such guaranty, or to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Obligations or to resort to any security or any such guaranty in any particular order, and all of its rights hereunder, under the ATSC Pledge Agreement and the other Loan Documents shall be cumulative. The Guarantor hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of, and does hereby covenant not to assert against the Agent any valuation, stay, appraisal, extension or redemption laws now existing or which may hereafter exist which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Guaranty or the ATSC Pledge Agreement. Without limiting the generality of the foregoing, the Guarantor hereby agrees that it will not invoke or utilize any law which might cause delay in or impede the enforcement of the rights under this Guaranty, the ATSC Pledge Agreement or any of the other Loan Documents.

5.  Miscellaneous.

     (a) This Guaranty shall be irrevocable as to any and all of the Guaranteed Obligations until the Credit Agreement has been terminated, the commitments of the Lenders to extend credit under the Credit Agreement have been terminated and all Guaranteed Obligations then outstanding have been repaid.

      (b) This Guaranty shall be binding upon the Guarantor and upon its successors and assigns, heirs and legal representatives and shall inure to the benefit of the Agent, the Lenders and the Issuing Banks; all references herein to the Borrower and to the Guarantor shall be deemed to include their successors and assigns, heirs and legal representatives as applicable. The Borrower's successors and assigns shall include a receiver, trustee or debtor-in-possession of or for the Borrower. All references to the singular shall be deemed to include the plural where the context so requires. The Guarantor acknowledges the Agent's acceptance hereof and reliance hereon.

      (c) No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude any further exercise thereof;
nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Agent, except as expressly set forth in a writing duly signed and delivered by the Agent or on the Agent's behalf by an authorized officer or agent of the Agent. The Agent's failure at any time or times hereafter to require strict performance by the Borrower or of the Guarantor or any other guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed by the Borrower or the Guarantor or any other guarantor and delivered to the Agent shall not waive, affect or diminish any right of the Agent at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Agent, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of the Agent and directed to the Borrower or the Guarantor, or either of them (as the case may be) specifying such waiver. No waiver by the Agent of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Agent permitted hereunder shall in any way affect or impair the Agent's rights or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrower to the Agent shall be conclusive and binding on the Guarantor irrespective of whether it was a party to the suit or action in which such determination was made.

      (d) THIS GUARANTY SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Guaranty.

      (e) Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR ACCEPTS, FOR ITSELF IN AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. THE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE FIRST PAGE HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN
(10) DAYS AFTER SUCH MAILING. EACH OF THE GUARANTOR AND, BY ACCEPTANCE HEREOF, THE AGENT AND THE LENDERS, IRREVOCABLY WAIVES (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      (f) This Guaranty (and any instrument or agreement granting or creating any security for this Guaranty) contains all the terms and conditions of the agreement between the Agent and the Guarantor relating to the subject matter hereof. The terms or provisions of this Guaranty may not be waived, altered, modified or amended except in writing duly executed by the party to be charged thereby.

      (g) Neither the Agent nor its Affiliates, directors, officers, agents, attorneys or employees shall be liable to the Guarantor for any action taken, or omitted to be taken, by it or them or any of them under this Guaranty, or the other Loan Documents or in connection therewith except that no person shall be relieved of any liability for gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

      (h) The Guarantor warrants and agrees that each of the waivers set forth in this Guaranty are made with full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable. If any of said waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law. Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions hereof shall nevertheless remain effective.

     (i) Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      (j) Captions are for convenience only and shall not affect the meaning of any term or provision of this Guaranty.

      (k) All notices and other communications provided for hereunder shall be given in the manner set forth in the Credit Agreement and to the addresses set forth in the Credit Agreement or, in the case of the Guarantor, at its addresses set forth above.

      IN WITNESS WHEREOF, undersigned have made this Guaranty as of the date first above written.


                              ANNTAYLOR STORES CORPORATION

                              By:                             _
                                   Title:


Agreed and accepted to as of
the date first above written:

BANK OF AMERICA NATIONAL TRUST
 AND SAVINGS ASSOCIATION, as Agent


By:                           _
     Title:
                                               EXHIBIT 4.01(a)(v)

                 FORM OF ATSC PLEDGE AGREEMENT


      THIS AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT (as such agreement may be amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of September 29, 1995, is made by ANNTAYLOR STORES CORPORATION, a Delaware corporation, with its principal place of business located at 142 West 57th Street, New York, New York 10019 (the "Grantor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, with an office located at 1455 Market Street, San Francisco, California 94103, in its capacity as Agent under the Credit Agreement (as defined below) (the "Agent").

                        R E C I T A L S:

      ANNTAYLOR, INC., a Subsidiary of the Grantor, (the "Borrower"), the Agent, BA Securities, Inc., as Arranger, Bank of America National Trust and Fleet Bank, National Association, as Co-Agents, and certain financial institutions currently and in the future to be parties to the Credit Agreement (such financial institutions being collectively the "Lenders") have entered into a certain Amended and Restated Credit Agreement dated as of September 29, 1995, (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; the capitalized terms not otherwise defined herein are being used herein as defined in the Credit Agreement), which provides for the Lenders to make the Loans and the Issuing Banks to issue the Letters of Credit. The Credit Agreement amends and restates an existing credit agreement among the parties thereto, which existing credit agreement was guaranteed by the Grantor pursuant to the Guaranty, dated as of July 29, 1994 (the "Existing Guaranty"). The Existing Guaranty was secured pursuant to the Pledge Agreement, dated as of July 29, 1994 (the "Existing Pledge Agreement"), between the Grantor and the Agent. As a condition precedent to the effectiveness of the Credit Agreement
(i) the Existing Guaranty is being amended and restated by the Guaranty, dated as of the date hereof, by the Grantor in favor of the Agent (as amended, supplemented or otherwise modified from time to time, the "Guaranty") and (ii) the Existing Pledge Agreement is being amended and restated in its entirety hereby.

      NOW, THEREFORE, in consideration of the above premises and in order to induce the Lenders to make the Loans and each Issuing Bank to issue the Letters of Credit under the Credit Agreement, the Grantor hereby agrees with the Agent for its benefit, and for the benefit of the Lenders and the Issuing Banks, and the Agent, by acceptance hereof, hereby agrees, that the Existing Pledge Agreement is hereby amended and restated in its entirety as follows:

      Section 1. Grant of Security. To secure the prompt and complete payment, observance and performance when due (whether at the stated maturity, by acceleration or otherwise) of all the Guaranteed Obligations (as defined in the Guaranty) and all other obligations of the Grantor under the Guaranty, the Grantor hereby assigns and pledges to the Agent, and hereby grants to the Agent, for its benefit and the benefit of the Lenders and the Issuing Banks, a security interest in, all of the Grantor's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the "Collateral"):

      EQUIPMENT: All machinery and equipment, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, aircraft and all other goods of every type and description (other than "inventory", as such term is defined in the Uniform Commercial Code in effect on the date hereof in the State of New York (the "UCC")), in each instance whether now owned or hereafter acquired by the Grantor and wherever located (collectively, "Equipment");

      GENERAL INTANGIBLES: All rights, interests, choses in action, causes of action, claims and all other intangible property of the Grantor of every kind and nature (other than "accounts", as such term is defined in the UCC), in each instance whether now owned or hereafter acquired by the Grantor, including, without limitation, all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, patents, patent applications, service marks, trade names and trademarks (including any applications for the foregoing and whether or not registered) and the goodwill of the Grantor's business connected with and symbolized by such trademarks, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, U.S. registered copyrights, licenses relating to trademarks and U.S. registered copyrights, franchises, customer lists, credit files, correspondence and advertising materials; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and other contracts and contract rights; all interests in partnerships, joint ventures and other entities; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all pay ments due or made to the Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all deposit accounts (general or special) with any bank or other financial institution; all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which the Grantor is beneficiary; and all letters of credit, guaranties, liens, security interests and other security held by or granted to the Grantor; and all other intangible property, whether or not similar to the foregoing, including, without limitation, all "general intangibles", as such term is defined in the UCC (in each instance, however and wherever arising, collectively, "General Intangibles");

       CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS: All chattel paper, all instruments (including, without limitation, (a) the shares of stock described in Annex I-A hereto (the "Pledged Shares") and all dividends, instruments and other property from time to time distributed in respect thereof or in exchange therefor, and (b) the notes and debt instruments described in Annex I-B hereto (the "Pledged Debt") and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor), and all bills of lading, warehouse receipts and other documents of title and documents, including, without limitation, all "chattel paper", "instruments" and documents", as such terms are defined in the UCC, in each instance whether now owned or hereafter acquired by the Grantor, other than any promissory note in an amount less than $1,000,000 owing to the Grantor from a senior executive or key employee of the Grantor (an "Excluded Note") (collectively, "Chattel Paper, Instruments and Documents"); and

      OTHER PROPERTY: All property or interests in property now owned or hereafter acquired by the Grantor which now may be owned or hereafter may come into the possession, custody or control of the Agent, any of the Lenders, any Issuing Bank or any agent or Affiliate of any of them in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all rights and interests of the Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money;
(iii) proceeds of loans; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement (collectively, "Other Property");

together,  in  each  instance,  with  all  accessions  and  additions   thereto,
substitutions therefor, and replacements, proceeds and products thereof.

      Section 2. Grantor Remains Liable. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral (except to the extent that such exercise prevents the Grantor from satisfying such duties and obligations), and (c) the Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent be obligated to perform any of the obligations or duties of the Grantor thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Grantor or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder.

      Section 3. Delivery of Pledged Collateral. All certificates, notes and other instruments representing or evidencing the Pledged Shares or the Pledged Debt and all other instruments now owned or at anytime hereafter acquired by the Grantor other than any Excluded Notes (collectively, the "Pledged Collateral") shall be delivered to and held by or on behalf of the Agent pursuant hereto (except as otherwise provided in the last sentence of Section 4(f) hereof) and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in the name of the Agent or any nominee of the Agent any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 8 hereof. In addition, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

      Section 4. Representations and Warranties. The Grantor represents and warrants as follows:

           (a) As of the date of this Agreement, the locations listed on Annex II to this Agreement constitute all locations at which Equipment is located, except for Equipment temporarily in transit. As of the date of this Agreement, the chief place of business and chief executive office of the Grantor are located at the address first specified above for the Grantor.

           (b) The Grantor is the legal and beneficial owner of the Collateral free and clear of all liens, security interests or other encumbrances, except (other than in respect of Pledged Collateral described in (e) below) as expressly permitted by subsection 8.02(b) of the Credit Agreement. Since the date of its incorporation, Grantor has conducted business only under its own corporate name (including its former corporate name, AnnTaylor Holdings, Inc.) and not under any trade name or other name.

           (c) The Grantor has exclusive possession and control of the Equipment, except for (i) Equipment in the possession and control of the Grantor's lessees and licensees under written lease and license agreements entered into in the ordinary course of business and consistent with past practice and (ii) Equipment in transit with common or other carriers.

           (d) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt of Grantor's Subsidiaries (if any), and, to the best of the Grantor's knowledge, all other Pledged Debt, has been duly authorized, issued and delivered, and is the legal, valid, binding and enforceable obligation of the issuers thereof.

           (e) The Pledged Shares indicated on Annex I-A hereto constitute all of the shares held by the Grantor of the respective issuers thereof. The Pledged Shares and the Pledged Debt constitute all of the Pledged Collateral except for Pledged Collateral consisting of checks and drafts received in the ordinary course of business and with respect to which the Agent has not at any time requested possession and which are not a material portion of the Collateral under this Agreement (the "Personal Property Collateral") either singly or in the aggregate.

           (f) This Agreement creates a valid security interest in the Collateral (other than the Pledged Collateral), securing the payment of the Guaranteed Obligations, and all filings and other actions necessary or desirable to perfect such security interest under the Uniform Commercial Code as enacted in any relevant jurisdiction have been duly taken or will be duly taken not later than five Business Days after the date hereof (all such actions being the filing of financing statements in the filing offices listed on Annex III hereto). The pledge and delivery of the Pledged Collateral pursuant to this Agreement and all other filings and other actions taken by the Grantor to perfect such security interest prior to the date hereof, create a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Guaranteed Obligations except for Pledged Collateral consisting of checks and drafts received in the ordinary course of business with respect to which the Agent has not at any time requested possession and which are not a material portion of the Personal Property Collateral either singly or in the aggregate.

           (g) Other than filings under the UCC, no authorization, approval or other action by, and no notice to or filing with, any federal, state or local governmental authority that have not already been taken or made and which are in full force and effect, is required (i) for the pledge by the Grantor of the Pledged Collateral or for the grant by the Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, (ii) for the exercise by the Agent of the voting or other rights provided in this Agreement with respect to the Pledged Collateral or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with the disposition thereof by laws affecting the offering and sale of securities generally), or (iii) for the exercise by the Agent of any of its other rights or remedies hereunder.

     Section 5.  Further Assurances.

           (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, at the request of the Agent, the Grantor shall: (i) if an Event of Default shall have occurred and be continuing, mark conspicuously each document included in the Collateral at the request of the Agent made at any time, and whether or not an Event of Default shall have occurred, mark each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document or Collateral is subject to the security interest granted hereby; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

           (b) The Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

           (c) The Grantor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may request, all in reasonable detail.

          Section 6.  As to Equipment.  The Grantor shall:

           (a)  Keep the Equipment (other than Equipment sold in accordance with
     Section 8.02 of the Credit Agreement) at the places specified in Section 4(a) hereof and deliver written notice to the Agent at least 30 days prior to establishing any other location at which it reasonably expects to maintain Equipment in which jurisdiction all action required by Section 5 hereof shall have been taken with respect to all such Equipment.

           (b) Maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent not obsolete and consistent with past practice of the Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or desirable to such end. The Grantor shall promptly furnish to the Agent a statement respecting any material loss or damage as a result of a single occurrence to any of the Equipment which has an aggregate fair market value exceeding $250,000.

           (c) Maintain the same or substantially the same insurance with respect to its properties as Borrower may be required to maintain under
     Section 7.05 of the Credit Agreement with respect to its properties and to comply with the terms thereof.

          Section 7.  As to the Pledged Collateral.

           (a) So long as no Event of Default shall have occurred and be continuing:

                     (i) The Grantor and not the Agent shall be entitled to exercise any and all voting and other rights of consent or approval pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the
          Credit Agreement; provided, however, that the Grantor shall not exercise or refrain from exercising any such right without the consent of the Agent if such action or inaction would have a material adverse effect on the value of the Pledged Collateral or the benefits to the Agent, the Lenders and the Issuing Banks including, without limitation, the validity, priority or perfection of the security interest granted hereby or the remedies of the Agent hereunder.

                        (ii) The Grantor and not the Agent shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                               (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                               (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral consisting of stock of any Subsidiary of the Grantor and dividends and other distributions paid or payable in cash in respect of any other
               Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital,surplus or paid-in-surplus, and

                               (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

                shall forthwith be delivered to the Agent, in the case of (A) above, to hold as Pledged Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Agent, the Lenders and the Issuing Banks, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Agent, as Pledged Collateral in the same form as so received (with any necessary indorsement) and, in the case of (B) and (C) above, to the extent required under the terms of the Credit Agreement, shall forthwith be delivered to the Agent to be applied to the Guaranteed Obligations in such order as provided in subsection 2.06(b) of the Credit Agreement.

                        (iii) The Agent shall promptly execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

           (b) Upon the occurrence and during the continuance of an Event of Default and at the Agent's option:

                     (i) All rights of the Grantor to exercise the voting and other rights of consent or approval which it would otherwise be entitled to exercise pursuant to Section 8(a)(i) hereof and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) hereof shall cease, and all such rights shall thereupon become vested in the Agent, who shall thereupon have the sole right to exercise such voting and other rights of consent or approval and to receive and hold as Pledged Collateral such dividends and interest payments.

                         (ii) All dividends and interest payments which are received by the Grantor contrary to the provisions of paragraph (i) of this Section 8(b) hereof shall be received in trust for the benefit of the Agent, the Lenders and the Issuing Banks and shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

      Section 8. Additional Shares. The Grantor agrees that it will (i) cause each issuer of the Pledged Shares subject to its control not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Grantor or as otherwise permitted under the Credit Agreement, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares. The Grantor hereby authorizes the Agent to modify this Agreement by amending Annex I to include such additional shares or other securities.

      Section 9. Payment of Taxes and Claims. The Grantor shall pay (i) all taxes, assessments and other charges of any Governmental Authority imposed upon it or on any of the Collateral before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums materially adversely affecting the Collateral, which have become due and payable and which by law have or may become a lien or other encumbrance upon any of the Collateral prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such taxes, assessments and charges of any such governmental authority referred to in clause
(i) above or claims referred to in clause (ii) above need to be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and enforcement thereof is stayed and if a reserve or other appropriate provision required in conformity with GAAP shall have been made therefor.

      Section 10. The Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent's discretion, to take, upon the occurrence and during the continuance of an Event of Default, any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Grantor under Section 7 hereof), including, without limitation:

           (a) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 6(c) hereof,

                     (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                    (ii) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause
          (i) or (ii) above,

                   (iii) to sell or assign any Account upon such terms, for such amount and at such time or times as Agent deems advisable, to settle, adjust, compromise, extend or renew any Account or to discharge and release any Account,

                     (iv) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral, and

                     (v) to receive, indorse and collect all instruments made payable to the Grantor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

      Nothing set forth in this Section 10 and no exercise by the Agent of the rights and powers granted in this Section 10 shall limit or impair the Grantor's rights under Section 7 hereof. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and shall be irrevocable until the Obligations are paid in full and the commitments of the Lenders to extend credit under the Credit Agreement are terminated.

      Section 11. The Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Agent, upon written notice to the Grantor if practicable, may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor under Section 15 hereof.

      Section 12. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon any of them, in the absence of willful misconduct or gross negligence, to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall be under no obligation to (i) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Grantor and shall be added to the Guaranteed Obligations.

      Section 13. Remedies. If any Event of Default shall have occurred and be continuing:

           (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code as in effect from time to time in the State of New York (the "Code") (whether or not the Code applies to the affected Collateral) and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or any part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and (ii) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as may be commercially reasonable. The Agent may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Agent is authorized, at any such sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers of any of the Pledged Collateral to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any Pledged Collateral, and to take such other actions as it may deem appropriate to exempt the offer and sale of the
     Collateral from any registration requirements of state or federal securities laws (including, if it deems it appropriate, actions to comply with Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as from time to time amended (the "Securities Act")). To the extent permitted by law, the Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter in force. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' written notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests herein granted and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

           (b) Any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as Collateral for, and/or then or at any time thereafter applied against (after payment of any amounts payable to the Agent pursuant to Section 16 hereof) in whole or in part by the Agent, for the benefit of the Agent, the Lenders and the Issuing Banks, all or any part of the Guaranteed Obligations. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Guaranteed Obligations under this Agreement and the termination of the commitments of the Lenders to extend credit under the Credit Agreement shall be promptly paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

     Section 14.  Registration Rights.

          (a) If the Agent shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 13 hereof, the Grantor agrees that, upon request of the Agent, the Grantor will, at its own expense:

           (i) execute and deliver, and cause each issuer of the Pledged Collateral which is a Subsidiary contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (ii) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary approvals of all Governmental Authorities for the sale of the Pledged Collateral, as requested by the Agent;

        (iii) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 10 of the Securities Act; and

          (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

           (b) Determination by the Agent to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 13 hereof without making a request of the Grantor pursuant to Section 14(a) hereof shall not by the sole fact of such sale be deemed to be commercially unreasonable.

      Section 15. Expenses. The Grantor shall upon written demand pay to the Agent the amount of any and all expenses, including the fees and disbursements of its counsel and of any experts and agents, as provided in Section 12.03 of the Credit Agreement.

      Section 16. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged therewith, and they such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 17.  Notices.  All notices and other
communications provided for hereunder shall be given in the manner set forth in the Credit Agreement and to the address first above written or, as to each party, at such other address as may be designated by such party in a written notice to the other party.

       Section 18. Continuing Security Interest; Termination. (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations, the termination of the commitments of the Lenders to extend credit under the Credit Agreement and the termination of the Credit Agreement, (ii) be binding upon the Grantor, its successors and assigns and
(iii) except to the extent that the rights of any transferor or assignor are limited by Section 12.01 (concerning assignments) of the Credit Agreement, inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Lenders and the Issuing Banks, subject to the terms and conditions of the Credit Agreement. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer any interest in any Loan owing to such Lender to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent herein or otherwise, subject, however, to the provisions of Section
12.01 (concerning assignments) of the Credit Agreement. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give the Grantor's successors and assigns any right, remedy or claim under, to or in respect of this Agreement, any other Loan Document or any Collateral. The Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

      (b) Upon the payment in full of the Guaranteed Obligations, the termination of the commitments of the Lenders to extend credit under the Credit Agreement and the termination of the Credit Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Agent shall promptly return to the Grantor, at the Grantor's expense, such of the Collateral held by the Agent as shall not have been sold or otherwise applied pursuant to the terms hereof. The Agent will, at the Grantor's expense, execute and deliver to the Grantor such other documents as the Grantor shall reasonably request to evidence such termination.

      Section 19. Applicable Law; Severability. This Agreement shall be construed in all respects in accordance with, and governed by, the laws of the State of New York. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     Section 20. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GRANTOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GRANTOR ACCEPTS, FOR ITSELF IN AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. THE GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE FIRST PAGE HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH OF THE GRANTOR AND, BY ACCEPTANCE HEREOF, THE AGENT AND THE LENDERS, IRREVOCABLY WAIVES (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, AND (B) ANY OBJECTION (INCLUDING WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
      IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the day first above written.

                                   ANNTAYLOR STORES CORPORATION


                                   By:_________________________

                                   Name:_______________________

                                   Title:______________________


Agreed and accepted to as of
the date first above written:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION, as Agent


By:                             _

Name:                           _

Title:                          _

                                    ANNEX I-A

                                 PLEDGED SHARES

                                             Stock
                         Class of            Certificate    No. of
Issuer                   Stock               No.            Shares

AnnTaylor, Inc.          Common              2              1


                                    ANNEX I-B

                                  PLEDGED DEBT

                                      NONE
                                    ANNEX II

                             LOCATIONS OF EQUIPMENT

142 West 57th Street
New York, NY  10019


                                    ANNEX III

                                   UCC FILINGS

          Jurisdiction                       Filing Office

          New York                           Secretary of State
          New York                           New York County


                                               EXHIBIT 6.01(d)(i)


                 FORM OF COMPLIANCE CERTIFICATE


      This Compliance Certificate is delivered to you pursuant to Section 6.01(d)(i) of the Amended and Restated Credit Agreement, dated as of September 29, 1995, as amended, supplemented or modified from time to time (the "Credit Agreement"), among AnnTaylor, Inc. (the "Borrower"), Bank of America National Trust and Savings Association and Fleet Bank, National Association, as Co-Agents, the financial institutions from time to time party thereto as lenders (the "Lenders"), BA Securities, Inc., as Arranger, and Bank of America National Trust and Savings Association, as agent for the Lenders (in such capacity, the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     1. I am the duly elected, qualified and acting [Chief Financial Officer] [Vice President - Finance] of the Borrower.

      2. I have reviewed and are familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as officer of the Borrower. The matters set forth herein are true to the best of my knowledge after diligent inquiry, but I express no personal opinion as to any conclusions of law or other legal matters.

      3. I have reviewed the terms of the Credit Agreement and the principal Loan Documents referred to in Section 6.01(d) of the Credit Agreement and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes an Event of Default or a Potential Event of Default [, except as set forth below].

      4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants specified therein.

      IN  WITNESS  WHEREOF,  I  execute  this  Certificate  this  _____  day  of
, 199__.


                              ANNTAYLOR, INC.


                              By:                               _
                              Title:                            _
                                                                      Attachment
2
                                                      to Exhibit 6.01


     The information described herein is as of             , 199_,
and  pertains to the period from                   , 19_ to ________________ __,
19__.

     I.   Negative Covenants

          A.   Indebtedness (Section 8.01)

               Section                            Amount

               8.01(e)                       $__________
               8.01(m)                       $__________

          B.   Sales (Section 8.02(a))

               Section                            Amount

               8.02(a)(ii)                   $__________
               8.02(a)(iii)                  $__________
               8.02(a)(iv)                   $__________

          C.   Investments (Section 8.03)

               Section                            Amount

               8.03(d)                       $__________
               8.03(e)                       $__________
               8.03(i)(i)                         $__________
               8.03(i)(ii)                   $__________

          D.   Restricted Payments (Section 8.05)

               Section                            Amount

               8.05(b)(i)                         $__________
               8.05(b)(ii)                   $__________
               8.05(b)(iii)                  $__________


II   Financial Covenants

     A.   Minimum Net Worth (Section 9.01)

          Net Worth on the last day of
          the period covered by this Certificate            $_____

     B.   Funded Debt to Total Capitalization
          (Section 9.02)

          1.   Funded Debt on the last day of the
               period covered by this Certificate      $_____

          2.   a.   Total Capitalization on the
                    last day of the period covered
                    by this Certificate                     $_____

               b.   expenses related to payments
                    under Section 8.05(b)(iii)              $_____

          3.   Sum of items a. and b.                  $_______

          4.   Ratio of line 1 to line 3                    _____:1

          5.   Funded Debt to Total Capitalization
               for previous fiscal quarter                  _____:1

     C.   Fixed Charge Coverage Ratio (Section 9.03)

          1.   EBITDA for the twelve-month period
               ending on the last day covered by this
               Certificate or, if it has been less
               than twelve months since the Initial
               Funding Date, such lesser period (the
               "Prior Period")                              $_____

          2.   a.   Capital Expenditures (excluding
                    Capital Expenditures in respect
                    of the Distribution Center) paid
                    or accrued during the Prior Period $_____

                              b.   Scheduled payments of principal made
                    during the Prior Period excluding
                    any payment made upon termination
                    of a Receivables Transaction            $_____

               c.   Cash Interest Expense during the
                    Prior Period

               d.   Tax Expense during the Prior Period     $_____

          3.   Sum of items a., b., c. and d.               $_____

          4.   Ratio of line 1 to line 3                    _____:1


                                              EXHIBIT 6.01(d)(ii)


               FORM OF PRICING RATIO CERTIFICATE


          Pursuant to Section 6.01(d)(ii) of the Amended and Restated Credit Agreement, dated as of September 29, 1995, among AnnTaylor, Inc., the several banks and other financial institutions from time to time parties thereto as Lenders, Bank of America National Trust and Savings Association, in its capacity as Agent for such Lenders, BA Securities, Inc. as Arranger and Bank of America National Trust and Savings Association and Fleet Bank, National Association as Co-Agents, the undersigned hereby certifies that set forth below is the calculation of the Pricing Ratio in effect for the fiscal quarter following the fiscal quarter in respect of which this Certificate is issued:

               (Four fiscal quarters ended__________________)

     Net Income, plus                   $                _

     amortization of intangibles
      and depreciation, plus                             _

     Interest Expense, plus                              _

     income tax expense, plus                            _

     extraordinary losses, minus                         _

     extraordinary gains (net of taxes)                   _

                                                         _

     EBITDA                             $                _

     Funded Debt
      at end of last fiscal quarter     $                _

Pricing =   Funded Debt                 $                 =      _
Ratio       EBITDA                      $





          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date set forth below.


Dated:                             _


                              ANNTAYLOR, INC.



                              By:                                _
                                    Title:
                                                    EXHIBIT 12.01

                            FORM OF
                   ASSIGNMENT AND ACCEPTANCE


                   Dated _____________, 19__


     Reference is made to the Amended and Restated Credit Agreement dated as of September 29, 1995 (as amended, supplemented or modified from time to time, the "Credit Agreement") among AnnTaylor, Inc., a Delaware corporation ("Borrower"), Bank of America National Trust and Savings Association and Fleet Bank, National Association, as Co-Agents, the Lenders (as defined in the Credit Agreement), Bank of America National Trust and Savings Association ("Bank of America"), as Agent for the Lenders (the "Agent"), and BA Securities, Inc., as Arranger. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

     ___________________ (the "Assignor") and __________________ (the
"Assignee"), agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a ______%1 interest in and to all of the Assignor's rights and obligations under the Credit Agreement in respect of the Assigned Facility described in Schedule I hereto as of the Effective Date (as defined below) including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the Effective Date, the Loans owing to the Assignor on the Effective Date and the Assignor's interest in Letter of Credit Obligations on the Effective Date, in each case to the extent included in the Assigned Facility described in
Schedule I.

     2. The Assignor (i) represents and warrants that, as of the date hereof, its Revolving Loan Commitment and Term Loan Commitment (without giving effect to assignments thereof which have not yet become effective) are $__________ and $__________, respectively, and the aggregate outstanding principal amount of Revolving Loans and Term Loans owing to it (without giving effect to assignments thereof which have not yet become effective) are $__________ and $__________, respectively; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; and
(iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Credit Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Arranger, the Assignor, the Issuing Bank or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will become a party to the Credit Agreement on the Effective Date and perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

     4. The effective date of this Agreement and Acceptance shall be ____________ (the "Effective Date").2 Following the execution of this Assignment and Acceptance and receipt of Borrower's [and the Issuing Bank's] consent thereto, it will be delivered to the Agent for acceptance and recording by the Agent.

     5.   Upon such acceptance, consent and recording, as of the Effective Date,
(i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance, consent and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                            [NAME OF ASSIGNOR]


                            By __________________________
                               Name:
                               Title:

                            After the Effective Date:
                            Commitment:                $______
                            Outstanding Loans:         $______
                            [Pro Rata Revolving
                             Loan Share of Letter
                             of Credit Obligations]    $______


                            [NAME OF ASSIGNEE]

                            By __________________________
                               Name:
                               Title:

                            Notice Address:


                            After the Effective Date:
                            Commitment:                $______
                            Outstanding Loans:         $______
                            [Pro Rata Revolving
                             Loan Share of Letter
                             of Credit Obligations]    $______

Consented to this ___ day of
____________, 19 __

ANNTAYLOR, INC.


By ________________________
   Name:
   Title:


[[NAME OF ISSUING BANK]


By ________________________
   Name:
   Title:]

Accepted this ___ day of
_______________, 19 _


BANK OF AMERICA NATIONAL TRUST
 AND SAVINGS ASSOCIATION
   as Agent


By ________________________
   Name:
   Title:

                                                       Schedule I
                                                           to
                                                   Assignment and
                                                      Acceptance


Assigned Facilities:

     (i)  Term Loan Commitment Assigned:           $_____________

     (ii) Revolving Loan Commitment Assigned:      $_____________

_______________________________


    1 Specify percentage in no more than 4 decimal points.

    2 Such date shall be at least five Business Days after the execution of this Assignment and Acceptance.